As filed with the U.S. Securities and Exchange Commission on January 18, 2022

Registration No. 333-248488

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

Amendment No. 4
TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

__________________

byNordic Acquisition Corporation

(Exact name of registrant as specified in its charter)

__________________

Delaware	6770	84-4529780
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Pir 29
Einar Hansens Esplanad 29
211 13 Malmö
Sweden
Telephone: +46 707 29 41 00

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

__________________

Michael Hermansson
Chief Executive Officer
c/o Pir 29
Einar Hansens Esplanad 29
211 13 Malmö
Sweden
Telephone: +46 707 29 41 00

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

__________________

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Jonathan Deblinger, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Telephone: (212) 370-1300	Paul D. Tropp, Esq. Christopher J. Capuzzi, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 Telephone: (212) 596-9000

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant(2)	17,250,000 Units	$10.00	$172,500,000	$21,200.25
Shares of Class A common stock included as part of the units(3)	17,250,000 Shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	8,625,000 Warrants	—	—	—	(4)
Total			$172,500,000	$21,200.25

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(1)      Estimated solely for the purpose of calculating the registration fee.

(2)      Includes 2,250,000 units, consisting of 2,250,000 shares of Class A common stock and 1,125,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)      Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)      No fee pursuant to Rule 457(g) under the Securities Act.

(5)      Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 18, 2022

PRELIMINARY PROSPECTUS

$150,000,000

byNordic Acquisition Corporation

15,000,000 Units

byNordic Acquisition Corporation is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of our Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described herein. Only whole warrants are exercisable. The warrants will become exercisable on the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The underwriters have a 45-day option from the date of this prospectus to purchase up to an additional 2,250,000 units to cover over-allotments, if any. We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of our Class A common stock in connection with the completion of our initial business combination, subject to the limitations described herein. If we are unable to complete our initial business combination within 15 months from the closing of this offering as such deadline may be extended for an additional three month period for a total of up to 18 months to complete our initial business combination if our sponsor or any of its affiliates or designees, upon five business days’ advance notice prior to the date of the deadline for completing our initial business combination, pays an additional $0.10 per public share into the trust account ($1,500,000 or, if the underwriters’ over-allotment option is exercised in full, $1,725,000) in respect of such extension period on or prior to the date of the deadline (in connection with which our shareholders will have no right to redeem their public shares), or by such other further extended deadline that we may have to consummate an initial business combination beyond 18 months as a result of a stockholder vote to amend our amended and restated certificate of incorporation (in connection with which our shareholders will have a right to redeem their public shares as described herein), we will redeem all of the shares of Class A common stock held by our public stockholders for cash, subject to applicable law and certain conditions as further described herein.

(Prospectus cover continued on the following page.)

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 35 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$150,000,000
Underwriting discounts and commissions(1)	$0.55	$8,250,000
Proceeds, before expenses, to byNordic Acquisition Corporation	$9.45	$141,750,000

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(1)      Includes $0.35 per unit, or $5,250,000 (or up to $6,037,500 if the underwriters’ over-allotment option is exercised in full) in the aggregate payable to the underwriters for deferred underwriting commissions which will be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only upon completion of an initial business combination, as described in this prospectus. Does not include certain other fees and expenses payable to the underwriters in connection with this offering. See the section of this prospectus entitled “Underwriting” for a description of underwriting compensation payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private shares described in this prospectus, $153 million or $175.95 million if the underwriters’ over-allotment option is exercised in full ($10.20 per unit in either case) will be deposited into a trust account in the United States at Stifel Nicolaus & Company, Inc., with Continental Stock Transfer & Trust Company acting as trustee, and $2.50 million will be available to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about         , 2022.

Book-Running Managers

Keefe, Bruyette & Woods	Drexel Hamilton
A Stifel Company
I-Bankers Securities, Inc.

        , 2022

(Prospectus cover continued from preceding page.)

Our sponsor, Water by Nordic AB, byNordic Holdings LLC and byNordic Holdings II LLC have committed to purchase an aggregate of 850,000 shares of our Class A common stock (or 940,000 shares of our Class A common stock if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per share for an aggregate purchase price of $8,500,000 (or $9,400,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. We refer to these shares of our Class A common stock throughout this prospectus as the private shares. A portion of the proceeds from the sale of the private shares will be added to the proceeds of this offering and will be placed in a trust account located in the United States as described herein. If we do not complete our initial business combination within 15 months from the closing of this offering or during any extension period, the proceeds from the sale of the private shares held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private shares will be worthless.

Our sponsor, byNordic Holdings LLC and certain of our executive officers and directors own an aggregate of 5,750,000 shares of our Class B common stock (up to 750,000 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised), which will automatically convert into shares of Class A common stock at the time of our initial business combination as described herein. byNordic Holdings LLC has agreed to forfeit to us, and byNordic Holdings II LLC will purchase from us, between the pricing and the closing of this offering, up to 1,129,142 shares of our Class B common stock (up to 168,605 of which will be subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised), which will automatically convert into shares of Class A common stock at the time of our initial business combination as described herein. The aggregate number of shares of our Class B common stock to be retained by byNordic Holdings LLC and to be purchased by byNordic Holdings II LLC will be reduced on a pro rata basis to the extent that such shares of Class B common stock are transferred to the anchor investors or forfeited to us for the issuance of Class B common stock by us to the anchor investors as described herein.

Certain qualified institutional buyers or institutional accredited investors, which we refer to as the anchor investors (none of which are affiliated with any member of our management team, our sponsor or any other anchor investor), have expressed to us an interest in purchasing in the aggregate up to approximately $146.4 million of the units which is approximately 97.6% of the units in this offering at the public offering price; provided, that no more than $14.85 million of the units in this offering shall be purchased by each anchor investor in such manner. Our sponsor and byNordic Holdings will sell to the anchor investors (or forfeit to us for us to sell to the anchor investors) on a pro rata basis according to their respective ownership of shares of our Class B common stock up to 1,109,091 shares of our Class B common stock subject to the purchase by the anchor investors of their respective allocations of the units. If the anchor investors purchase all of the units for which they have expressed to us an interest in purchasing, substantially all of the units purchased in this offering will be held by the anchor investors. The anchor investors will potentially have different interests than our other public stockholders in approving our initial business combination and otherwise exercising their rights as public stockholders because of their ownership of our Class B common stock as further discussed in this prospectus. In particular, the anchor investors would have an incentive to approve an initial business combination before the deadline for us to complete an initial business combination because otherwise their Class B common stock will expire worthless. If the anchor investors purchase substantially all of the units in this offering, the ownership of the units by a limited number of investors would be expected to reduce the trading volume, increase volatility and reduce liquidity for the remaining investors in our units and prevent the remaining investors from influencing whether to approve our initial business combination and other significant corporate decisions as explained in more detail under “Risk Factors — The anchor investors have expressed an interest to purchase substantially all of the units in this offering, which could reduce the trading volume, volatility and liquidity for our shares, adversely affect the trading price of our shares and prevent other investors from influencing significant corporate decisions” and “— Since our anchor investors will acquire founder shares held by our sponsor and byNordic Holdings, a conflict of interest may arise in determining whether a particular target business is appropriate for our initial business combination.” In addition, if the anchor investors purchase substantially all of the units in this offering, we would be at greater risk of not maintaining the minimum required number of holders of our units that is required to maintain our listing on Nasdaq and we could be delisted by Nasdaq as explained in more detail under “Risk Factors — Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.” Since our sponsor and byNordic Holdings are either transferring or forfeiting shares of our Class B common stock held by themselves without the issuance of additional shares of Class B common stock by us, there will be no additional dilutive impact on the other investors in this offering from the sale of the Class B common stock to the anchor investors. There can be no assurance that the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. In addition, none of the anchor investors has any obligation to vote any of their public shares in favor of our initial business combination but does have an obligation to vote their shares of our Class B common stock in favour of our initial business combination. For a discussion of certain additional arrangements with our anchor investors, see “Summary — The Offering — Expression of Interest.”

Rothesay Investment SARL SPF, a member of our sponsor, has agreed, pursuant to a forward purchase agreement entered into with us, to purchase up to 1,000,000 shares of Class A common stock at $10.00 per share (referred to herein as the forward purchase shares) for gross proceeds up to $10,000,000 in a private placement that will occur concurrently with the consummation of our initial business combination. Rothesay’s purchase of forward purchase shares pursuant to the forward purchase agreement will be subject to the approval of Rothesay’s investment committee or other committee with decision-making authority to purchase the number of forward purchase shares approved by such committee and the other closing conditions set forth in the forward purchase agreement. Rothesay has the right to transfer all or a portion of its rights and obligation to purchase the forward purchase shares to one or more third parties who are affiliates of Rothesay (the “forward transferees”), subject to compliance with applicable securities laws. Any such forward transferee will be subject to the same terms and conditions under the forward purchase agreement. The forward purchase shares will be identical to the shares of Class A common stock underlying the units being sold in this offering, except that they will be subject to certain registration rights and transfer restrictions, as described herein. The funds from the sale of the forward purchase shares will be used as part of the consideration to the sellers in the initial business combination and any excess funds will be used for working capital in the post-transaction company.

Currently, there is no public market for our units, Class A common stock or warrants. We have applied to list our units on The Nasdaq Global Market, or Nasdaq, under the symbol “BYNOU”. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. We expect the Class A common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Keefe, Bruyette & Woods, Inc and Drexel Hamilton, LLC, the representatives of the underwriters, inform us of their decision to allow earlier separate trading, subject to our satisfaction of certain conditions. Once the securities comprising the units begin separate trading, we expect that the Class A common stock and warrants will be listed on Nasdaq under the symbols “BYNO” and “BYNOW,” respectively.

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under the section of this prospectus entitled “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus, or the context otherwise requires, references to:

•        “anchor investors” are to certain qualified institutional buyers or institutional accredited investors (none of which are affiliated with any member of our management team, our sponsor or any other anchor investor) that have collectively expressed to us an interest in purchasing up to an aggregate of approximately $146.4 million of the units which is approximately 97.6% of the units in this offering, as further described herein;

•        “byNordic Holdings” are to byNordic Holdings LLC, a newly formed Delaware limited liability company formed in order to hold founder shares and private shares the return on which are allocated to the holders of the limited liability company interests therein;

•        “byNordic Holdings II” are to byNordic Holdings II LLC, a newly formed Delaware limited liability company formed in order to hold founder shares and private shares the return on which are allocated to the holders of the limited liability company interests therein;

•        “common stock” are to our Class A common stock and our Class B common stock, collectively;

•        “forward purchase agreement” are to the agreement providing for the sale of forward purchase shares to Rothesay in a private placement that will close concurrently with the closing of our initial business combination;

•        “forward purchase shares” are to the shares of Class A common stock to be issued pursuant to the forward purchase agreement;

•        “forward transferee” are to any third party to which Rothesay, as a forward purchaser, transfers any portion of its rights and obligations to purchase the forward purchase shares under the forward purchase agreement;

•        “founder shares” are to shares of our Class B common stock initially purchased by our sponsor, byNordic Holdings and certain of our executive officers and directors in a private placement prior to this offering, a portion of which will be forfeited by byNordic Holdings followed by the issuance of an equal number of founder shares by us to byNordic Holdings II between the pricing and the closing of this offering, and the shares of our Class A common stock issued upon the conversion thereof as provided herein;

•        “initial stockholders” are to our sponsor, byNordic Holdings and certain of our executive officers and directors as the holders of our founder shares prior to this offering and byNordic Holdings II as the holder of the founder shares to be issued by us in an amount equal to the number of founder shares forfeited to us by byNordic Holdings II on such date that is following the pricing and not later than the closing of this initial public offering of our securities that is specified in writing by our sponsor (or in each case their permitted transferees);

•        “management” or our “management team” are to our officers and directors;

•        “private shares” are to the shares of our Class A common stock issued to our sponsor, byNordic Holdings and byNordic Holdings II in a private placement simultaneously with the closing of this offering;

•        “public shares” are to shares of our Class A common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•        “public stockholders” are to the holders of our public shares, including our initial stockholders and management team to the extent our initial stockholders and/or members of our management team purchase public shares, provided that each initial stockholder’s and member of our management team’s status as a “public stockholder” shall only exist with respect to such public shares;

•        “Rothesay” are to Rothesay Investment SARL SPF (and/or its affiliates), a member of our sponsor and with which we have entered into the forward purchase agreement;

•        “sponsor” are to Water by Nordic AB, a Swedish limited liability company controlled by certain of our officers and directors;

•        “warrants” are to our redeemable warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market warrant; and

•        “we,” “us,” “company” or “our company” are to byNordic Acquisition Corporation.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Company

We are a newly organized blank check company incorporated as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination or our business combination.

To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We have generated no operating revenues to date and we may not generate operating revenues even after we consummate our initial business combination.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business focusing on technology growth companies in the northern part of Europe, including the Nordic and Scandinavian countries, the Baltic states, United Kingdom and Ireland, Germany, France and the Benelux countries, where our management team has extensive experience. In particular, we intend to prioritize companies in the financial technology (“FinTech”) sector and within the northern part of Europe where we believe there to be many potential targets, along with a secondary focus on other high-performing technology companies in the northern part of Europe.

Our Management

Our board of directors is led by our Chairman, Jonas Olsson. We will seek to capitalize on the financial, operating, sourcing, and execution experience and contacts of our executive team as well as of our Board members. Our executive team is comprised of Michael Hermansson, our Chief Executive Officer, Thomas Fairfield, our Chief Financial Officer and Chief Operating Officer, Alexander Lidgren, our Director of Marketing, Mats Karlsson, our Director of Acquisition, and Christian Merheim, our Director of Technology, who will lead our efforts to identify, evaluate, and acquire a target business.

Jonas Olsson, our Chairman, has more than 30 years of global operating experience stemming from his various roles with fashion conglomerate Hennes & Mauritz AB (“H&M”). Currently, Mr. Olsson is a global controller at H&M. Mr. Olsson began his career in 1988 at H&M in Sweden as an operative controller. Within one year, Mr. Olsson rose to become financial manager of H&M Germany, a position he held for nine years. In 1994, he also became the chief financial officer of H&M Austria. Over the course of the next twenty years, he served as a member of H&M’s expansion team, leading efforts in management, finance, and controlling in twelve different countries across four continents. Working in Austria, Japan, South Korea, the Baltics, United States, and Chile, Mr. Olsson built out infrastructure to support growth along with financial stability. Mr. Olsson was also responsible for management and operational planning in some of H&M’s most profitable and fastest-growing national businesses such as Germany, Denmark, and Poland. In 2014, he joined the global controlling group of H&M, where he helps lead oversight of all ten H&M brands. As our Chairman, Mr. Olsson will focus on guiding and overseeing the executive team with respect to our company’s operations, financial management, and the merger and acquisition process.

Michael Hermansson, our Chief Executive Officer, has a 35-year long career with top management positions in international corporations. Mr. Hermansson has been chief executive officer of numerous growth and turn-around companies owned by private equity firms such as Triton Investments Advisers LLP and Nordic Capital and their related funds. Mr. Hermansson started his career in the 1980’s with several director positions with Sandvik AB in Latin America as well as in several European countries. Mr. Hermansson has been the chairman of the board of Learning 2 Sleep L2S AB since June 2019, the chairman of the board of Vevios AB since November 2019 and a board member of Framtix Holding AB since June 2019. He was also the chief executive officer of AdderaCare AB from January 2016 to September 2019. From 2014 to 2015, Mr. Hermansson served as chief executive officer of Saferoad Group, a European market leader in road safety infrastructure products. At Saferoad Group, he led several acquisitions, refinanced the company and initiated the exit process which later led to the 2017 IPO of the company. From 2004 to 2013, he served as the chief executive officer of GCE Group, a global leader in gas control technologies for medical equipment, industrial applications, semiconductor manufacturing and other applications. At GCE Group, he managed the divestiture process for private equity owner Triton Equity Partners, ultimately delivering a very favorable cash return. Mr. Hermansson remained with the company under its new primary owner, Argan Capital, as chief executive officer of the group until 2013. As our Chief Executive Officer, Mr. Hermansson will focus on operations, financial management, the merger and acquisition process, and post de-SPAC growth management.

Thomas Fairfield, our Chief Financial Officer, Chief Operating Officer and Secretary, has been providing strategic business consulting services through Cambio Group LLC (“Cambio”) that he founded and has owned since July 2018 and Deucalion Partners, LLC, a recently formed advisory services company for which Mr. Fairfield serves as Chief Operating Officer. In connection with recent Cambio engagements, Mr. Fairfield served as Chief Restructuring Officer of Rhino Resource Partners LP (“Rhino”), an energy company, from May 2020 through the effective date of the plan of liquidation in Rhino’s Chapter 11 bankruptcy in February 2021 and as President and Chief Executive Officer and a member of the board of managers of Journey Group Acquisition Co., LLC, a death care services company, since October 2018. Mr. Fairfield served as a member of the board of managers of Casablanca Holdings GP LLC, a holding company for Apple Leisure Group, a hospitality and travel services company, from May 2020 to December 2020 and has been a member of the board of managers of Family Services Holdings, LLC, a death care services company, since June 2021. Prior to starting Cambio, Mr. Fairfield served as chief operating officer of WMIH Corp. from May 2015 to July 2018 and as a director from May 2015 to June 2017. WMIH Corp., which is now known as Mr. Cooper Group Inc. (NASDAQ: COOP), focused on identifying and consummating an accretive acquisition transaction across a broad array of industries, with a primary focus on the financial institutions sector. During his tenure at WMIH Corp., Mr. Fairfield was involved in leading the company’s efforts to acquire Nationstar Mortgage Holdings Inc. which provides quality servicing, origination and transaction-based services related principally to single-family residences throughout the United States. Prior to joining WMIH Corp., from March 2006 to May 2015, Mr. Fairfield held various officer positions with Capmark Financial Group Inc. (“Capmark”), a commercial real estate finance and services company. While at Capmark, he held the positions of chief operating officer, general counsel, secretary, and, most recently, served as executive vice president from November 2014 to May 2015. In addition, Mr. Fairfield served as a director of Capmark from September 2011 to June 2017. He also served as a director of various privately-owned subsidiaries of Capmark from September 2011 to February 2020. During his tenure at Capmark, the company filed for Chapter 11 bankruptcy in October 2009 and emerged in September 2011. In addition to taking a leading role in guiding Capmark out of bankruptcy, Mr. Fairfield assisted in Capmark’s acquisition of Bluestem Brands, Inc. (“Bluestem”), a company operating multiple direct to consumer multi-channel retail brands offering a broad selection of merchandise and credit options to consumers, after which the company was renamed. From January 2020 to August 2020, he returned to serve on the board of Bluestem which filed for Chapter 11 bankruptcy in March 2020. Prior to 2006, Mr. Fairfield practiced law for more than twenty years at several prominent international law firms, where his practice focused on general corporate and securities law, mergers and acquisitions, corporate finance, and financial services. He also served as a director and a member of the audit committee of Courtagen Life Sciences Inc., a privately-held company focused on genetic testing from April 2015 to July 2017 and The Cash Store Financial Services Inc., a retail loan products and services provider, from August 2013 to April 2014. As our Chief Financial Officer and Chief Operating Officer, Mr. Fairfield will focus on operations, financial management, and the merger and acquisition process.

Mats Karlsson, our Director of Acquisition, is a serial entrepreneur from Sweden with more than 25 years of management experience and a number of successful investments and exits. Mr. Karlsson is the owner and has been the chief executive officer of Vendere AB, a family office, since January 2005. From August 2012 to February 2019, he was the chief executive officer and a board member of Wattguard Holding AB, a university spin-off that later became a portfolio company of the Swedish Energy Agency. Wattguard Holdling AB was liquidated in an orderly manner pursuant to a voluntary bankruptcy petition filed with the relevant governmental authority in Sweden on February 28, 2019. The bankruptcy liquidator/trustee completed the administration of the bankruptcy and liquidation proceedings for Wattguard Holding AB on December 16, 2019. Mats served as the chief marketing officer of IT Assign AB from August 2001 to April 2002, and as the chief executive officer of Bluewave AB, both of which companies were Swedish subsidiaries of Maersk Data, AP Möller, a large Danish business conglomerate with activities in the transport, logistics and energy sectors. After helping to lead Maersk’s sale of Maersk Data to the International Business Machines Corporation (IBM) in 2004, Mr. Karlsson became the chief marketing officer and co-owner of Tactel, a mobile technology software development company that was later sold in 2009 to private equity fund FSN Capital III. As our Director of Acquisition, Mr. Karlsson will focus on deal sourcing and the merger and acquisition process.

Alexander “Bigge” Lidgren, our Director of Marketing since March 2020, is a serial entrepreneur from Sweden with a strong track record also of investing. Since December 2020 Mr. Lidgren has been a member of the board of Almi Invest Greenetch AB which is the greentech arm of Almi Invest, a Swedish Venture Capital company. Mr. Lidgren most recently was a managing director of Loudspring Oyj (HSLE: LOUD), a publicly-listed venture capital accelerator. During his tenure as chief executive officer, he led various investments, including among others, Plugsurfing GmbH, an electric car charging network aggregator. Plugsurfing was later acquired by Fortum Oyj in 2018, and delivered a favorable return on investment. Mr. Lidgren also managed the partial sales of Loudspring’s investment into Enersize Oyj (OM: ENERS), a Finnish industrial energy efficiency firm. Prior to Loudspring, he was a portfolio manager from 2012 to 2014 at the Swedish Energy Agency (“SEA”). Before his time at the SEA, Mr. Lidgren was a co-founder and managing director of an investor membership network, Cleantech Scandinavia, from 2006 to 2012, where he sourced more than 700 investments within the Nordic cleantech industry on behalf of more than 100 global venture capital investors. In 2004, Mr. Lidgren co-founded Bokks AB, a digital signage systems company, which was later sold to MultiQ International AB in 2007. As our Director of Marketing, Mr. Lidgren will focus on deal sourcing, target evaluation and de-SPAC marketing.

Christian Merheim, our Director of Technology, has a broad and extensive experience in FinTech, technology, communications, and business development. Mr. Merheim started his career in the technology industry, founding a number of high-tech start-ups covering video over IP (Bokks AB), parallel computing (Mitrionics AB), and advanced image processing (Westpot AB). Mr. Merheim has been serving on the board of Enersize Oyj since July 2016, where he managed the IPO of Enersize Oyj, a Finnish industrial energy efficiency firm using IoT. He has been the co-owner of Grimer Holding AB since April 2015 and a board member of Troberg Trading Heavy Equipment AB since January 2015. He was a deputy board member of Airdev AB, a subsidiary of Enersize Qyj, from December 2018 to September 2019. He was the chairman of the board of Enersize Advanced Research AB, a subsidiary of Enersize Qyj, from November 2017 to April 2019. He also served as a board member of Nuuka Oyj from June 2017 to July 2018. Since 2015 he has served as a consultant in technology development, financing and business development for various start-up and growth companies. He entered into FinTech and blockchain technology in 2012 when he co-founded Cryex Group AB and raised a seed financing for the company. He was the chief strategy officer of Cryex Group AB from January to June 2015. Mr. Merheim’s work at Cryex involved preparation of regulatory filings for Payment Services Directive (PSD) payments and Markets in Financial Instruments and Amending Directive (MIFID) settlement permits with SWE-FSA (Swedish Financial Supervisory Authority) as well as designing integration with international legacy banking systems such as Swiftnet Operated by Society of Worldwide Interbank Financial Telecommunication (SWIFT) and Single European Payments Area (SEPA). As our Director of Technology, Mr. Merheim will focus on sourcing, technology, target evaluation, and de-SPAC marketing.

The past performance of our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. None of our management team have had management experience with special purpose acquisition corporations in the past. You should not rely on the historical record of our management team’s performance as indicative of our future performance.

Industry Opportunity

While we may acquire a business in any industry or geographic location, our focus will be on the FinTech and other technology sectors in the northern part of Europe. We believe the technology industry, particularly the FinTech sector, is attractive for a number of reasons:

Large and Favorable Target Market.    The European FinTech industry represents a large target market, with more than $9 billion of private capital invested in 2020, according to research from Atomico, Orrick & Slush. We believe that, in the past several years, there has been a rise in the level of sophistication and interconnectivity between innovative technology and financial services providers. We expect this trend to continue and potentially accelerate. Based on data compiled by Dealroom, the pipeline of European private technology companies now exceeds $150 billion in combined enterprise value, with more than $50 billion in private FinTech companies. Large-scale movements in the industry include the digitization of payments, the increased prevalence of “open-banking”, the application of Artificial Intelligence in financial services, and the development of blockchain technology, among many other innovations.

Pace of Growth & Innovation.    In FinTech, we believe the pace of innovation in the private and public sectors is robust. This activity is evident in the rise in industry research and development spending and in the number and diversity of technological and financial innovations in the pipeline. There has been significant disruption and change in the delivery of financial services in recent years, including, among others:

•        Retail banking (e.g. mobile payments, Neo-Banks);

•        Payment processing for consumers and businesses;

•        Wealth management (e.g. robo advisors);

•        Exchanges and trading platforms;

•        Big data moving to the cloud, APIs, data security; and

•        Digital assets and blockchain technology.

With increased adoption of FinTech and technology solutions by both customers and businesses, we believe that the sector is poised for continued growth in both overall market size and penetration. We believe that our extensive experience and demonstrated success in both investing and operating technology businesses has culminated in a unique set of capabilities that will be utilized in generating stockholder returns.

Broad Universe of Potential Targets.    We intend to primarily focus our investment effort across the FinTech industry, with a secondary focus on other high-performing technology markets. We believe that there are many potential targets within the FinTech industry that could become attractive public companies. These potential targets exhibit a broad range of business models and financial characteristics that range from very high growth innovative companies to more mature businesses with established franchises, recurring revenues and strong cash flows. These market dynamics are espoused in the European market in particular.

Our management team has extensive experience and knowledge in several other high-performing technology sectors, including enterprise software, health technology, energy technology (Renewable energy, energy efficiency, energy storage), transport technology (e-mobility, logistics software & services, autonomous driving, Transport as a Service) and food technology. These subsectors were all included among the top ten performing sectors, ranked by amount of investment, according to the State of European Tech 2020 report, and will provide our team with additional potential investment targets.

We believe that our investment and operating expertise in technology across multiple industry verticals will give us a large addressable universe of potential targets. Management believes that the diversity of the target universe and the number of largely uncorrelated sub-sectors increases the likelihood that the management team will be able to identify and execute an attractive business combination.

Acquisition Strategy

We believe our management team, with the assistance of our board of directors, is well positioned to identify unique opportunities within the FinTech and other high-performing technology markets. Certain members of our management team have spent significant portions of their careers working with businesses in the technology industry, and have developed a wide network of professional services contacts and business relationships in that industry. Our selection process will leverage our deep relationships with venture capitalists and private equity firms, leveraging Mr. Lidgren’s expansive relationships from the former investor membership network he helped lead, as well as the relationships of the broader team. Furthermore, the management team brings an extensive network of executives of private and public companies, investment banking firms, and other professional services firms, which we believe should provide us with a key competitive advantage in sourcing potential business combination targets.

Given our profile and dedicated industry approach, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, and in particular, investors in other private and public companies in our networks. Our management team will also proactively search for opportunities that are best positioned for our initial business combination. We also believe that our management team’s reputations, experience and track record will make us a preferred partner for these potential targets in the northern part of Europe.

In Europe, both the level of investment activity and the value creation of institutionally-backed technology companies has been increasing. For example, according to Pitchbook’s 2020 annual European Venture Report, venture capital investments in European businesses increased from €37.3 billion (approximately $45 billion) in 2019 to €42.8 billion (approximately $52 billion) in 2020, an increase of 15%. €149 billion (approximately $180 billion) of venture capital was invested in European companies since 2015. Corporate Venture Capital has increased its activity in the sector as well, contributing €19.4 billion (approximately $24 billion) in 2020 funding (up 24.4% year-over-year). Nearly 40% of this funding stemmed from investments in technology startups, as investors and corporates alike look to capitalize on the growth of technology in Europe. In 2020, 83.6% of the venture capital investments made in Europe went to the northern part of Europe. Additionally, the European market is particularly attractive for sourcing targets within our target valuation range. According to data from Atomico, the European technology IPOs in the $1 billion+ valuation category have been outnumbered by those in the United States by more than three-to-one, in aggregate, since 2016 – just 10% of European IPOs since 2016 have involved companies with a market cap of greater than $1 billion.

By focusing our search for potential targets in the northern part of Europe, we will leverage our existing business and investor network to identify and execute a business combination. In addition to our vast network, we are highly knowledgeable about regional business philosophies and traditions, which we believe gives us an advantage over outside investors. As a result, we believe the northern part of Europe will provide multiple target company candidates.

Acquisition Criteria

The sourcing focus will be on technology and FinTech companies known to our management and Board and proprietary in nature. Our focus will be companies with enterprise valuations below $750 million, primarily those with enterprise values between $450 million to $750 million. We believe that our experience, reputation and access to proprietary deal flow will enable us to identify and complete a business combination with an enterprise that will be successful as a public company. We have identified the following criteria to evaluate prospective target businesses. We may however, decide to enter into our initial business combination with a target business that does not meet these criteria or is outside of our sourcing focus. We currently intend to seek to acquire companies that we believe:

•        have developed or are developing differentiated products or services that address unmet needs and therefore represent significant growth opportunities serving the markets in which they operate or intend to operate;

•        have developed or are developing products or services that have achieved a level of maturity such that the investment has been relatively de-risked and can be adequately evaluated;

•        exhibit unrecognized value or other characteristics that we believe have been misevaluated by the market based on the expertise of our directors and officers and our rigorous sourcing and due diligence processes;

•        will offer attractive risk-adjusted equity returns for our shareholders;

•        can benefit from access to public investors for additional capital as well as our industry relationships and expertise;

•        are ready to be public, with strong management, corporate governance and reporting policies in place; and

•        will likely be well received by public investors and are expected to have good access to the public capital markets.

We may use other criteria as well. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that from time to time our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the “Investment Company Act”. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. If the initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.

Our Business Combination Process

We believe that conducting comprehensive due diligence on prospective investments is particularly important within the technology industries, including FinTech. In evaluating a prospective acquisition candidate, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management, investors and employees, document reviews, inspection of facilities, as well as a review of scientific, regulatory, operational, financial, legal and other information which will be made available to us. We will utilize the diligence, rigor, and expertise of our officers and directors to evaluate potential targets’ strengths, weaknesses, and opportunities to identify the relative risk and return profile of any potential target for our initial business combination. Given our management team’s extensive tenure investing in northern European companies and in the technology and — in particular — the FinTech industry, we will often be familiar with a prospective target’s end-market, competitive landscape and business model.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view.

Members of our management team may directly or indirectly own our founder shares, common stock and/or private shares following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

Certain members of our officers and directors presently have, and any of them in the future may have, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations to present the opportunity to such entity, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We believe, however, that the fiduciary duties or contractual obligations of our officers or directors will not materially affect our ability to complete our initial business combination, as we believe any such opportunities presented would be smaller than what we are interested in, in different fields than what we would be interested in, or that our obligations are to entities that are not themselves in the business of engaging in business combinations. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Our officers have agreed not to become an officer or director of any other special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 15 months after the closing of this offering as such deadline may be extended for an additional three month period for a total of up to 18 months to complete our initial business combination if our sponsor or any of its affiliates or designees, upon five business days’ advance notice prior to the date of the deadline for completing our initial business combination, pays an additional $0.10 per public share into the trust account ($1,500,000 or, if the underwriters’ over-allotment option is exercised in full, $1,725,000) in respect of such extension period on or prior to the date of the deadline (in connection with which our shareholders will have no right to redeem their public shares), or by such other further extended deadline that we may have to consummate an initial business combination beyond 18 months as a result of a stockholder vote to amend our amended and restated certificate of incorporation (in connection with which our shareholders will have a right to redeem their public shares as described herein). Notwithstanding the foregoing, Thomas Fairfield, our Chief Financial Officer, Chief Operating Officer and Secretary, may become an officer or director of another special purpose acquisition company which does not have a focus on acquiring a technology growth company in the northern part of Europe.

Corporate Information

Our executive offices are located at c/o Pir 29, Einar Hansens Esplanad 29, 211 13 Malmö, Sweden and our telephone number is +46 707 29 41 00.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company will have the meaning associated with it in the JOBS Act.

THE OFFERING

In deciding whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors.”

Securities offered	15,000,000 units, at $10.00 per unit, each unit consisting of:
• one share of Class A common stock; and
• one-half of one redeemable warrant.
Proposed Nasdaq symbols	Units: “BYNOU”
Class A Common Stock: “BYNO”
Warrants: “BYNOW”
Trading commencement and separation of Class A common stock and warrants

The units will begin trading on or promptly after the date of this prospectus. We expect the Class A common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Keefe, Bruyette & Woods, Inc. and Drexel Hamilton, LLC, the representatives of the underwriters, inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

In no event will the Class A common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds from the offering of the units and sale of the private shares at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:
Number outstanding before this offering	0
Number outstanding after this offering	15,000,000(1)
Common stock:
Number outstanding before this offering	5,750,000 shares of Class B common stock(2)
Number outstanding after this offering	20,850,000 shares of Class A common stock and Class B common stock(1)(3)
Redeemable Warrants:
Number of warrants to be outstanding after this offering and the private placement	7,500,000(1)
Exercisability	Each whole warrant is exercisable to purchase one share of our Class A common stock and only whole warrants are exercisable.

We structured each unit to contain one-half of one redeemable warrant, with each whole warrant exercisable for one share of Class A common stock, as compared to units issued by some other similar blank check companies that contain whole warrants exercisable for one whole share. This structure reduces the dilutive effect of the warrants upon completion of an initial business combination as compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive initial business combination partner for target businesses.

Exercise price

$11.50 per share, subject to adjustment as described herein. In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination (not including any forward purchase shares) at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our common stock during the 20 trading day period starting on the trading day prior to the day on which we

____________

(1)      Assumes no exercise of the underwriters’ over-allotment option and, with respect to the number of units outstanding after the offering.

(2)      Includes up to 750,000 shares that are subject to forfeiture by our sponsor, byNordic Holdings, byNordic Holdings II and our other initial stockholders, depending on the extent to which the underwriters’ over-allotment option is exercised.

(3)      Comprised of 15,000,000 shares of Class A common stock that are a component of our units, 850,000 shares of Class A common stock that are privately placed (referred to herein as private shares) and 5,000,000 shares of Class B common stock (referred to herein as founder shares), assuming in each case no exercise of the underwriters’ over-allotment option. The Class B common stock will automatically convert into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Exercise period	The warrants will become exercisable on the later of:
• 30 days after the completion of our initial business combination, or
• 12 months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement).

We are not registering the shares of Class A common stock issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrantholders may, until such time as there is an effective registration statement and during any subsequent period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. Because the warrants are not exercisable prior to the completion of a business combination, upon the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants	Once the warrants become exercisable, we may redeem the outstanding warrants:
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•   if, and only if, the last sale price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described above) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable ending on the third trading day prior to the date on which we send the notice of redemption to the warrantholders.

We will not redeem the warrants unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. If necessary, we will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Please see the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants” for additional information.

Expression of Interest

The anchor investors (none of which are affiliated with any member of our management team, our sponsor or any other anchor investor) have expressed to us an interest in purchasing in the aggregate up to approximately $146.4 million of the units which is approximately 97.6% of the units in this offering at the public offering price; provided, that no more than $14.85 million of the units in this offering shall be purchased by each anchor investor in such manner. Further, the anchor investors are expected to enter into separate letter agreements with us and our sponsor and byNordic Holdings pursuant to which, subject to the conditions set forth therein, the anchor investors will agree to purchase, upon the closing of this offering, for nominal consideration, up to an aggregate of 1,109,091 founder shares held by our sponsor and byNordic Holdings on a pro rata basis according to the number of founder shares held by each of our sponsor (after deducting certain shares held for the benefit of officers and directors) and byNordic Holdings (or, in the alternative, our sponsor and byNordic Holdings shall forfeit the relevant number of founder shares to us in order for us to issue the same number of founder shares to the anchor investor). The negotiations between us, our sponsor and byNordic Holdings and each anchor investor were separate and there are no arrangements or understandings among the anchor investors with regard to voting, including voting with respect to our initial business combination, other than with respect to the voting of their founder shares as described below.

The anchor investors have not been granted any stockholder or other rights that are in addition to those granted to our other public stockholders and will purchase the founder shares for nominal consideration. Each anchor investor has agreed in its individually negotiated letter agreements entered into with us and our sponsor and byNordic Holdings to vote its founder shares to approve our initial business combination except to the extent that such anchor investor has notified us that its internal compliance procedures prevents it from entering into an agreement controlling the manner in which it will vote its founder shares in any manner including, without limitation, voting to approve our initial business combination. Further, unlike some anchor investor arrangements of other blank check companies, the anchor investors are not required to (i) hold any units, Class A common stock or warrants that they may purchase in this offering or thereafter in the open market for any amount of time or (ii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The anchor investors will have no rights to the funds held in the trust account with respect to the founder shares held by them. The anchor investors will have the same rights to the funds held in the trust account with respect to the Class A common stock underlying the units they may purchase in this offering as the rights afforded to our other public stockholders.

If the anchor investors purchase all of the units for which they have expressed to us an interest in purchasing, substantially all of the units purchased in this offering will be held by the anchor investors. The anchor investors will potentially have different interests than our other public stockholders in approving our initial business combination and otherwise exercising their rights as public stockholders because of their ownership of our Class B common stock as further discussed in this prospectus. In particular, the anchor investors would have an incentive to approve an initial business combination before the deadline for us to complete an initial business combination because otherwise their Class B common stock will expire worthless. Since our sponsor and byNordic Holdings are either transferring or forfeiting shares of our Class B common stock held by themselves without the issuance of additional shares of Class B common stock by us, there will be no additional dilutive impact on the other investors in this offering from the sale of the Class B common stock to the anchor investors.

If the anchor investors purchase substantially all of the units in this offering, the ownership of the units by a limited number of investors would be expected to reduce the trading volume, increase volatility and reduce liquidity for the remaining investors in our units and prevent the remaining investors from influencing whether to approve our initial business combination and other significant corporate decisions as explained in more detail under “Risk Factors — The anchor investors have expressed an interest to purchase substantially all of the units in this offering, which could reduce the trading volume, volatility and liquidity for our shares, adversely affect the trading price of our shares and prevent other investors from influencing significant corporate decisions” and “— Since our anchor investors will acquire founder shares held by our sponsor and byNordic Holdings, a conflict of interest may arise in determining whether a particular target business is appropriate for our initial business combination.” In addition, if the anchor investors purchase substantially all of the units in this offering, we would be at greater risk of not maintaining the minimum required number of holders of our units that is required to maintain our listing on Nasdaq and we could be delisted by Nasdaq as explained in more detail under “Risk Factors — Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.”

There can be no assurance that the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. In the event that the anchor investors purchase such units (either in this offering or after) and vote their public shares in favor of our initial business combination, no affirmative votes from other public stockholders would be required to approve our initial business combination. However, because our anchor investors are not obligated to continue owning any public shares following the closing of this offering and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these anchor investors will be stockholders at the time our stockholders vote on our initial business combination, and, if they are stockholders, we cannot assure you as to how such anchor investors will vote on any business combination.

Forward purchase agreement

Rothesay, which is a member of our sponsor, has agreed, pursuant to a forward purchase agreement entered into with us, to purchase up to 1,000,000 shares of Class A common stock at $10.00 per share (referred to herein as the forward purchase shares) for gross proceeds up to $10,000,000 in a private placement that will occur concurrently with the consummation of our initial business combination. Rothesay’s purchase of forward purchase shares pursuant to the forward purchase agreement will be subject to the approval of Rothesay’s investment committee or other committee with decision-making authority to purchase the number of forward purchase shares approved by such committee and the other closing conditions set forth in the forward purchase agreement. Rothesay has the right to transfer all or a portion of its rights and obligation to purchase the forward purchase shares to one or more forward transferees, subject to compliance with applicable securities laws. Any such forward transferee will be subject to the same terms and conditions under the forward purchase agreement. The forward purchase shares will be identical to the shares of Class A common stock underlying the units being sold in this offering, except that they will be subject to certain registration rights and transfer restrictions, as described herein under “Principal Stockholders — Transfers of Founder Shares, Private Shares and Forward Purchase Shares.” The funds from the sale of the forward purchase shares will be used as part of the consideration to the sellers in the initial business combination and any excess funds will be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their public shares and is intended to provide us with a minimum funding level for the initial business combination.

Founder shares

In February 2020, our sponsor paid an aggregate of $25,000, or approximately $0.009 per share, to cover certain of our offering costs in consideration of 2,875,000 shares. In February 2021, we effected a stock dividend of 0.5 shares for each share of Class B common stock outstanding, resulting in our sponsor holding an aggregate of 4,312,500 founder shares at a cost of approximately $0.006 per share. On May 7, 2021, byNordic Holdings purchased from our sponsor 2,041,141 founder shares, and certain of our executive officers and directors had previously purchased an aggregate of 150,142 founder shares from our sponsor, in each case at a purchase price of approximately $0.006 per share. On November 17, 2021, we effected a stock dividend of 1/3 of a share for each share of Class B common stock outstanding, resulting in the Sponsor, byNordic Holdings and certain of our executive officers and directors holding an aggregate of 5,750,000 Founder Shares (750,000 of which are subject to forfeiture to the extent the underwriters of our IPO do not exercise the over-allotment option in full). byNordic Holdings has agreed to forfeit up to 1,129,142 founder shares, and byNordic Holdings II has agreed to purchase up to 1,129,142 founder shares from us, up to 168,605 of which will be subject to the forfeiture referred to above, at a purchase price of approximately $0.0043 per share, on such date between the pricing and closing of the offering that is designated by us. The aggregate number of the founder shares to be retained by byNordic Holdings LLC and to be purchased by byNordic Holdings II LLC will be reduced on a pro rata basis to the extent that such founder shares are transferred to the anchor investors or forfeited to us for the issuance of founder shares by us to the anchor investors as described herein. Prior to the initial investment in the company of $25,000 by our sponsor, we had no assets, tangible or intangible. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. The number of founder shares issued was determined based on the expectation that the founder shares would represent 25% of the outstanding shares after this offering (including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the private shares, any shares of Class A common stock issued to our sponsor or its affiliates upon the conversion of working capital loans, any securities issued or issuable to any seller in an initial business combination and any shares issuable upon exercise of the warrants (referred to herein as the excluded shares)). As such, our initial stockholders will collectively own 25% of our issued and outstanding shares after this offering through ownership of the founder shares (assuming they do not purchase any units in this offering and including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the excluded shares).

None of our sponsor, byNordic Holdings, byNordic Holdings II, their respective members or any of our officers or directors have expressed an intention to purchase any units in this offering. Up to 750,000 founder shares will be subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised so that our initial stockholders will maintain ownership of 25% of our common stock (assuming they do not purchase any units in this offering and including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the excluded shares) after this offering. We will effect a stock dividend or share contribution prior to this offering should the size of the offering change, in order to maintain such ownership percentage. Our initial stockholders will collectively own approximately 28.1% of our common stock after this offering (if the underwriters’ over-allotment option is not exercised) or approximately 27.9% of our common stock after this offering (if the underwriters’ over-allotment option is exercised in full), in each case through ownership of the founder shares and private shares (assuming they do not purchase any units in this offering and including in such calculation the private shares and any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the excluded shares other than the private shares).

The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, except that:

•   the founder shares are shares of Class B common stock that automatically convert into shares of our Class A common stock at the time of our initial business combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein;

• the founder shares are subject to certain transfer restrictions, as described in more detail below;

•   our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares, the private shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination or otherwise, (ii) waive their redemption rights with respect to their founder shares, the private shares and public shares in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering as such deadline may be extended for an additional three month period for a total of up to 18 months to complete our initial business combination in connection with our sponsor or any of its affiliates or designees, upon five business days’ advance notice prior to the date of the deadline for completing our initial business combination, paying an additional $0.10 per public share into the trust account($1,500,000 or, if the underwriters’ over-allotment option is exercised in full, $1,725,000) in respect of such extension period on or prior to the date of the deadline (in connection with which our shareholders will have no right to redeem their public shares), or by such other further extended deadline that we may have to consummate an initial business combination beyond 18 months as a result of a stockholder vote to amend our amended and restated certificate of incorporation (in connection with which our shareholders will have a right to redeem their public shares, as described herein (such additional three month period as the same may be further extended as a result of the stockholder vote being referred to herein as an extension period), or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares and the private shares if we fail to complete our initial business combination within 15 months from the closing of this offering or during any extension period), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame and (iv) not sell any of their founder shares, the private shares or public shares to us in any tender offer we undertake in connection with a proposed initial business combination;

•   pursuant to the letter agreement, our sponsor, byNordic Holdings, byNordic Holdings II, and our executive officers and directors have agreed to vote the founder shares and the private shares held by them and any public shares purchased by them during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. If we submit our initial business combination to our public stockholders for a vote, we will complete our initial business combination only if a majority of the issued and outstanding shares of common stock voted are voted in favor of the initial business combination. As a result, in addition to our initial stockholders’ founder shares, including any founder shares transferred to anchor investors, and the private shares to be voted in favor of the initial business combination, we would need only 4,575,001, or 30.5%, of the 15,000,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all outstanding shares are voted and assuming our sponsor, officers and directors do not purchase any units in or after this offering) in order to have our initial business combination approved (in each case assuming the over-allotment option is not exercised); and

• the founder shares and the private shares are entitled to registration rights.
Transfer restrictions on founder shares

Our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of our initial business combination or (B) at any time following the completion of our initial business combination (x) if the last sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described herein under the section of this prospectus entitled “Principal Stockholders — Restrictions on Transfers of Founder Shares, Private Shares and Forward Purchase Shares”). Any permitted transferees will be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Founder shares conversion and anti-dilution rights

The shares of Class B common stock will automatically convert into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that any additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued following this offering, and they are not related to the closing of the initial business combination or the conversion of loans made to us by our sponsor and are not otherwise excluded shares, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 25% of the sum of the total number of all shares of common stock issued and outstanding upon the completion of this offering plus any additional shares of Class A common stock and equity-linked securities issued or deemed issued including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the excluded shares. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for shares of Class A common stock issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion rate adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.

Voting Rights

Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders, with each share of common stock entitling the holder to one vote.

Private shares

Our sponsor, byNordic Holdings and byNordic Holdings II have agreed, pursuant to their respective securities purchase agreements entered into with us, to purchase 850,000 private shares in the aggregate at $10.00 per share for gross proceeds of $8,500,000 in the aggregate (or 940,000 private shares in the aggregate at $10.00 per share for gross proceeds of $9,400,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur concurrently with the consummation of our initial business combination. The proceeds from the sale of the private shares will be added to the proceeds from this offering to be held in the trust account such that at the time of closing $153 million (or $175.95 million if the underwriters exercise their over-allotment option in full), equalling $10.20 per unit, will be held in the trust account. The holders of the private shares will not have any redemption rights or liquidation rights or any other rights to amounts on deposit in the trust account as holders of the private shares.

If we do not complete our initial business combination within 15 months from the closing of this offering or during any extension period, the proceeds from the sale of the private shares held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private shares will be worthless.

Transfer restrictions on private shares

The private shares will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except as described under the section of this prospectus entitled “Principal Stockholders — Restrictions on Transfers of Founder Shares, Private Shares and Forward Purchase Shares”).

Proceeds to be held in trust account

Nasdaq rules provide that at least 90% of the aggregate gross proceeds from this offering and the sale of the private shares be deposited in a trust account. Of the net proceeds of this offering and the sale of the private shares, $153,000,000, or $10.20 per unit ($175,950,000, or $10.20 per unit, if the underwriters’ over-allotment option is exercised in full) will be placed into a trust account in the United States at Stifel Nicolaus & Company, Inc., with Continental Stock Transfer & Trust Company acting as trustee. These proceeds include $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our tax obligations (less up to $100,000 of interest to pay dissolution expenses), the proceeds from this offering and the sale of the private shares placed in the trust account will not be released from the trust account until the earliest of (a) the completion of our initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or during any extension period or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, and (c) the redemption of our public shares if we are unable to complete our initial business combination within 15 months from the closing of this offering or during any extension period, subject to applicable law. Stockholders who do not exercise their redemption rights in connection with an amendment to our certificate of incorporation would still be able to exercise their redemption rights in connection with a subsequent business combination. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

Anticipated expenses and funding sources

Except as described above under “proceeds to be held in trust account” with respect to the payment of taxes, unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use. The proceeds held in the trust account will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations or money market funds or a combination thereof. Based upon current interest rates, we expect the trust account to generate approximately $107,000 of interest annually assuming an interest rate of 0.07% per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:

•   the net proceeds of this offering and the sale of the private shares not held in the trust account, which will be approximately $1,590,000 in working capital after the payment of approximately $910,000 in expenses relating to this offering (other than the underwriting commission); and any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of an initial business combination.

Conditions to completing our initial business combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. There is no limitation on our ability to raise funds through debt or equity in connection with our initial business combination. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. If the initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.

Permitted purchases of public shares and warrants by our affiliates

Our sponsor, initial stockholders, directors, officers, or their affiliates may purchase shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial stockholders, directors, officers, or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares or warrants in such transactions prior to completion of our initial business combination. See “Proposed Business — Permitted purchases of our securities” for a description of how our sponsor, initial stockholders, directors, officers or any of their affiliates will select which stockholders to purchase securities from in any private transaction.

The purpose of any such purchases of shares could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of warrants could be to reduce the number of warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of Class A common stock or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public stockholders upon completion of our initial business combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.20 per public share. The amount in the trust account will be increased to $10.30 per public share in connection with our sponsor or any of its affiliates or designees, upon five business days’ advance notice prior to the date of the deadline for completing our initial business combination, paying an additional $0.10 per public share into the trust account ($1,500,000 or, if the underwriters’ over-allotment option is exercised in full, $1,725,000) in respect of such extension period on or prior to the date of the deadline in order to extend the deadline for the consummation of our initial business combination for an additional three month period for a total of up to 18 months to complete our initial business combination. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors (referred to herein as the insiders) have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, the private shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination or otherwise. The anchor investors have agreed in the letter agreements entered into with us and our sponsor and byNordic Holdings for the purchase of their founder shares that they have no rights to amounts on deposit in the trust account with respect to the founder shares purchased by them. In addition, each of the insiders and the anchor investors have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the prescribed time frame. However, if they acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to a date set forth in the proxy materials mailed to such holders or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements.

Manner of conducting redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer.

The decision as to whether we will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirements. Under Nasdaq rules, asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirements or we choose to seek stockholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.

In the event that our anchor investors purchase all of the approximately 97.6% of the units that they collectively have expressed an interest in purchasing in this offering and vote their public shares in favor of our initial business combination, no affirmative votes from other public stockholders would be required to approve our initial business combination. However, because our anchor investors are not obligated to continue owning any public shares following the closing of this offering and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these anchor investors will be stockholders at the time our stockholders vote on our initial business combination, and, if they are stockholders, we cannot assure you as to how such anchor investors will vote on any business combination.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:
• conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•   file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Such provisions may be amended if approved by holders of 65% of our common stock entitled to vote thereon.

Whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq, we will provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above. Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, stockholder approval of the transaction is required by law or stock exchange listing requirements, or we decide to obtain stockholder approval for business or other legal reasons, we will:

•   conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

• file proxy materials with the SEC.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the issued and outstanding shares of common stock voted are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of issued and outstanding capital stock of the company representing a majority of the voting power of all issued and outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders will count towards this quorum and, pursuant to the letter agreement, our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors have agreed to vote the founder shares held by them, and any public shares purchased by them during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. For purposes of seeking approval of the majority of our issued and outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our initial stockholders’ founder shares, including any founder shares transferred to anchor investors, and the private shares to be voted in favor of our initial business combination, we would need only 4,575,001, or approximately 30.5%, of the 15,000,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all issued and outstanding shares are voted (assuming all issued and outstanding shares are voted and our sponsor, officers and directors do not purchase any shares in or after this offering and that the over-allotment option is not exercised). We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction.

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates delivered, or shares tendered electronically, by public stockholders who elected to redeem their shares.

Our amended and restated certificate of incorporation will provide that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed initial business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed initial business combination. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us unless such conditions to the initial business combination are otherwise waived, we will not complete the initial business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.

Limitation on redemption rights of stockholders holding 15% or more of the shares sold in this offering if we hold stockholder vote

Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against an initial business combination if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Redemption rights in connection with proposed amendments to our certificate of incorporation

Our amended and restated certificate of incorporation provides that any of its provisions related to pre-business combination activity (including the requirement to deposit a portion of the proceeds of this offering and the private shares into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 65% of our common stock entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock entitled to vote thereon. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of our issued and outstanding common stock entitled to vote thereon, subject to applicable provisions of the Delaware General Corporation Law, or DGCL, or applicable stock exchange rules. Under our amended and restated certificate of incorporation, we may not issue additional securities that can vote on amendments to our amended and restated certificate of incorporation or on our initial business combination or that would entitle holders thereof to receive funds from the trust account. Our initial stockholders, who will collectively own 25% of our common stock upon the closing of this offering through ownership of the founder shares (assuming they do not purchase any units in this offering and including in such calculation any forward purchase shares issue pursuant to the forward purchase agreement but excluding from such calculation the excluded shares), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. Our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors have agreed, pursuant to a letter agreement entered into with us, that they will not propose any amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or during any extension period or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares. Our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors (referred to herein as the insiders) have entered into a letter agreement with us pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, the private shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination or otherwise. The anchor investors have agreed in the letter agreements entered into with us and our sponsor and byNordic Holdings for the purchase of their founder shares that they have no redemption rights with respect to their founder shares with respect to approval of our initial business combination.

In addition, the insiders and anchor investors have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the prescribed time frame. However, if they acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon completion of our initial business combination.” We will use the remaining funds to pay the underwriters the deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our amended and restated certificate of incorporation provides that we will have only 15 months from the closing of this offering to complete our initial business combination or during any extension period. If we are unable to complete our initial business combination within such 15-month period or during any extension period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 15-month time period or during any extension period.

Our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares and the private shares if we fail to complete our initial business combination within 15 months from the closing of this offering or during any extension period. However, if they acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination and subsequently liquidate and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Limited payments to insiders

There will be no finder’s fees, reimbursement, consulting fee, non-cash payments, monies in respect of any payment of a loan or other compensation paid by us to our sponsor, officers or directors, or any affiliate of our sponsor or officers prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

• Repayment of up to an aggregate of $500,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

• Payment to our sponsor of $10,000 per month, for up to 15 months and any extension period, for office space, utilities and secretarial and administrative support;
• Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•   Repayment of non-interest bearing loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into shares of our Class A common stock, at a price of $10.00 per share at the option of the lender.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.
Audit Committee

We will establish and maintain an audit committee, which will be composed entirely of independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section of this prospectus entitled “Management — Committees of the Board of Directors — Audit Committee.”

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we believe it is unlikely that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

RIsks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see the section of this prospectus entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors” in this prospectus.

SUMMARY OF RISK FACTORS

Our business is subject to numerous risks and uncertainties, including those highlighted in the section title “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability to effect a business combination, and may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks include, but are not limited to:

•        newly formed company without an operating history;

•        delay in receiving distributions from the trust account;

•        lack of opportunity to vote on our proposed business combination;

•        lack of protections afforded to investors of blank check companies;

•        deviation from acquisition criteria;

•        issuance of equity and/or debt securities to complete a business combination;

•        lack of working capital;

•        third-party claims reducing the per-share redemption price;

•        negative interest rate for securities in which we invest the funds held in the trust account;

•        our stockholders being held liable for claims by third parties against us;

•        failure to enforce our sponsor’s indemnification obligations;

•        warrant holders limited to exercising warrants only on a “cashless basis;”

•        the ability of warrant holders to obtain a favorable judicial forum for disputes with our company;

•        dependence on key personnel;

•        conflicts of interest of our sponsor, officers and directors;

•        the delisting of our securities by Nasdaq;

•        dependence on a single target business with a limited number of products or services;

•        our stockholders’ inability to vote or redeem their shares in connection with our extensions;

•        shares being redeemed and warrants becoming worthless;

•        our competitors with advantages over us in seeking business combinations;

•        ability to obtain additional financing;

•        our initial stockholders controlling a substantial interest in us;

•        warrants’ adverse effect on the market price of our common stock;

•        disadvantageous timing for redeeming warrants;

•        registration rights’ adverse effect on the market price of our common stock;

•        impact of COVID-19 and related risks;

•        business combination with a company located in a foreign jurisdiction;

•        changes in laws or regulations;

•        tax consequences to business combinations; and

•        exclusive forum provisions in our amended and restated certificate of incorporation.

•        the potential purchase of units by our anchor investors in this offering would reduce the public “float” of our securities and consequently affect trading in our securities.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	September 30, 2021
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)(1)	$(659,769)	$1,558,399
Total assets(2)	$628,178	$154,558,404
Total liabilities(3)	$659,774	$5,587,500
Value of common stock subject to possible conversion/tender(4)	$—	$153,000,000
Shareholders’ deficit(5)	$(31,596)	$(4,029,096)

____________

(1)      The “as adjusted” calculation includes $1,590,000 of cash held outside the trust account, less $31,596 of actual shareholders’ deficit on September 30, 2021.

(2)      The “as adjusted” calculation equals $153,000,000 of cash held in trust from the proceeds of this offering and the sale of the private placement shares, plus $1,590,000 in cash held outside the trust account, less $31,596 of actual shareholders’ deficit on September 30, 2021.

(3)      The “as adjusted” calculation includes $5,250,000 of deferred underwriting commissions, assuming the underwriters’ over-allotment option is not exercised, and $337,500 of underwriters’ over-allotment option.

(4)      The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the “as adjusted” shareholders’ equity either immediately prior to or upon consummation of our initial business combination.

(5)      Excludes 15,000,000 shares of common stock sold in this offering, which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of common stock that may be redeemed in connection with our initial business combination ($10.20 per share).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to our Search For, and Consummation of or Inability to Consummate, a Business Combination

Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

We may choose not to hold a stockholder vote to approve our initial business combination unless the initial business combination would require stockholder approval under applicable law or stock exchange listing requirements or if we decide to hold a stockholder vote for business or other legal reasons. Except as required by law, the decision as to whether we will seek stockholder approval of a proposed initial business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may complete our initial business combination even if holders of a majority of our public shares do not approve of the initial business combination we complete. Please see the section of this prospectus entitled “Proposed Business — Stockholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

If we seek stockholder approval of our initial business combination, our initial stockholders have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Pursuant to a letter agreement, our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors have agreed to vote their founder shares, the private shares and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, including any founder shares transferred to anchor investors, and the private shares, except as otherwise required by applicable law or the listing rules of a national securities exchange, we would need only 4,575,001, or approximately 30.5%, of the 15,000,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all issued and outstanding shares are voted and assuming our sponsor, officers and directors do not purchase any public shares) in order to have our initial business combination approved (in each case assuming the over-allotment option is not exercised). Our initial stockholders will own shares representing 25% of our issued and outstanding shares of common stock immediately following the completion of this offering (including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the private shares, any shares of Class A common stock issued to our sponsor or its affiliates upon the conversion of working capital loans, any securities issued or issuable to any seller in an initial business combination and any shares issuable upon exercise of the warrants (referred to herein as the excluded shares)). Accordingly, if we seek stockholder approval of our initial business combination, the agreement by our initial stockholders to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite stockholder approval for such initial business combination. In addition to the foregoing, the anchor investors have expressed to us an interest in purchasing in the aggregate up to approximately $146.4 million of the units which is approximately 97.6% of the units in this offering. If the anchor investors purchase all of the approximately 97.6% of the units in which they have collectively expressed an interest in purchasing in this offering and vote their public shares in favor of our initial business combination, no affirmative votes from other public stockholders would be required to approve our initial business combination. However, there can be no assurance that the anchor investors will purchase all or substantially all of the approximately 97.6% of the units that they have collectively expressed an interest in purchasing in this offering. Furthermore, the anchor investors are not obligated to continue owning any units or the public shares that are a component of the units following the closing of this offering and are not obligated to vote any public shares in favor of our initial business combination. Therefore we cannot assure you that any of the anchor investors will be stockholders at the time our stockholders vote on our initial business combination, and, if the anchor investors are stockholders at such time, we cannot assure you as to how such anchor investors will vote on any business combination. The anchor investors will potentially have different interests than our other public stockholders in approving our initial business combination and otherwise exercising their rights as public stockholders as further discussed in this prospectus. See “Risk Factors — If the anchor investors purchase all of the units in this offering in which they have expressed interest and vote them in favor of an initial business combination, no votes from any other public shareholders will be required to approve the initial business combination.” and “Risk Factors — Since our anchor investors will acquire founder shares held by our sponsor and byNordic Holdings, a conflict of interest may arise in determining whether a particular target business is appropriate for our initial business combination.”

If the anchor investors purchase all of the units in which they have collectively expressed an interest in purchasing in this offering and vote their public shares in favor of our initial business combination, no votes from any other public shareholders will be required to approve the initial business combination.

The anchor investors have expressed to us an interest in purchasing in the aggregate up to approximately $146.4 million of the units which is approximately 97.6% of the units in this offering. However, there can be no assurance that the anchor investors will purchase all or substantially all of the approximately 97.6% of the units that they have collectively expressed an interest in purchasing in this offering. Furthermore, the anchor investors are not obligated to continue owning any units or the public shares that are a component of the units following the closing of this offering and are not obligated to vote any public shares in favor of our initial business combination. The anchor investors may have interests with respect to a vote on an initial business combination, or any other matter, that differ from the interests of other public shareholders. However, in the event that the anchor investors acquire all or substantially all of the units in which they have expressed interest and, although they are not obligated to do so, all of them vote their underlying public shares in favour of our initial business combination, then the matter would be decided as the anchor investors voted, regardless of how any other public shares are voted. The anchor investors will potentially have different interests than our other public stockholders in approving our initial business combination and otherwise exercising their rights as public stockholders as further discussed in this prospectus. See “Risk Factors — Since our anchor investors will acquire founder shares held by our sponsor and byNordic Holdings, a conflict of interest may arise in determining whether a particular target business is appropriate for our initial business combination.”

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the initial business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of our initial business combination. Since our board of directors may complete an initial business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the initial business combination, unless we seek such stockholder vote.

Accordingly, if we do not seek stockholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into an initial business combination with a target.

We may seek to enter into an initial business combination agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the initial business combination. Furthermore, we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 as described above upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition, each as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into an initial business combination with us.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our public shares may not allow us to complete the most desirable business combination or optimize our capital structure and may substantially dilute your investment in us.

At the time we enter into an agreement for our initial business combination, we will not know how many public stockholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of public shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of public shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing. The number of public shares submitted for redemption also impacts the extent of dilution that you will experience as a result of our sponsor’s expected ownership interests in our founder shares and private shares. The more shares that are redeemed, the greater the dilution will be on a per-share basis for our shareholders that do not redeem. In addition, raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of Class A common stock on a greater than one-to-one basis upon conversion of the founder shares at the time of our business combination. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure, and may result in substantial dilution from your purchase of our Class A common stock. The effect of this dilution will be greater for public shareholders who do not redeem. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any public shares that are redeemed in connection with an initial business combination, which may further dilute your investment. The per-share amount we will distribute to public stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the per-share value of Class A common stock held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions. We may not be able to generate sufficient value from the completion of our initial business combination in order to overcome the dilutive impact of these and other factors, and, accordingly, you may incur a net loss on your investment. Please see “Risk Factors — Our sponsor and our executive officers and directors that are initial stockholders may have incentives to take increased investment risk and to complete a business combination on terms that are less favorable to you in order to complete a transaction within the specified time period to avoid losing their investment.” and “Our warrants and founder shares may have an adverse effect on the market price of our Class A common stock and make it more difficult to effectuate our initial business combination.”

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market.

We may issue our shares to investors in connection with our initial business combination at a price which is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per share or which approximates the per-share amounts in the trust account at such time, which is generally approximately $10.00. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.

If the sale of forward purchase shares pursuant to the forward purchase agreement fails to close substantially concurrently with the closing of our initial business combination, we may lack sufficient funds to consummate our initial business combination and our initial business combination would be unsuccessful.

In connection with the closing of this offering, we have entered into a forward purchase agreement pursuant to which Rothesay, which is a member of our sponsor, has agreed to purchase up to 1,000,000 forward purchase shares at $10.00 per share for gross proceeds up to $10,000,000 in a private placement that will occur concurrently with the consummation of our initial business combination. The proceeds from the sale of the forward purchase shares may be used as part of the consideration to the seller in our initial business combination, for payment of the fees, costs and expenses incurred by us in connection with our initial business combination or for working capital in the post-transaction business. Rothesay’s purchase of forward purchase shares pursuant to the forward purchase agreement will be subject to the approval of Rothesay’s investment committee or other committee with decision-making authority to purchase the number of forward purchase shares approved by such committee and the other closing conditions set forth in the forward purchase agreement. In addition, the purchaser’s obligations to purchase the forward purchase shares will be subject to fulfillment of customary closing conditions set forth in the forward purchase agreement, including that our initial business combination must be consummated substantially concurrently with the purchase of such forward purchase shares. If the sale of the forward purchase shares does not close for any reason, including by reason of the failure to satisfy the applicable conditions to the purchase of such forward purchase shares or the failure by Rothesay to fund the purchase price for any other reason, or the failure by Rothesay to approve the purchase of the forward purchase shares in the amount that we desire, we may lack sufficient funds to consummate our initial business combination and our initial business combination would be unsuccessful.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating an initial business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning an initial business combination will be aware that we must complete our initial business combination within 15 months from the closing of this offering or during any extension period. Consequently, such target business may obtain leverage over us in negotiating an initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may only receive $10.20 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our amended and restated certificate of incorporation provides that we must complete our initial business combination within 15 months from the closing of this offering or during any extension period. We may not be able to find a suitable target business and complete our initial business combination within such time period. If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our public stockholders may only receive $10.20 per share, and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.20 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share” and other risk factors below.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent novel coronavirus (COVID-19) pandemic and the resulting impact on the equity and debt markets.

In March 2020, the World Health Organization characterized the COVID-19 outbreak as a “pandemic.” The COVID-19 pandemic has resulted, and other infectious diseases could result, in a widespread health crisis that has already materially and adversely affected, and in the future could continue to materially and adversely affect, economies and financial markets across the world with significant uncertainty as to rate of recovery and long term impact across different economies and financial markets. Any potential target business with which we seek to consummate our initial business combination may have already and may continue to be materially and adversely impacted by COVID-19. The impact on potential target businesses in certain lines of business and industries may be greater than others, including those that depend on supply chains for goods and services that have become less reliable and/or more expensive as a result of COVID-19. Potential target businesses may also be concentrated in geographic areas that are continuing to experience a more severe outbreak or slower recovery from the COVID-19 pandemic than other geographic areas. The impact of the COVID-19 pandemic on potential target businesses, and the inability to accurately predict the future impact of the pandemic on potential target businesses, has also made past performance a less reliable indicator of future performance and has made determinations and negotiations of valuation more difficult, which in turn could make it more difficult to consummate a business combination transaction. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 ultimately impacts our identification and consummation of a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including uncertainty as to how quickly COVID-19 will subside in nations across the globe where conditions are improving and if conditions could worsen again. While vaccines for COVID-19 have been developed and are being widely distributed across the globe, the distribution has been uneven across the globe and there can be no assurance that vaccines will be as widely distributed or accepted or as effective as desired on a significant scale. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially and adversely affected.

In addition to the foregoing, our ability to coordinate as a team or to consummate a business combination may be dependent on the ability to raise equity and debt financing which may also continue to be impacted by the increased market volatility and decreased market liquidity in third party financing which may make the terms of financing less desirable or not acceptable to us in financing our business combination transaction.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a suitable target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many companies preparing for an initial public offering. As a result, at times, fewer attractive targets may be available to consummate an initial business combination. In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors.

If we seek stockholder approval of our initial business combination, our sponsor, directors, officers and their affiliates may elect to purchase shares or warrants from public stockholders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our Class A common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers or their affiliates may purchase shares or warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or warrants in such transactions.

Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination, or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of warrants could be to reduce the number of warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our Class A common stock or warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our Class A common stock, you will lose the ability to redeem all such shares in excess of 15% of our Class A common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share on our redemption of our public shares, or less than such amount in certain circumstances, and our warrants will expire worthless.

We expect to encounter competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess similar technical, human and other resources to ours, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private shares, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, because we are obligated to pay cash for the shares of Class A common stock which our public stockholders redeem in connection with our initial business combination, target companies will be aware that this may reduce the resources available to us for our initial business combination. This may place us at a competitive disadvantage in successfully negotiating an initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.20 per share upon our liquidation. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share” and other risk factors below.

If the net proceeds of this offering and the sale of the private shares not being held in the trust account are insufficient, to fund our search for a target business or businesses and complete our initial business combination, we will depend on loans from our sponsor or management team to fund our search for an initial business combination, to pay our taxes and to complete our initial business combination. If we are unable to obtain these loans, we may be unable to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private shares, only approximately $1,590,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $910,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be available outside the trust account to find our search for a “target” business would decrease by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. Conversely, in the event that the offering expenses are less than our estimate of $910,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. None of our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into shares of our Class A common stock at a price of $10.00 per share at the option of the lender. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to obtain these loans, we may be unable to complete our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public stockholders may only receive approximately $10.20 per share (or, if we exercise our right to make an additional deposit to the trust account in order to extend the deadline for the consummation of our initial business combination by an additional three months, $10.30 per share) on our redemption of our public shares, and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.20 per share (or $10.30 per share if applicable) on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share” and other risk factors below.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Marcum LLP, our independent registered public accounting firm, and the underwriters of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.20 per share initially held in the trust account (or, if we exercise our right to make an additional deposit to the trust account in order to extend the deadline for the consummation of our initial business combination by an additional three months, $10.30 per share), due to claims of such creditors. Pursuant to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.20 per public share (or $10.30 per share if applicable) and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.20 per share (or $10.30 per share if applicable) due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, it is unlikely that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.20 per share (or, if we exercise our right to make an additional deposit to the trust account in order to extend the deadline for the consummation of our initial business combination by an additional three months, $10.30 per share) and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.20 per share (or $10.30 per share, if applicable) due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors, in exercising their business judgment and subject to their fiduciary duties, may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.20 per share (or $10.30 per share, if applicable).

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account and not to seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•        registration as an investment company;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete an initial business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or during any extension period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination within 15 months from the closing of this offering or during any extension period, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. Stockholders who do not exercise their redemption rights in connection with an amendment to our certificate of incorporation would still be able to exercise their redemption rights in connection with a subsequent business combination. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete an initial business combination or may result in our liquidation.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 15 months from the closing of this offering or during any extension period may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the 15th month from the closing of this offering or the end of any extension period in the event we do not complete our initial business combination and, therefore, we do not intend to comply with the foregoing procedures.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 15 months from the closing of this offering or during any extension period is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

The grant of registration rights to our initial stockholders and Rothesay may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A common stock.

The holders of the founder shares, including the anchor investors as holders of the founder shares, private shares, shares of our Class A common stock that may be issued upon conversion of working capital loans (and any shares of Class A common stock issuable upon the conversion of the founder shares) and their permitted transferees will be entitled to registration rights pursuant to the registration rights agreement that we have entered into with our sponsor, byNordic Holdings, byNordic Holdings II and our other initial stockholders, requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Class A common stock). Rothesay as the holder of the forward purchase shares that it may purchase pursuant to the forward purchase agreement and its permitted transferees will be entitled to registration rights for the forward purchase shares pursuant to the registration rights agreement that we will enter into with Rothesay if Rothesay purchases forward purchase shares pursuant to the forward purchase agreement. The holders of the majority of the securities under the registration rights agreement entered into with our sponsor, byNordic Holdings, byNordic Holdings II and our other initial stockholders are entitled to make up to three demands, excluding short form demands, that we register such securities. The holders of a majority of the forward purchase shares that Rothesay may purchase pursuant to the forward purchase agreement are entitled to make a single demand that we register such forward purchase shares pursuant to the registration rights agreement that we will enter into with Rothesay if Rothesay purchases forward purchase shares pursuant to the forward purchase agreement. In addition, the holders of the securities under each of these registration rights agreements have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A common stock that is expected when the securities owned by our initial stockholders or holders of working capital loans or their respective permitted transferees are registered. As a result, the registration rights may make it more difficult to complete our initial business combination.

Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

Although we intend to focus our search in the technology sector in the northern part of Europe, we are not limited to completing an initial business combination in any industry or geographical region, although we will not, under our amended and restated certificate of incorporation, be permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any stockholders who choose to remain stockholders following our initial business combination could suffer a reduction in the value of their securities. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

Past performance by our management team may not be indicative of future performance of an investment in our company.

Past performance by our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of our management team’s respective performance as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and transactions that were not successful. None of our officers and directors has had experience with blank check companies or special purpose acquisition companies in the past.

We may seek business combination opportunities in industries or sectors which may or may not be outside of our management’s area of expertise.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business, although we intend to focus our search for technology businesses in the northern part of Europe. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in an initial business combination candidate. In the event we elect to pursue a business combination outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any stockholders who choose to remain stockholders following our initial business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

We may face risks related to Fintech or related businesses.

Business combinations with Fintech or related businesses may involve special considerations and risks. If we complete our initial business combination with a Fintech or related business, we will be subject to the following risks, any of which could be detrimental to us and the business we acquire:

•        If the company or business we acquire provides products or services which relate to the facilitation of financial transactions, such as funds or securities settlement system, and such product or service fails or is compromised, we may be subject to claims from both the firms to whom we provide our products and services and the clients they serve;

•        If we are unable to keep pace with evolving technology and changes in the financial services industry our revenues and future prospects may decline;

•        Our ability to provide Fintech or related products and services to customers may be reduced or eliminated by legal or regulatory changes;

•        Any business or company we acquire could be vulnerable to cyberattack or theft of individual identities or personal data;

•        Difficulties with any products or services we provide could damage our reputation and business;

•        A failure to comply with privacy and other laws and regulations to which we may be subject could adversely affect relations with customers and have a negative impact on business;

•        We may not be able to protect our intellectual property and we may be subject to infringement claims.

Any of the foregoing could have an adverse impact on our operations following a business combination. However, our efforts in identifying prospective target businesses will not be limited to Fintech or related businesses. Accordingly, if we acquire a target business in another industry, these risks will likely not affect us and we will be subject to other risks attendant with the specific industry in which we operate or target business which we acquire, none of which can be presently ascertained.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines.

We are not required to obtain a fairness opinion, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity or our board cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

Resources could be wasted in researching target businesses with which we do not complete a business combination, which could materially adversely affect the resources we have available to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of any prospective target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, consultants and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share (or, if we exercise our right to make an additional deposit to the trust account in order to extend the deadline for the consummation of our initial business combination by an additional three months, $10.30 per share) on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.20 per share (or $10.30 per share, if applicable) on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share” and other risk factors below.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company, which could, in turn, negatively impact the value of our stockholders’ investment in us.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders who choose to remain stockholders following the initial business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

We may only be able to complete one business combination with the proceeds of this offering, the sale of the private shares and the forward purchase agreement, which will cause us to be solely dependent on a single business which may have a limited number of services and limited operating activities. This lack of diversification may negatively impact our operating results and profitability.

Of the net proceeds from this offering and the sale of the private shares, $153,000,000 ($175,950,000 if the underwriters’ over-allotment option is exercised in full) will be available to complete our initial business combination and pay related fees and expenses (which includes up to $5,250,000, or up to $6,037,500 if the over-allotment option is exercised in full, for the payment of deferred underwriting commissions). In addition, Rothesay, which is a member of our sponsor, has agreed, pursuant to a forward purchase agreement entered into with us, to purchase up to 1,000,000 forward purchase shares at $10.00 per share for gross proceeds up to $10,000,000 in a private placement that will occur concurrently with the consummation of our initial business combination. Rothesay’s purchase of forward purchase shares pursuant to the forward purchase agreement is subject to the approval of Rothesay’s investment committee or other committee with decision-making authority to purchase the number of forward purchase shares approved by such committee and the other closing conditions set forth in the forward purchase agreement.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. In addition, we intend to focus our search for an initial business combination in a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, property or asset, or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. We do not, however, intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete an initial business combination with which a substantial majority of our stockholders do not agree.

Our amended and restated certificate of incorporation will not provide a specified maximum redemption threshold, except that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (such that we are not subject to the SEC’s

“penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments in a manner that will make it easier for us to complete our initial business combination that our stockholders may not support.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. To the extent we seek to amend our organizational documents in a way that would be deemed to fundamentally change the nature of any securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

The provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account), may be amended with the approval of holders of 65% of our common stock. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation and the trust agreement to facilitate the completion of an initial business combination that some of our stockholders may not support.

Our amended and restated certificate of incorporation will provide that any of its provisions related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and the private placement of the private shares into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 65% of our common stock entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock entitled to vote thereon. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of our issued and outstanding common stock entitled to vote thereon, subject to applicable provisions of the DGCL or applicable stock exchange rules. Pursuant to our amended and restated certificate of incorporation, we may not issue additional securities that can vote on amendments to our amended and restated certificate of incorporation. Our initial stockholders, who will collectively own 25% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering and including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the private shares, any shares of Class A common stock issued to our sponsor or its affiliates upon the conversion of working capital loans, any securities issued or issuable to any seller in an initial business combination and any shares issuable upon exercise of the warrants (referred to herein as the excluded shares)), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which govern our pre-initial business combination behavior more easily than some other blank check companies, and this may increase our ability to complete an initial business combination with which you do not agree.

Our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors have agreed, pursuant to a letter agreement entered into with us, that they will not propose any amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or during any extension period or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, divided by the number of then issued and outstanding public shares. These agreements are contained in a letter agreement that we have entered into with our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors. Our stockholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, officers or directors for any breach of these agreements. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We have not selected any specific business combination target but intend to target businesses larger than we could acquire with only the net proceeds of this offering, the sale of the private shares and the sale of the forward purchase shares to Rothesay, subject to the approval of Rothesay’s investment committee or other committee with decision-making authority to purchase the number of forward purchase shares approved by such committee and the other closing conditions set forth in the forward purchase agreement. As a result, we may be required to seek additional financing to complete such proposed initial business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, the amount of additional financing we may be required to obtain could increase as a result of future growth capital needs for any particular transaction, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination and/or the terms of negotiated transactions to purchase shares in connection with our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share (or, if we exercise our right to make an additional deposit to the trust account in order to extend the deadline for the consummation of our initial business combination by an additional three months, $10.30 per share) plus any pro rata interest earned on the funds held in the trust account and not previously released to us to pay our taxes on the liquidation of our trust account and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination.

The anchor investors have expressed an interest to purchase substantially all of the units in this offering, which could reduce the trading volume, volatility and liquidity for our shares, adversely affect the trading price of our shares and prevent other investors from influencing significant corporate decisions.

A limited number of anchor investors have expressed to us an interest to purchase in the aggregate up to approximately $146.4 million of the units which is approximately 97.6% of the units in this offering (excluding any units sold pursuant to the exercise of the underwriters’ over-allotment option) at the offering price, and we expect that the underwriters will offer the anchor investors the opportunity to purchase all of those units. Because these expressions of interest are not binding agreements or commitments to purchase, each of the anchor investors may determine to purchase fewer or no units in this offering or the underwriters may determine to sell fewer or no units to the anchor investors. Depending on how many units are purchased by the anchor investors, the post-offering trading volume, volatility and liquidity of our securities may be reduced relative to what they would have been had the units been more widely offered and sold to other public investors.

If the anchor investors all elect to purchase the full amount of our units described herein and so long as they hold a substantial portion of the units purchased, our sponsor and the anchor investors would collectively have substantial control over us and be able to exercise significant influence over all matters requiring stockholder approval (although we have no knowledge of any affiliation or other agreement or arrangement, as to voting of our securities or otherwise, among any such persons). For example, in the event that the anchor investors purchase the full amount of units described herein, continue to hold the shares included in the units and vote such shares in favor of our initial business combination, we would not need any additional public shares sold in this offering to be voted in favor of our initial business combination to have our initial business combination approved. Moreover, although the anchor investors are not contractually obligated to vote in favor of our business combination, their interest in our founder shares may provide an incentive for them to do so. This potential concentration of influence could be disadvantageous to other public stockholders, who may have interests that are different from those of our sponsor and the anchor investors. In addition, this potential significant concentration of stock ownership may adversely affect the trading price of our common stock, because investors often perceive disadvantages in owning stock in companies with concentrated ownership, and might make it more difficult to complete a business combination with targets that would prefer to enter into a transaction with a special purpose acquisition corporation with less concentrated ownership.

Since our anchor investors will acquire founder shares held by our sponsor and byNordic Holdings, a conflict of interest may arise in determining whether a particular target business is appropriate for our initial business combination.

Our anchor investors will purchase up to an aggregate of 1,109,091 of the founder shares held by our sponsor and byNordic Holdings (or, to the extent that byNordic Holdings forfeits founder shares, the purchase by the anchor investor will be directly from us) for nominal consideration upon closing of this offering. The anchor investors will share in any appreciation of the founder shares through their direct ownership of the founder shares; provided, that we successfully complete a business combination. Accordingly, our anchor investors’ interests in the founder shares owned by them may provide them with an incentive to vote any public shares they own in favor of a business combination, and make a substantial profit on such interests, even if the business combination is with a target that ultimately declines in value and is not profitable for other public stockholders.

Our initial stockholders may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our sponsor, byNordic Holdings, byNordic Holdings II and certain of our executive officers and directors that our initial stockholders will own founder shares representing 25% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering and including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the private shares, any shares of Class A common stock issued to our sponsor or its affiliates upon the conversion of working capital loans, any securities issued or issuable to any seller in an initial business combination and any shares issuable upon exercise of the warrants (referred to herein as the excluded shares)). In addition to the foregoing, our sponsor, Water by Nordic AB, byNordic Holdings LLC and byNordic Holdings II LLC have committed to purchase an aggregate of 850,000 shares of our Class A common stock (or 940,000 shares of our Class A common stock if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per share for an aggregate purchase price of $8,500,000 (or $9,400,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. We refer to these shares of our Class A common stock throughout this prospectus as the private shares. Accordingly, our initial stockholders may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including the approval of our initial business combination, amendments to our amended and restated certificate of incorporation and the approval of other major corporate transactions. If our initial stockholders purchase any units in this offering or if our initial stockholders purchase any additional shares of common stock in the aftermarket or in privately negotiated transactions, this would increase their control. In addition, our board of directors, whose members were elected by our initial stockholders, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. We may not hold an annual meeting of stockholders to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the initial business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the completion of our initial business combination.

Unlike many other similarly structured blank check companies, our initial stockholders will receive additional shares of Class A common stock if we issue additional shares of Class A common stock to consummate an initial business combination (other than additional shares of Class A common stock issued to the seller in an initial business combination).

The founder shares will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as provided herein. In the case that any additional shares of Class A common stock, or equity-linked securities convertible or exercisable for Class A common stock are issued or deemed issued following this offering and they are not related to the closing of the initial business combination or the conversion of loans made to us by our sponsor and are not otherwise excluded shares, the ratio at which founder shares shall convert into Class A common stock will be adjusted so that the number of shares of Class A common stock issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 25% of the total number of all issued and outstanding shares of common stock upon the completion of this offering plus any additional shares of Class A common stock and equity-linked securities issued or deemed issued including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the excluded shares. This is different from most other similarly structured blank check companies in which the initial stockholder will only be issued an aggregate of 20% of the total number of all shares to be issued and outstanding prior to the initial business combination without taking into account any additional shares of Class A common stock, or equity securities convertible or exercisable for Class A common stock that are issued or deemed issued to consummate an initial business offering. Additionally, the aforementioned adjustment will not take into account any shares of Class A common stock redeemed in connection with the initial business combination. Accordingly, the holders of the founder shares could receive additional shares of Class A common stock in connection with the initial business combination even if the additional shares of Class A common stock, or equity-linked securities convertible or exercisable for Class A common stock, are issued or deemed issued solely to replace those shares that were redeemed in connection with the initial business combination. The foregoing may make it more difficult and expensive for us to consummate an initial business combination.

Unlike many other similarly structured blank check companies, our initial stockholders will hold 25% of the total number of all issued and outstanding shares of common stock upon the completion of this Offering.

The founder shares will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to the adjustment as described herein so that the number of shares of Class A common stock issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 25% of the total number of all issued and outstanding shares of common stock upon the completion of this offering plus any additional shares of Class A common stock and equity-linked securities issued or deemed issued including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the excluded shares. This is different from most other similarly structured blank check companies in which the initial stockholders will only be issued an aggregate of 20% of the total number of all shares to be issued and outstanding prior to the initial business combination. In addition to the foregoing, our sponsor, Water by Nordic AB, byNordic Holdings LLC and byNordic Holdings II LLC have committed to purchase an aggregate of 850,000 shares of our Class A common stock (or 940,000 shares of our Class A common stock if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per share for an aggregate purchase price of $8,500,000 (or $9,400,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. We refer to these shares of our Class A common stock throughout this prospectus as the private shares. Our initial stockholders will collectively own approximately 28.1% of our common stock after this offering (if the underwriters’ over-allotment option is not exercised) or approximately 27.9% of our common stock after this offering (if the underwriters’ over-allotment option is exercised in full), in each case through ownership of the founder shares and private shares (assuming they do not purchase any units in this offering and including in such calculation the private shares and any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the excluded shares other than the private shares). Our initial stockholders are therefore expected to exert a more substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, than in most other similarly structured blank companies. If our initial stockholders purchase any units in this offering or if our initial stockholders purchase any additional shares of Class A common stock in the aftermarket or in privately negotiated transactions, this would increase their influence on actions requiring a stockholder vote. Neither our initial stockholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase units in this offering or additional shares of Class A common stock in the aftermarket or in privately negotiated transactions. The higher percentage of the total number of all shares to be issued and outstanding prior to the initial business combination allocated to our initial shareholders may also make it more difficult and expensive for us to consummate an initial business combination.

Our warrants and founder shares may have an adverse effect on the market price of our Class A common stock and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 7,500,000 shares of our Class A common stock (or to purchase up to 8,625,000 shares of Class A common stock if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus. Our initial stockholders currently own an aggregate of 5,750,000 founder shares (750,000 of which are subject to forfeiture to the extent that the underwriters do not exercise their over-allotment option in full). The founder shares will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as set forth herein. In addition, if our sponsor makes any working capital loans, up to $1,500,000 of such loans may be converted into shares of our Class A common stock, at the price of $10.00 per share at the option of the lender.

To the extent we issue shares of Class A common stock to effectuate an initial business combination, the potential for the issuance of a substantial number of additional shares of Class A common stock upon exercise of these warrants and conversion rights could make us a less attractive business combination vehicle to a target business. Any such issuance will increase the number of issued and outstanding shares of our Class A common stock and reduce the value of the shares of Class A common stock issued to complete the initial business combination. Therefore, our warrants and founder shares may make it more difficult to effectuate an initial business combination or increase the cost of acquiring the target business.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

Unlike most blank check companies, if

(i)     we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination (not including any forward purchase shares) at a Newly Issued Price of less than $9.20 per share;

(ii)    the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and

(iii)   the Market Value is below $9.20 per share,

then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on an initial business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States),

or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

Risks Relating to Potential Conflicts

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation, following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements or a board position in connection with the initial business combination. Such negotiations would take place simultaneously with the negotiation of the initial business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for an initial business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in other business endeavors for which he may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors may also serve as officers or board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see the section of this prospectus entitled “Management — Directors and Officers.”

Our officers and directors or their affiliates may in the future become affiliated with other entities engaged in business activities similar to those intended to be conducted by us. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our officers and directors may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business, although our officers may not become officers of any other special purpose acquisition companies with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the

Exchange Act, until we have entered into a definitive agreement regarding our initial business combination or we have liquidated the trust account, except that Thomas Fairfield, our Chief Financial Officer, Chief Operating Officer and Secretary, may become an officer or director of another special purpose acquisition company which does not have a focus on acquiring a technology growth company in the northern part of Europe.

Our officers and directors or their affiliates may have fiduciary and contractual obligations to other companies in the future. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to our officers’ and directors’ fiduciary duties under Delaware law. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management — Directors and Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into an initial business combination with a target business that is affiliated with our sponsor, our directors or officers, although we do not intend to do so. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may engage in an initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, our executive officers or directors or our other initial stockholders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, our executive officers or directors or our other initial stockholders with other entities, we may decide to acquire one or more businesses affiliated with our executive sponsor, our officers or directors or our other initial stockholders. Our directors also serve as officers and board members for other entities, including, without limitation, those described under the section of this prospectus entitled “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, our executive officers and directors and our other initial stockholders are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning an initial business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for an initial business combination as set forth in the section of this prospectus entitled “Proposed Business — Selection of a Target Business and Structuring of our Initial Business Combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions, regarding the fairness to our stockholders from a financial point of view of an initial business combination with one or more businesses affiliated with our officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the initial business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriters are entitled to receive deferred commissions that will be released from the trust account only on completion of an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering. The underwriters are also entitled to receive deferred commissions that are conditioned on the completion of an initial business combination. The underwriters’ or their respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

Risks Relating to Post-Business Combination Company

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we employ after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements. In addition, the officers and directors of an initial business combination candidate may resign upon completion of our initial business combination. The departure of an initial business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an initial business combination candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an initial business combination candidate’s management team will remain associated with the initial business combination candidate following our initial business combination, it is possible that members of the management of an initial business combination candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our management may not be able to maintain control of a target business after our initial business combination.

We may structure an initial business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares of Class A common stock in exchange for all of the issued and outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our issued and outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

Risks Relating to our Management Team

We are dependent upon our executive officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our executive officers and directors, at least until we have completed our initial business combination. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our sponsor, byNordic Holdings, byNordic Holdings II and certain of our executive officers and directors that are initial stockholders and our anchor investors may have incentives to take increased investment risk and to complete a business combination on terms that are less favorable to you in order to complete a transaction within the specified time period to avoid losing their investment.

Like most SPACs, our structure may not fully align the economic interests of our sponsor and those persons, including certain of our executive officers and directors, who have interests in our sponsor as initial stockholders with the economic interests of our public shareholders. In February 2020, our sponsor paid an aggregate of $25,000, or approximately $0.009 per share, to cover certain of our offering costs in consideration of 2,875,000 founder shares. In February 2021, we effected a stock dividend of 0.5 shares for each founder share outstanding, resulting in our sponsor holding an aggregate of 4,312,500 founder shares (up to an aggregate of 562,500 of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised). On May 7, 2021, our sponsor transferred 2,041,141 Founder Shares, up to 266,235 of which were subject to forfeiture, to byNordic Holdings. On November 17, 2021, we effected a stock dividend of 1/3 of a share for each founder share, resulting in our sponsor, byNordic Holdings and certain of our executive officers and directors holding an aggregate of 5,750,000 founder shares, up to 750,000 of which are subject to forfeiture. byNordic Holdings has agreed to forfeit up to 1,129,142 founder shares, up to 168,605 of which are subject to forfeiture, and we will simultaneously issue the same number of founder shares, with the same number subject to forfeiture, to byNordic Holdings II, at a purchase price of approximately $0.00436 per share, on such date between the pricing and closing of the offering that is designated by us. The aggregate number of the founder shares to be retained by byNordic Holdings LLC and to be purchased by byNordic Holdings II LLC will be reduced on a pro rata basis to the extent that such founder shares are transferred to the anchor investors or forfeited to us for the issuance of founder shares by us to the anchor investors as described herein. Up to 750,000 of the founder shares held by our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors that are holding founder shares will remain subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised so that our sponsor, by Nordic Holdings, byNordic Holdings II and such executive officers and directors as our initial stockholders will maintain ownership of 25% of our common stock after this offering (assuming that they do not purchase any units in this offering and including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the private shares, any shares of Class A common stock issued to our sponsor or its affiliates upon the conversion of working capital loans, any securities issued or issuable to any seller in an initial business combination and any shares issuable upon exercise of the warrants (referred to herein as the excluded shares)). The founder shares will be worthless if we do not complete an initial business combination.

In addition to the foregoing, our sponsor, Water by Nordic AB, byNordic Holdings LLC and byNordic Holdings II LLC have committed to purchase an aggregate of 850,000 shares of our Class A common stock (or 940,000 shares of our Class A common stock if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per share for an aggregate purchase price of $8,500,000 (or $9,400,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. We refer to these shares of our Class A common stock throughout this prospectus as the private shares. A portion of the proceeds from the sale of the private shares will be added to the proceeds of this offering and will be placed in a trust account located in the United States as described herein.

Our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors that hold founder shares and the private shares have agreed (A) to vote any founder shares and the private shares owned by them in favor of any proposed initial business combination and (B) not to redeem any founder shares or the private shares in connection with a stockholder vote to approve a proposed initial business combination. In addition, we may obtain loans from our sponsor, affiliates of our sponsor or an officer or director. In addition to the foregoing, the anchor investors will purchase up to an aggregate of 1,109,091 of the founder shares held by our sponsor and byNordic Holdings (or, to the extent that byNordic Holdings forfeits founder shares, the purchase by the anchor investor will be directly from us) for nominal consideration upon closing of this offering. The anchor investors will share in any appreciation of the founder shares through their direct ownership of the founder shares; provided, that we successfully complete a business combination. Accordingly, our anchor investors’ interests in the founder shares owned by them may provide them with an incentive to vote any public shares they own in favor of a business combination, and make a substantial profit on such interests, even if the business combination is with a target that ultimately declines in value and is not profitable for other public stockholders.

You should be aware that the expected ownership of founder shares and private shares by our sponsor, byNordic Holdings and byNordic Holdings II following this offering, as well as any working capital loans by our sponsor that may be converted into shares of our Class A common stock at a price of $10.00 per share of Class A common stock, could create actual and significant conflicts of interest. You should also be aware that the expected ownership interests of our sponsor, byNordic Holdings and byNordic Holdings II will have an immediate and substantial dilutive impact on the value of our Class A common stock. If our anchor investors purchase approximately 14,640,000 of the units in this offering at the public offering price of $10.00 per unit, the anchor investors will also acquire 1,109,091 founder shares at $0.006 per share for $6,655 which means that the purchase price for the shares of Class A common stock included as a component of the units together with the founder shares would be purchased at an average cost per share of approximately $9.30. It is not possible to quantify the extent of such dilution at this time, which will be impacted by a number of unknown factors, including without limitation the number of redemptions in connection with our initial business combination, which will magnify the dilutive impact of the expected ownership interests of our sponsor, byNordic Holdings and byNordic Holdings II, as well as certain rights that we may, in our discretion, grant to parties in connection with any financing necessary to complete our initial business combination, including in the form of a private investment in public equity (“PIPE”). We must generate sufficient value from our initial business combination in order to overcome the dilutive impact of these factors, including the expected ownership interests of our sponsor, byNordic Holdings and byNordic Holdings II, and there is no guarantee that we will be able to do so. Moreover, even if our initial business combination generates sufficient value to overcome this dilution, you will still bear the impact of this dilution as a cost. Additionally, each of our sponsor, byNordic Holdings and byNordic Holdings II may still realize substantial profits by virtue of its expected ownership interests in our founder shares and private shares, even if our initial business combination does not generate sufficient value to overcome the dilution you will experience and even if our post-combination business performs poorly, while you will experience a loss. Please see “Risk Factors — The ability of our public stockholders to exercise redemption rights with respect to a large number of our public shares may not allow us to complete the most desirable business combination or optimize our capital structure and may substantially dilute your investment in us.” and “Our warrants and founder shares may have an adverse effect on the market price of our Class A common stock and make it more difficult to effectuate our initial business combination.” The expected ownership interests of our sponsor, byNordic Holdings and byNordic Holdings II in our founder shares and private shares and any working capital loans by our sponsor that may be converted into shares of our Class A common stock, as well as the other forms of compensation our sponsor and its affiliates are expected to receive from us, together, create significant actual and potential conflicts of interest. In particular, each of our sponsor, byNordic Holdings and byNordic Holdings II will benefit more than you from our completion of an initial business combination, and may benefit from an initial business combination even if you experience a loss, due to their ownership of the founder shares. The founder shares and the private shares that have been purchased will also be worthless if we do not complete an initial business combination. Accordingly, each of our sponsor, byNordic Holdings and byNordic Holdings II have an incentive to take increased investment risk and to complete a transaction on terms that are less favorable to you — including by completing a business combination that may not generate sufficient value to overcome the dilutive impact of their expected ownership interests on your investment — in order to complete a transaction within the specified time period to avoid losing their investment — rather than continue to seek a more favorable business combination transaction that could result in an improved outcome for our public shareholders or liquidate and return all of the cash in the trust to the public shareholders. The personal and financial interests of our officers and directors, including those that are initial stockholders, may influence their motivation in identifying and selecting a target business combination and completing an initial business combination. For the foregoing reasons, you should consider our sponsor’s and management team’s financial incentive to complete an initial business combination when evaluating whether to invest in this offering and/or redeem your shares prior to or in connection with an initial business combination.

Risks Relating to our Securities

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. For example, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a stockholder fails to comply with these or any other procedures, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business — Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination — Tendering Stock Certificates in Connection with a Tender Offer or Redemption Rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of Class A common stock that such stockholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or during any extension period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) the redemption of our public shares if we are unable to complete an initial business combination within 15 months from the closing of this offering or during any extension period, subject to applicable law and as further described herein. Stockholders who do not exercise their redemption rights in connection with an amendment to our certificate of incorporation would still be able to exercise their redemption rights in connection with a subsequent business combination. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to have our units listed on Nasdaq on or promptly after the date of this prospectus and our Class A common stock and warrants on or promptly after their date of separation. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. Following the date the shares of our Class A common stock and warrants are eligible to trade separately, we anticipate that the shares of our Class A common stock and warrants will be separately listed on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain an average global market capitalization and a minimum number of holders of our securities (generally 400 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our stock price would generally be required to be at least $4.00 per share and we would be required to have a minimum of 400 round lot holders of our securities with at least 50% of such round lot holders holding unrestricted securities with a market value of at least $2,500. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our Class A common stock is a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A common stock and warrants will be listed on Nasdaq, our units, Class A common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.

You will not be entitled to protections normally afforded to investors of blank check companies subject to Rule 419.

Since the net proceeds of this offering and the sale of the private shares are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private shares and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419 promulgated under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see the section of this prospectus entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the share of Class A common stock and the one-half of one redeemable warrant included in each unit could be challenged by the IRS or the courts. In addition, if we are determined to be a personal holding company for U.S. federal income tax purposes, our taxable income would be subjected to an additional 20% federal income tax, which would reduce the net after-tax amount of interest income earned on the funds placed in our trust account. Furthermore, the U.S. federal income tax consequences of a cashless exercise of warrants included in the units we are issuing in this offering and of a redemption of warrants for Class A common stock are unclear under current law. Finally, it is unclear whether the redemption rights with respect to our shares suspend the running of a U.S. holder’s holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A common stock is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividends” for federal income tax purposes. See the section titled “U.S. Federal Income Tax Considerations” for a summary of the principal U.S. federal income tax consequences of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate financial covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance the initial business combination or ongoing business operations. Accordingly, any stockholders who choose to remain stockholders following the initial business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the initial business combination constituted an actionable material misstatement or omission.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.20 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated certificate of incorporation, our public stockholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable (less, in the case we are unable to complete our initial business combination, $100,000 of interest to pay liquidation expenses). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.20 per share (or, if we exercise our right to make an additional deposit to the trust account in order to extend the deadline for the consummation of our initial business combination by an additional three months, $10.30 per share).

We are not registering the issuance of the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis. If the issuance of the shares upon exercise of warrants is not registered, qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

We are not registering the issuance of the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration under the Securities Act of the shares of Class A common stock issuable upon exercise of the warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act within 60 business days following our initial business combination, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act provided that such exemption from registration is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. If necessary, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A common stock included in the units. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering. However, there may be instances in which holders of our warrants may be unable to exercise such warrants.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of Class A common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of Class A common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company, but which may not be enforceable by us in all circumstances.

We will agree pursuant to the warrant agreement and the warrants that (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement or the warrants will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or the Securities Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. A warrant holder cannot waive compliance with the federal securities laws and the rules and regulations thereunder pursuant to a forum provision. There is uncertainty whether a court would enforce a forum provision that does not permit federal jurisdiction over all suits brought to enforce ay duty or liability created by the Securities Act or the Exchange Act or the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit or make more costly a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits.

Notwithstanding the foregoing, if a court were to find this choice-of-forum provision of our warrant agreement or our warrants to be inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management team and board of directors.

We may issue additional common stock or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon the conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions applicable to the Class B common stock and contained in our amended and restated certificate of incorporation. Any such issuances would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of Class A common stock, par value $0.0001 per share, 10,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 84,150,000 and 5,000,000 (assuming, in each case, that the underwriters have not exercised their over-allotment option) authorized but unissued shares of Class A common stock and Class B common stock, respectively, available for issuance, which amount takes into account the shares of Class A common stock reserved for issuance upon exercise of outstanding warrants but does not take into account the shares of Class A common stock issuable upon conversion of Class B common stock. Immediately after the closing of this offering, there will be no shares of preferred stock issued and outstanding. Shares of Class B common stock will automatically convert into shares of our Class A common stock at the time of our initial business combination initially at a one-for-one ratio, subject to adjustment as set forth herein, including in certain circumstances in which we issue additional shares of Class A common stock or equity-linked securities related to our initial business combination. These amounts include 1,000,000 forward purchase shares expected to be issued at the time of the initial business combination.

We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination (although our amended and restated certificate of incorporation will provide that we may not issue securities that can vote with common stockholders on matters related to our pre-initial business combination activity). We may also issue shares of Class A common stock upon conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions applicable to our Class B common stock and contained in our amended and restated certificate of incorporation. However, our amended and restated certificate of incorporation will provide, among other things, that prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be amended with the approval of our stockholders. However, our executive officers, directors and director nominees have agreed, pursuant to a letter agreement entered into with us, that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or during any extension period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares.

The issuance of additional shares of common or preferred stock:

•        may significantly dilute the equity interest of investors in this offering;

•        may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•        could cause a change of control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our units, Class A common stock and/or warrants.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete an initial business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our common stock;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•        other disadvantages compared to our competitors who have less debt.

Our sponsor paid an aggregate of $25,000, or approximately $0.009 per founder share (approximately $0.0043 after giving effect to a stock dividend of 0.5 shares per founder share in February 2021 followed by a stock dividend of 1/3 of a share per founder share in November 2021), and, accordingly, you will experience immediate and substantial dilution to the implied value of our Class A common stock upon the consummation of our initial business combination.

We are offering our units at an offering price of $10.00 per unit and each unit consists of one share of our Class A common stock and one-half of one redeemable warrant. The amount deposited in our trust account is initially anticipated to be $10.20 per public share, implying an initial value of $10.20 per public share. However, prior to this offering, our sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.009 per founder share (approximately $0.0043 after giving effect to a stock dividend of 0.5 shares per founder share in February 2021 followed by a stock dividend of 1/3 of a share per founder share in November 2021). On November 17, 2021, we effected a stock dividend of 1/3 of a share for each share of Class B common stock outstanding, resulting in the Sponsor, byNordic Holdings and certain of our executive officers and directors holding an aggregate of 5,750,000 Founder Shares (750,000 of which are subject to forfeiture to the extent the underwriters of our IPO do not exercise the over-allotment option in full). byNordic Holdings has agreed to forfeit up to 1,129,142 founder shares, and byNordic Holdings II has agreed to purchase up to 1,129,142 founder shares from us, up to 168,605 of which will be subject to forfeiture, at a purchase price of approximately $0.0043 per share, on such date between the pricing and closing of the offering that is designated by us. The aggregate number of the founder shares to be retained by byNordic Holdings LLC and to be purchased by byNordic Holdings II LLC will be reduced on a pro rata basis to the extent that such founder shares are transferred to the anchor investors or forfeited to us for the issuance of founder shares by us to the anchor investors as described herein. As a result, you will experience immediate and substantial dilution to the implied value of our Class A common stock upon the conversion of the founder shares to public shares upon the consummation of our initial business combination. The difference between the public offering price per share (allocating all of the unit purchase price to the Class A common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to you and the other investors in this offering. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 107.9% (or $10.79 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $(0.79) and the initial offering price of $10.00 per unit. In addition, because of the anti-dilution rights of the founder shares, any equity or equity-linked securities issued or deemed issued following this offering (excluding any securities issued or issuable to any seller in the initial business combination, and also excluding the private shares, any shares of Class A common stock issued to our sponsor or its affiliates upon conversion of working capital loans made to us, and any shares issuable upon exercise of the warrants) would be disproportionately dilutive to our Class A common stock.

We may amend the terms of the warrants in a manner that may be adverse to holders of warrants with the approval by the holders of at least a majority of the then outstanding warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of our Class A common stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding warrants to make any change that adversely affects the interests of the registered holders of warrants. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least a majority of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock, shorten the exercise period or decrease the number of shares of our Class A common stock purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described above) for any 20 trading days within a 30 trading-day period commencing once the warrants become exercisable and ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. If necessary, we will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Because each unit contains one-half of one redeemable warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-half of one redeemable warrant. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. This is different from other offerings similar to ours whose units include one share of common stock and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of an initial business combination since the warrants will be exercisable in the aggregate for one-half of the number of shares compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A common stock and warrants underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business;

•        a review of debt to equity ratios in leveraged transactions;

•        our capital structure;

•        an assessment of our management and their experience in identifying operating companies;

•        general conditions of the securities markets at the time of this offering; and

•        other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

We are an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our securities less attractive to investors.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Additional Risks

We are a newly formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly formed company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning an initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of September 30, 2021, we had $5.00 of cash and a working capital deficit of $659,769. Further, we expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

We may not hold an annual meeting of stockholders until after the consummation of our initial business combination, which could delay the opportunity for our stockholders to elect directors.

Nasdaq listing rules require us to hold an annual meeting no later than one year after our first fiscal year end following our listing on Nasdaq. However, under Section 211(b) of the DGCL, we are required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. Depending on when we become listed on Nasdaq, we may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may be required to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common stock and could entrench management.

Our amended and restated certificate of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, other employees or stockholders, and may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders.

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. This choice of forum provision may make it more costly for a stockholder to bring a claim, and it may also limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders cannot waive our compliance with federal securities laws and the rules and regulations thereunder. We cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition and result in a diversion of the time and resources of our management and board of directors.

Our amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•        higher costs and difficulties inherent in managing cross-border business operations and complying with different commercial and legal requirements of overseas markets;

•        rules and regulations regarding currency redemption;

•        complex corporate withholding taxes on individuals;

•        laws governing the manner in which future business combinations may be effected;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles and challenges in collecting accounts receivable;

•        tax issues, including but not limited to tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations and exchange controls;

•        rates of inflation;

•        cultural and language differences;

•        employment regulations;

•        changes in industry, regulatory or environmental standards within the jurisdictions where we operate;

•        crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars;

•        deterioration of political relations with the United States; and

•        government appropriations of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        our ability to select an appropriate target business or businesses;

•        our ability to complete our initial business combination;

•        our expectations around the performance of the prospective target business or businesses;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        the proceeds of the forward purchase shares being available to us;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•        our potential ability to obtain additional financing to complete our initial business combination;

•        our pool of prospective target businesses;

•        the ability of our officers and directors to generate a number of potential acquisition opportunities;

•        our public securities’ potential liquidity and trading;

•        the lack of a market for our securities;

•        the use of proceeds not held in the trust account

•        the trust account not being subject to claims of third parties; or

•        our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section of this prospectus entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 15,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private shares will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public	$150,000,000	$172,500,000
Gross proceeds from private shares offered in the private placement	8,500,000	9,400,000
Total gross proceeds	$158,500,000	$181,900,000

Offering expenses and other operating expenses(1)
Underwriting commissions (2.0% of gross proceeds from units offered to public, excluding deferred portion)(2)	$3,000,000	$3,450,000
Legal fees and expenses(3)	300,000	300,000
Accounting fees and expenses	175,000	175,000
SEC/FINRA Expenses	50,000	50,000
Travel and road show	25,000	25,000
NASDAQ listing and filing fees	75,000	75,000
Printing and engraving expenses	35,000	35,000
Miscellaneous(4)	250,000	250,000
Total offering expenses (other than underwriting commissions)	$910,000	$910,000
Proceeds after offering expenses	$154,590,000	$177,540,000
Held in trust account	$153,000,000	$175,950,000
% of public offering size	102%	102%
Not held in trust account	$1,590,000	$1,590,000

The following table shows the use of the approximately $1,590,000 of net proceeds not held in the trust account(3).

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination	$400,000	25.2%
Legal and accounting fees related to regulatory reporting obligations	235,000	14.8%
Director and Officer liability insurance premiums(5)	520,000	32.7%
Payment for office space, utilities and secretarial and administrative support(6)	180,000	11.3%
Working capital to cover miscellaneous expenses	255,000	16.0%
Total	$1,590,000	100.0%

____________

(1)      A portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to $500,000 as described in this prospectus. As of September 30, 2021, we had borrowed $328,603 under the promissory note evidencing the loans. The loans are non-revolving (to the extent drawn and then repaid they cannot be re-drawn), non-interest bearing, unsecured and due at the earlier to occur of March 31, 2022 or the closing of this offering. The unpaid principal balance of the loans will be repaid upon the closing of this offering out of offering proceeds that have been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(2)      The underwriters have agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of this offering. Upon completion of our initial business combination, $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full), which constitutes the underwriters’ deferred commissions, will be paid to the underwriters from the funds held in the trust account, and the remaining funds, less amounts released by the trustee to pay redeeming stockholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(3)      Does not include certain deferred legal fees owed to our counsel. Our legal counsel has agreed to defer legal fees in the amount of $175,000, which amount will be paid from the funds held in the trust account upon and concurrently with the completion of our initial business combination. Our legal counsel will not be entitled to any interest accrued on the deferred legal fees.

(4)      These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify an initial business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses. These allocated expenses are estimates only. In the event that these allocated expenses are less than as set forth in this table, any excess will be used for post-closing working capital expenses. In the event that these allocated expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(5)      The director and officer liability insurance premiums to be paid upon the closing of this offering will not be treated as an offering expense to be capitalized by the Company.

(6)      Commencing on the date of this prospectus, we agreed to pay our sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. The amount set forth in this table represents payments for 24 months.

Of the net proceeds of this offering and the sale of the private shares, $153,000,000 (or $175,950,000 if the underwriters’ over-allotment option is exercised in full), including $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will be placed in a trust account in the United States at Stifel Nicolaus & Company, Inc. with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate that the interest earned on the trust account will be approximately $107,000 per year, assuming an interest rate of 0.07% per year; however, we can provide no assurance regarding this amount. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our tax obligations, the proceeds from this offering and the sale of the private shares will not be released from the trust account until the earliest to occur of: (a) the completion of our initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering as such deadline may be extended for an additional three month period for a total of up to 18 months to complete our initial business combination in connection with our sponsor or any of its affiliates or designees, upon five business days’ advance notice prior to the date of the deadline for completing our initial business combination, pays an additional $0.10 per public share into the trust account ($1,500,000 or, if the underwriters’ over-allotment option is exercised in full, $1,725,000) in respect of such extension period on or prior to the date of the deadline (in connection with which our shareholders will have no right to redeem their public shares), or by such other further extended deadline that we may have to consummate an initial business combination beyond 18 months as a result of a stockholder vote to amend our amended and restated certificate of incorporation (in connection with which our shareholders will have a right to redeem their public shares as described herein) (such additional three month period as the same may be further extended as a result of the stockholder vote being referred to herein as an extension period), or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (C) the redemption of our public shares if we are unable to complete our initial business combination within 15 months from the closing of this offering or during any extension period, subject to applicable law. Stockholders who do not exercise their redemption rights in connection with an amendment to our certificate of incorporation would still be able to exercise their redemption rights in connection with a subsequent business combination.

Any payment for the three-month extension for deposit to the trust account by our sponsor or any of its affiliates or designees referred to above is expected to be made in the form of a non-interest bearing loan or loans. The terms of the promissory note to be issued by us in connection with any such loans have not yet been negotiated. If we complete our initial business combination, we would expect to repay such loans from funds that are released to us from the trust account or, at the option of our sponsor or its affiliates or designees (as applicable), convert all or a portion of the total loaned amount into private shares at a price of $10.00 per private share, which private shares will be identical to the private shares described herein. If we do not complete a business combination, we will repay such loans only from funds held outside of the trust account. In the event that we receive notice from our sponsor five business days prior to the applicable deadline of its intent to effect an extension in this manner, we intend to issue a press release announcing such intention at least three days prior to the deadline. In addition, we intend to issue a press release the day after the deadline announcing whether or not the funds have been timely deposited. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective business combination, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

Our sponsor, byNordic Holdings and byNordic Holdings II have agreed, pursuant to their respective securities purchase agreements entered into with us, to purchase 850,000 private shares in the aggregate at $10.00 per share for gross proceeds of $8,500,000 in the aggregate (or 940,000 private shares in the aggregate at $10.00 per share for gross proceeds of $9,400,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur concurrently with the consummation of our initial business combination. The proceeds from the sale of the private shares will be added to the net proceeds from the closing of the offering to be held in the trust account. The holders of the private shares will not have any redemption rights or liquidation rights or any other rights to amounts held in the trust account as holders of the private shares. The private shares may not, subject to certain limited exceptions, be transferred, assigned or sold by any holder of the private shares until 30 days after the completion of our initial business combination. If we do not complete an initial business combination within 15 months following the closing of the offering (as such deadline may be extended by any extension period), the proceeds from the sale of the private shares held in the trust account will be used to fund the redemption of the public shares (subject to the requirements of applicable law) and the private shares will not have any right to amounts on deposit in the trust account and the private shares will be worthless.

Rothesay, which is a member of our sponsor, has agreed, pursuant to a forward purchase agreement entered into with us, to purchase up to 1,000,000 forward purchase shares at $10.00 per share for gross proceeds up to $10,000,000 in a private placement that will occur concurrently with the consummation of our initial business combination. Rothesay’s purchase of forward purchase shares pursuant to the forward purchase agreement will be subject to the approval of Rothesay’s investment committee or other committee with decision-making authority to purchase the number of forward purchase shares approved by such committee and the other closing conditions set forth in the forward purchase agreement. Rothesay has the right to transfer all or a portion of its rights and obligation to purchase the forward purchase shares to forward transferees, subject to compliance with applicable securities laws. Any such forward transferee will be subject to the same terms and conditions under the forward purchase agreement. The forward purchase shares will be identical to the shares of Class A common stock underlying the units being sold in this offering, except that they will be subject to certain registration rights and transfer restrictions, as described herein under “Principal Stockholders — Restrictions on Transfers of Founder Shares, Private Shares and Forward Purchase Shares.” The funds from the sale of the forward purchase shares will be used as part of the consideration to the sellers in the initial business combination and any excess funds will be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their public shares and is intended to provide us with a minimum funding level for the initial business combination.

Commencing on the date of this prospectus, we have agreed to pay our sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

A portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to $500,000 as described in this prospectus. As of September 30, 2021, we had borrowed $328,603 under the promissory note evidencing the loans, which have been applied to pay a portion of the ongoing expenses of this offering. The loans are non-revolving (to the extent drawn and then repaid they cannot be re-drawn), non-interest bearing, unsecured and due at the earlier to occur of March 31, 2022 or the closing of this offering. We will repay the unpaid principal balance of the loans upon the closing of this offering out of offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into shares of our Class A common stock, at a price of $10.00 per share at the option of the lender. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, executive officers or their affiliates may purchase shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial stockholders, directors, officers or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares or warrants in such transactions prior to completion of our initial business combination. See “Proposed Business — Permitted purchases of our securities” for a description of how our sponsor, initial stockholders, directors, officers or any of their affiliates will select which stockholders to purchase securities from in any private transaction.

The purpose of any such purchases of shares could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of warrants could be to reduce the number of warrants outstanding or to vote such warrants on any matters submitted to the holders of the warrants for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of Class A common stock or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

We will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the initial business combination, and instead may search for an alternate business combination.

A public stockholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or during any extension period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of our public shares if we are unable to complete our initial business combination within 15 months following the closing of this offering or during any extension period, subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed initial business combination. Stockholders who do not exercise their redemption rights in connection with an amendment to our certificate of incorporation would still be able to exercise their redemption rights in connection with a subsequent business combination. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors (referred to herein as the insiders) have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, the private shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination or otherwise. The anchor investors have agreed in the letter agreements entered into with us and our sponsor and byNordic Holdings for the purchase of their founder shares that they have no rights to amounts on deposit in the trust account with respect to the founder shares purchased by them. In addition, the insiders and the anchor investors have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the prescribed time frame. However, if they acquire public shares in or after this offering, they will be entitled to redemption rights and liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. If we increase or decrease the size of the offering, we will effect a stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders at 25% of the issued and outstanding shares of our common stock upon the closing of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of Class A common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus, and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is required by us. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A common stock which may be redeemed for cash), by the number of issued and outstanding shares of our Class A common stock.

At September 30, 2021, our net tangible book deficit was $659,769, or approximately $(0.11)1 per share of common stock (or $(0.11) per share if the underwriters’ over-allotment option is exercised in full). After giving effect to the sale of 15,000,000 shares of Class A common stock included in the units we are offering by this prospectus (or 17,250,000 shares of Class A common stock if the underwriters’ over-allotment option is exercised in full), the sale of the private shares, the deduction of underwriting commissions, the value of the underwriters’ over-allotment option and estimated expenses of this offering, our pro forma net tangible book value at September 30, 2021 would have been approximately $(4,029,096), or approximately $(0.69) per share (or $(0.67) per share if the underwriters’ over-allotment option is exercised in full), representing an immediate decrease in net tangible book value (as decreased by the value of the approximately 15,000,000 shares of Class A common stock that may be redeemed for cash, or 17,250,000 shares of Class A common stock if the underwriters’ over-allotment option is exercised in full) of $0.58 per share (or $0.56 per share if the underwriters’ over-allotment option is exercised in full) to our initial stockholders as of the date of this prospectus and dilution to public stockholders from this offering will be $10.69 per share (or $10.67 if the underwriters’ over-allotment option is exercised in full).

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units:

		No exercise of over-allotment option		Exercise of over-allotment option in full
Public offering price		$10.00		$10.00
Net tangible book value before this offering	$(0.11)		$(0.11)
Increase attributable to new investors and private sales	$(0.58)		$(0.56)
Pro forma net tangible book value after this offering		$(0.69)		$(0.67)
Dilution to new investors		$10.69		$10.67
Percentage of dilution to new investors		106.90%		106.70%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $153,000,000 because holders of up to approximately 100.0% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes), divided by the number of shares of Class A common stock sold in this offering.

The following table sets forth information with respect to our initial stockholders, the holders of our private shares and the public stockholders:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial Stockholders(1)	5,000,000	24.0%	$25,000	0.02%	$0.01
Private Stockholders(2)	850,000	4.1%	8,500,000	5.4%	10.00
Public Stockholders(3)	15,000,000	71.9%	150,000,000	94.6%	$10.00

____________

(1)      Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of an aggregate of 750,000 shares of Class B common stock held by our sponsor, byNordic Holdings, byNordic Holdings II and our other initial stockholders.

(2)      Assumes no exercise of the underwriters’ over-allotment option such that an additional 90,000 private shares are not issued pursuant to the exercise in full of the underwriters’ over-allotment option.

(3)      Assumes no exercise of the underwriters’ over-allotment option such that an additional 2,250,000 public shares are not issued pursuant to the exercise in full of the underwriters’ over-allotment option.

The pro forma net tangible book value per share after the offering is calculated as follows:

	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book value before this offering	(659,769)	(659,769)
Proceeds from this offering and the sale of the private shares, net of expenses(1)	154,590,000	177,540,000
Offering costs excluded from the net tangible book value before this offering	628,173	628,173
Less: deferred underwriters’ commissions payable	(5,250,000)	(6,037,500)
Less: underwriters’ over-allotment option liability	(337,500)	—
Less: amount of Class A common stock subject to redemption	(153,000,000)	(175,950,000)
	$(4,029,096)	$(4,479,096)

Denominator:
Shares of Class B common stock issued and outstanding prior to this offering	5,750,000	5,750,000
Shares of Class B common stock forfeited if over-allotment is not exercised	(750,000)	—
Shares of Class A common stock issued in the private offering	940,000	940,000
Shares of Class B common stock forfeited if over-allotment is not exercised	(90,000)	—
Shares of Class A common stock included in the units offering	15,000,000	17,250,000
Less: shares of Class A common stock subject to redemption	(15,000,000)	(17,250,000)
	5,850,000	6,690,000

____________

(1)      Expenses applied against gross proceeds include offering expenses of $910,000 (not including $520,000 for director and officer liability insurance premiums to be paid upon closing of this offering, which amount is not an offering expense to be capitalized) and underwriting commissions of $3,000,000 (or $3,450,000 if the underwriters’ over-allotment option is exercised in full), excluding deferred underwriting fees. See “Use of Proceeds.”

(2)      If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, executive officers or their affiliates may purchase shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of shares of Class A common stock subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases of Our Securities.”

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2021, and as adjusted to give effect to the sale of our units in this offering and the sale of the private shares and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriters of its over-allotment option:

	September 30, 2021
	Actual	As Adjusted(1)
Deferred underwriting commission	$—	$5,250,000
Promissory note to affiliate(2)	328,603	—
Underwriters’ over-allotment option	—	337,500
Class A common stock, 15,000,000 shares subject to redemption (adjusted)(3)	—	153,000,000
Stockholder’s equity (deficit):
Preferred stock, $0.0001 par value, 1,000,000 shares authorized (actual and as adjusted); none issued or outstanding (actual and as adjusted)	—	—
Class A common stock, $0.0001 par value, 100,000,000 shares authorized (actual and as adjusted); 850,000 issued and outstanding (actual) (excluding 15,000,000 shares subject to redemption) as adjusted)	—	85
Class B common stock, $0.0001 par value, 10,000,000 shares authorized (actual and as adjusted); 5,750,000 shares issued and outstanding (actual); 5,000,000 shares issued and outstanding (as adjusted)(4)(5)	575	500
Additional paid-in-capital	24,425	—
Accumulated deficit	(56,596)	(4,029,681)
Total stockholder’s equity:	(31,596)	(4,029,096)
Total capitalization	$297,007	$154,558,404

____________

(1)      Assumes the over-allotment option has not been exercised and the resulting forfeiture of 750,000 founder shares held by the sponsor, byNordic Holdings. byNordic Holdings II and our other initial stockholders has occurred.

(2)      A portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to $500,000 as described in this prospectus. As of September 30, 2021, we had borrowed $328,603 under the promissory note evidencing the loan, which has been applied to pay a portion of the ongoing expenses of this offering. The loans are non-revolving (to the extent drawn and then repaid they cannot be re-drawn), non-interest bearing, unsecured and due at the earlier to occur of March 31, 2022 or the closing of this offering.

(3)      Upon completion of our initial business combination, we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination. The number of shares that may be redeemed may exceed this number so long as it would not cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of our initial business combination.

(4)      Actual share amount is prior to any forfeiture of founder shares by our sponsor, byNordic Holdings, byNordic Holdings II and other initial stockholders and as adjusted amount assumes no exercise of the underwriters’ over-allotment option.

(5)      On February 22, 2021, we effected a stock dividend of 0.5 shares for each share of Class B common stock outstanding, resulting in our sponsor holding an aggregate of 4,312,500 founder shares. On November 17, 2021, we effected a stock dividend of 1/3 of a share for each share of Class B common stock outstanding, resulting in our sponsor, byNordic Holdings and certain of our executive officers and directors holding an aggregate of 5,750,000 founder shares. All shares and associated amounts have been retroactively restated to reflect the stock dividend (see Notes 5 and 8).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private shares, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the closing of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing.

The issuance of additional shares in connection with an initial business combination to the owners of the target or other investors, including the forward purchase shares:

•        may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of Class A shares on a greater than one-to-one basis upon conversion of the Class B common stock;

•        may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded our common stock;

•        could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our Class A common stock and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our common stock;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•        other disadvantages compared to our competitors who have less debt.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses as we conduct due diligence on prospective business combination candidates. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, at September 30, 2021, we had $5.00 of cash and a working capital deficit of $659,769. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Our liquidity needs have been satisfied prior to completion of this offering through receipt of $25,000 from the sale of the founder shares to our sponsor and up to $500,000 in loans from our sponsor as described in this prospectus. As of September 30, 2021, we had borrowed $328,603 under the unsecured promissory note. As of September 30, 2021, we had borrowed $328,603 under the promissory note evidencing the loans, which have been applied to pay a portion of the ongoing expenses of this offering. The loans are non-revolving (to the extent drawn and then repaid they cannot be re-drawn), non-interest bearing, unsecured and due at the earlier to occur of March 31, 2022 or the closing of this offering. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $910,000 and underwriting commissions of $3,000,000 (or $3,450,000 if the underwriters’ over-allotment option is exercised in full) excluding deferred underwriting commissions of $5,250,000 (or up to $6,037,500 if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the private shares for a purchase price of $8,500,000 (or $9,400,000 if the underwriters’ over-allotment option is exercised in full), will be $154,590,000 (or $177,540,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $153,000,000 or $175,950,000 if the underwriters’ over-allotment option is exercised in full, including $5,250,000 (or up to $6,037,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions will be deposited into a trust account. The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds. The remaining $1,590,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $910,000 we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $910,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less deferred underwriting commissions) and the proceeds from the sale of forward purchase shares, if any, to complete our initial business combination. We may withdraw interest to pay taxes. We estimate our annual franchise tax obligations, based on the number of shares of our common stock authorized and outstanding after the completion of this offering, to be $200,000, which is the maximum amount of annual franchise taxes payable by us as a Delaware corporation per annum, which we may pay from funds from this offering held outside of the trust account or from interest earned on the funds held in our trust account and released to us for this purpose. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our income taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $1,590,000 of proceeds held outside the trust account. We will use these funds to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an initial business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds on a non-interest basis as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into shares of our Class A common stock, at a price of $10.00 per share at the option of the lender. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $520,000 for directors and officers liability insurance premiums, approximately $400,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $235,000 for legal and accounting fees related to regulatory reporting requirements; $180,000 for office space, utilities and secretarial and administrative support; and approximately $255,000 for working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses.

Rothesay, which is a member of our sponsor, has agreed, pursuant to a forward purchase agreement entered into with us, to purchase up to 1,000,000 forward purchase shares at $10.00 per share for gross proceeds up to $10,000,000 in a private placement that will occur concurrently with the consummation of our initial business combination. Rothesay’s purchase of forward purchase shares pursuant to the forward purchase shares is subject to the approval of Rothesay’s investment committee or other committee with decision-making authority to purchase the number of forward purchase shares approved by such committee and the other closing conditions set forth in the forward purchase agreement.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. In addition, we intend to target businesses larger than we could acquire with the net proceeds of this offering, the sale of the private shares and the private placement to be made to Rothesay pursuant to the forward purchase agreement, and may as a result be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private shares held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

In February 2020, our sponsor paid an aggregate of $25,000, or approximately $0.009 per share, to cover certain of our offering costs in consideration of 2,875,000 founder shares. In February 2021, we effected a stock dividend of 0.5 shares for each share of Class B common stock outstanding, resulting in our sponsor holding an aggregate of 4,312,500 founder shares (up to an aggregate of 562,500 of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised). On May 7, 2021, byNordic Holdings purchased from our sponsor 2,041,141 founder shares, and certain of our executive officers and directors had previously purchased an aggregate of 150,142 founder shares from our sponsor, in each case at a purchase price of approximately $0.006 per share. On November 17, 2021, we effected a stock dividend of 1/3 of a share for each share of Class B common stock outstanding, resulting in the Sponsor, byNordic Holdings and certain of our executive officers and directors holding an aggregate of 5,750,000 Founder Shares, 750,000 of which are subject to forfeiture to the extent the underwriters of our IPO do not exercise the over-allotment option in full. byNordic Holdings has agreed to forfeit up to 1,129,142 founder shares, and byNordic Holdings II has agreed to purchase up to 1,129,142 founder shares from us, up to 168,605 of which will be subject to the forfeiture referred to above, at a purchase price of approximately $0.0043 per share, on such date between the pricing and closing of the offering that is designated by us. The aggregate number of founder shares to be retained by byNordic Holdings LLC and to be purchased by byNordic Holdings II LLC will be reduced on a pro rata basis to the extent that such founder shares are transferred to the anchor investors or forfeited to us for the issuance of founder shares by us to the anchor investors as described herein. The number of founder shares issued was determined based on the expectation that such founder shares would represent 25% of the outstanding shares upon completion of this offering (including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the private shares, any shares of Class A common stock issued to our sponsor or its affiliates upon the conversion of working capital loans, any securities issued or issuable to any seller in an initial business combination and any shares issuable upon exercise of the warrants (referred to herein as the excluded shares)). The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued.

Commencing on the date of this prospectus, we have agreed to pay our sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor, officers, directors and advisors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

A portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to $500,000 as described in this prospectus. As of September 30, 2021, we had borrowed $328,603 under the promissory note evidencing the loans, which have been applied to pay a portion of the ongoing expenses of this offering. The loans are non-revolving (to the extent drawn and then repaid they cannot be re-drawn), non-interest bearing, unsecured and due at the earlier to occur of March 31, 2022 or the closing of this offering. We will repay the unpaid principal balance of the loans upon the closing of this offering out of offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds on a non-interest basis as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into shares of our Class A common stock at a price of $10.00 per share at the option of the lender. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Our sponsor, byNordic Holdings and byNordic Holdings II have agreed, pursuant to their respective securities purchase agreements entered into with us, to purchase 850,000 private shares in the aggregate at $10.00 per share for gross proceeds of $8,500,000 in the aggregate (or 940,000 private shares in the aggregate at $10.00 per share for gross proceeds of $9,400,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur concurrently with the consummation of this offering. The proceeds from the sale of the private shares will be added to the net proceeds from the closing of the offering to be held in the trust account. The holders of the private shares will not have any right to amounts held in the trust account as holders of the private shares. Our sponsor, byNordic Holdings and byNordic Holdings II will be permitted to transfer the private shares held by them to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to it, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the sponsor, byNordic Holdings and byNordic Holdings II. Otherwise, the private shares will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination.

Pursuant to the registration rights agreement that we previously entered into with our sponsor, byNordic Holdings, byNordic Holdings II and our other initial stockholders and the registration rights agreement that we will enter into with Rothesay if Rothesay purchases forward purchase shares pursuant to the forward purchase agreement, we may be required to register certain securities for sale under the Securities Act. The holders of the majority of the securities under the registration rights agreement entered into with our sponsor, byNordic Holdings, byNordic Holdings II and our other initial stockholders are entitled to make up to three demands, excluding short form demands, that we register such securities. The holders of a majority of the forward purchase shares that Rothesay may purchase pursuant to the forward purchase agreement are entitled to make a single demand that we register such forward purchase shares pursuant to the registration rights agreement that we will enter into with Rothesay if Rothesay purchases forward purchase shares pursuant to the forward purchase agreement. In addition, the holders under each of these registration rights agreements will have “piggy-back” registration rights to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements.

See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of September 30, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the report of independent registered public accounting firm providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

We are a newly organized blank check company incorporated as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination or our business combination.

To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We have generated no operating revenues to date and we may not generate operating revenues even after we consummate our initial business combination.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business focusing on technology growth companies in the northern part of Europe, including the Nordic and Scandinavian countries, the Baltic states, United Kingdom and Ireland, Germany, France and the Benelux countries, where our management team has extensive experience. In particular, we intend to prioritize companies in the financial technology (“FinTech”) sector and within the northern part of Europe where we believe there to be many potential targets, along with a secondary focus on other high-performing technology companies in the northern part of Europe.

Our Management

Our board of directors is led by our Chairman, Jonas Olsson. We will seek to capitalize on the financial, operating, sourcing, and execution experience and contacts of our executive team as well as of our Board members. Our executive team is comprised of Michael Hermansson, our Chief Executive Officer, Thomas Fairfield, our Chief Financial Officer and Chief Operating Officer, Alexander Lidgren, our Director of Marketing, Mats Karlsson, our Director of Acquisition, and Christian Merheim, our Director of Technology, who will lead our efforts to identify, evaluate, and acquire a target business.

Jonas Olsson, our Chairman, has more than 30 years of global operating experience stemming from his various roles with fashion conglomerate Hennes & Mauritz AB (“H&M”). Currently, Mr. Olsson is a global controller at H&M. Mr. Olsson began his career in 1988 at H&M in Sweden as an operative controller. Within one year, Mr. Olsson rose to become financial manager of H&M Germany, a position he held for nine years. In 1994, he also became the chief financial officer of H&M Austria. Over the course of the next twenty years, he served as a member of H&M’s expansion team, leading efforts in management, finance, and controlling in twelve different countries across four continents. Working in Austria, Japan, South Korea, the Baltics, United States, and Chile, Mr. Olsson built out infrastructure to support growth along with financial stability. Mr. Olsson was also responsible for management and operational planning in some of H&M’s most profitable and fastest-growing national businesses such as Germany, Denmark, and Poland. In 2014, he joined the global controlling group of H&M, where he helps lead oversight of all ten H&M brands. As our Chairman, Mr. Olsson will focus on guiding and overseeing the executive team with respect to our company’s operations, financial management, and the merger and acquisition process.

Michael Hermansson, our Chief Executive Officer, has a 35-year long career with top management positions in international corporations. Mr. Hermansson has been chief executive officer of numerous growth and turn-around companies owned by private equity firms such as Triton Investments Advisers LLP and Nordic Capital and their related funds. Mr. Hermansson started his career in the 1980’s with several director positions with Sandvik AB in Latin America as well as in several European countries. Mr. Hermansson has been the chairman of the board of Learning 2 Sleep L2S AB since June 2019, the chairman of the board of Vevios AB since November 2019 and a board member of Framtix Holding AB since June 2019. He was also the chief executive officer of AdderaCare AB from January 2016 to September 2019. From 2014 to 2015, Mr. Hermansson served as chief executive officer of Saferoad Group, a European market leader in road safety infrastructure products. At Saferoad Group, he led several acquisitions, refinanced the company and initiated the exit process which later led to the 2017 IPO of the company. From 2004 to 2013, he served as the chief executive officer of GCE Group, a global leader in gas control technologies for medical equipment, industrial applications, semiconductor manufacturing and other applications. At GCE Group, he managed the divestiture process for private equity owner Triton Equity Partners, ultimately delivering a very favorable cash return. Mr. Hermansson remained with the company under its new primary owner, Argan Capital, as chief executive officer of the group until 2013. As our Chief Executive Officer, Mr. Hermansson will focus on operations, financial management, the merger and acquisition process, and post de-SPAC growth management.

Thomas Fairfield, our Chief Financial Officer, Chief Operating Officer and Secretary, has been providing strategic business consulting services through Cambio Group LLC (“Cambio”) that he founded and has owned since July 2018 and Deucalion Partners, LLC, a recently formed advisory services company for which Mr. Fairfield serves as Chief Operating Officer. In connection with recent Cambio engagements, Mr. Fairfield served as Chief Restructuring Officer of Rhino Resource Partners LP (“Rhino”), an energy company, from May 2020 through the effective date of the plan of liquidation in Rhino’s Chapter 11 bankruptcy in February 2021 and as President and Chief Executive Officer and a member of the board of managers of Journey Group Acquisition Co., LLC, a death care services company, since October 2018. Mr. Fairfield served as a member of the board of managers of Casablanca Holdings GP LLC, a holding company for Apple Leisure Group, a hospitality and travel services company, from May 2020 to December 2020 and has been a member of the board of managers of Family Services Holdings, LLC, a death care services company, since June 2021. Prior to starting Cambio, Mr. Fairfield served as chief operating officer of WMIH Corp. from May 2015 to July 2018 and as a director from May 2015 to June 2017. WMIH Corp., which is now known as Mr. Cooper Group Inc. (NASDAQ: COOP), focused on identifying and consummating an accretive acquisition transaction across a broad array of industries, with a primary focus on the financial institutions sector. During his tenure at WMIH Corp., Mr. Fairfield was involved in leading the company’s efforts to acquire Nationstar Mortgage Holdings Inc. which provides quality servicing, origination and transaction-based services related principally to single-family residences throughout the United States. Prior to joining WMIH Corp., from March 2006 to May 2015, Mr. Fairfield held various officer positions with Capmark Financial Group Inc. (“Capmark”), a commercial real estate finance and services company. While at Capmark, he held the positions of chief operating officer, general counsel, secretary, and, most recently, served as executive vice president from November 2014 to May 2015. In addition, Mr. Fairfield served as a director of Capmark from September 2011 to June 2017. He also served as a director of various privately-owned subsidiaries of Capmark from September 2011 to February 2020. During his tenure at Capmark, the company filed for Chapter 11 bankruptcy in October 2009 and emerged in September 2011. In addition to taking a leading role in guiding Capmark out of bankruptcy, Mr. Fairfield assisted in Capmark’s acquisition of Bluestem Brands, Inc. (“Bluestem”), a company operating multiple direct to consumer multi-channel retail brands offering a broad selection of merchandise and credit options to consumers, after which the company was renamed. From January 2020 to August 2020, he returned to serve on the board of Bluestem which filed for Chapter 11 bankruptcy in March 2020. Prior to 2006, Mr. Fairfield practiced law for more than twenty years at several prominent international law firms, where his practice focused on general corporate and securities law, mergers and acquisitions, corporate finance, and financial services. He also served as a director and a member of the audit committee of Courtagen Life Sciences Inc., a privately-held company focused on genetic testing from April 2015 to July 2017 and The Cash Store Financial Services Inc., a retail loan products and services provider, from August 2013 to April 2014. As our Chief Financial Officer and Chief Operating Officer, Mr. Fairfield will focus on operations, financial management, and the merger and acquisition process.

Mats Karlsson, our Director of Acquisition, is a serial entrepreneur from Sweden with more than 25 years of management experience and a number of successful investments and exits. Mr. Karlsson is the owner and has been the chief executive officer of Vendere AB, a family office, since January 2005. From August 2012 to February 2019, he was the chief executive officer and a board member of Wattguard Holding AB, a university spin-off that later became a portfolio company of the Swedish Energy Agency. Wattguard Holdling AB was liquidated in an orderly manner pursuant to a voluntary bankruptcy petition filed with the relevant governmental authority in Sweden on February 28, 2019. The bankruptcy liquidator/trustee completed the administration of the bankruptcy and liquidation proceedings for Wattguard Holding AB on December 16, 2019. He served as the chief marketing officer of IT Assign AB from August 2001 to April 2002, and as the chief executive officer of Bluewave AB, both of which companies were Swedish subsidiaries of Maersk Data, AP Möller, a large Danish business conglomerate with activities in the transport, logistics and energy sectors. After helping to lead Maersk’s sale of Maersk Data to the International Business Machines Corporation (IBM) in 2004, Mr. Karlsson became the chief marketing officer and co-owner of Tactel, a mobile technology software development company that was later sold in 2009 to private equity fund FSN Capital III. As our Director of Acquisition, Mr. Karlsson will focus on deal sourcing and the merger and acquisition process.

Alexander “Bigge” Lidgren, our Director of Marketing since March 2020, is a serial entrepreneur from Sweden with a strong track record also of investing. Since December 2020 Mr. Lidgren has been a member of the board of Almi Invest Greenetch AB which is the greentech arm of Almi Invest, a Swedish Venture Capital company. Mr. Lidgren most recently was a managing director of Loudspring Oyj (HSLE: LOUD), a publicly-listed venture capital accelerator. During his tenure as chief executive officer, he led the investment into among others Plugsurfing GmbH, an electric car charging network aggregator. Plugsurfing was later acquired by Fortum Oyj in 2018, and delivered a favorable return on investment. Mr. Lidgren also managed the partial sales of Loudspring’s investment into Enersize Oyj (OM: ENERS), a Finnish industrial energy efficiency firm. Prior to Loudspring, he was a portfolio manager from 2012 to 2014 at the Swedish Energy Agency. Before his time at the SEA, Mr. Lidgren was a co-founder and managing director of an investor membership network, Cleantech Scandinavia, from 2006 to 2012, where he sourced more than 700 investments within the Nordic cleantech industry on behalf of more than 100 global venture capital investors. In 2004, Mr. Lidgren co-founded Bokks AB, a digital signage systems company, which was later sold to MultiQ International AB in 2007. As our Director of Marketing, Mr. Lidgren will focus on deal sourcing, target evaluation and de-SPAC marketing.

Christian Merheim, our Director of Technology, has a broad and extensive experience in FinTech, technology, communications, and business development. Mr. Merheim started his career in the technology industry, founding a number of high-tech start-ups covering video over IP (Bokks AB), parallel computing (Mitrionics AB), and advanced image processing (Westpot AB). Mr. Merheim has been serving on the board of Enersize Oyj since July 2016, where he managed the IPO of Enersize Oyj, a Finnish industrial energy efficiency firm using IoT. He has been the co-owner of Grimer Holding AB since April 2015 and a board member of Troberg Trading Heavy Equipment AB since January 2015. He was a deputy board member of Airdev AB, a subsidiary of Enersize Qyj, from December 2018 to September 2019. He was the chairman of the board of Enersize Advanced Research AB, a subsidiary of Enersize Qyj, from November 2017 to April 2019. He also served as a board member of Nuuka Oyj from June 2017 to July 2018. Since 2015 he has served as a consultant in technology development, financing and business development for various start-up and growth companies. He entered into FinTech and blockchain technology in 2012 when he co-founded Cryex Group AB and raised a seed financing for the company. He was the chief strategy officer of Cryex Group AB from January to June 2015. Mr. Merheim’s work at Cryex involved preparation of regulatory filings for PSD payments and MIFID settlement permits with SWE-FSA as well as designing integration with international legacy banking systems such as SWIFT and SEPA. As our Director of Technology, Mr. Merheim will focus on sourcing, technology, target evaluation, and de-SPAC marketing.

The past performance of our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. None of our management team, have had management experience with special purpose acquisition corporations in the past. You should not rely on the historical record of our management team’s performance as indicative of our future performance.

Industry Opportunity

While we may acquire a business in any industry or geographic location, our focus will be on the FinTech and other technology sectors in the northern part of Europe. We believe the technology industry, particularly the FinTech sector, is attractive for a number of reasons:

Large and Favorable Target Market.    The European FinTech industry represents a large target market, with more than $9 billion of private capital invested in 2020, according to research from Atomico, Orrick & Slush. We believe that, in the past several years, there has been a rise in the level of sophistication and interconnectivity between innovative technology and financial services providers. We expect this trend to continue and potentially accelerate. Based on data compiled by Dealroom, the pipeline of European private technology companies now exceeds $150 billion in combined enterprise value, with more than $50 billion in private FinTech companies. Large-scale movements in the industry include the digitization of payments, the increased prevalence of “open-banking”, the application of artificial intelligence in financial services, the development of blockchain technology, among many other innovations.

Pace of Growth & Innovation.    In FinTech, we believe the pace of innovation in the private and public sectors is robust. This activity is evident in the rise in industry research and development spending and in the number and diversity of technological and financial innovations in the pipeline. There has been significant disruption and change in the delivery of financial services in recent years, including, among others:

•        Retail banking (e.g. mobile payments, Neo-Banks);

•        Payments processing for consumers and businesses;

•        Wealth management (e.g. robo advisors);

•        Exchanges and trading platforms;

•        Big data moving to the cloud, application programming interface (“APIs”), data security; and

•        Digital assets and blockchain technology.

With increased adoption of FinTech and technology solutions by both customers and businesses, we believe that the sector is poised for continued growth in both overall market size and penetration. We believe that our extensive experience and demonstrated success in both investing and operating technology businesses has culminated in a unique set of capabilities that will be utilized in generating stockholder returns.

Broad Universe of Potential Targets.    We intend to primarily focus our investment effort across the FinTech industry, with a secondary focus on other high-performing technology markets. We believe that there are many potential targets within the FinTech industry that could become attractive public companies. These potential targets exhibit a broad range of business models and financial characteristics that range from very high growth innovative companies to more mature businesses with established franchises, recurring revenues and strong cash flows. These market dynamics are espoused in the European market in particular.

Our management team has extensive experience and knowledge in several other high-performing technology sectors, including enterprise software, health technology, energy technology (Renewable energy, energy efficiency, energy storage), transport technology (e-mobility, logistics software & services, autonomous driving, Transport as a Service) and food technology. These subsectors were all included among the top ten performing sectors, ranked by amount of investment, according to the State of European Tech 2020 report, and will provide our team with additional potential investment targets.

We believe that our investment and operating expertise in technology across multiple industry verticals will give us a large addressable universe of potential targets. Management believes that the diversity of the target universe and the number of largely uncorrelated sub-sectors increases the likelihood that the management team will be able to identify and execute an attractive business combination.

Acquisition Strategy

We believe our management team, with the assistance of our board of directors, is well positioned to identify unique opportunities within the FinTech and other high-performing technology markets. Certain members of our management team have spent significant portions of their careers working with businesses in the technology industry, and have developed a wide network of professional services contacts and business relationships in that industry. Our selection process will leverage our deep relationships with venture capitalists and private equity firms, leveraging Mr. Lidgren’s expansive relationships from the former investor membership network he helped lead, as well as the relationships of the broader team. Furthermore, the management team brings an extensive network of executives of private and public companies, investment banking firms, and other professional services firms, which we believe should provide us with a key competitive advantage in sourcing potential business combination targets.

Given our profile and dedicated industry approach, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, and in particular, investors in other private and public companies in our networks. Our management team will also proactively search for opportunities that are best positioned for our initial business combination. We also believe that our management team’s reputations, experience and track record will make us a preferred partner for these potential targets in the northern part of Europe.

In Europe, both the level of investment activity and the value creation of institutionally-backed technology companies has been increasing. For example, according to Pitchbook’s 2020 annual European Venture Report, venture capital investments in European businesses increased from €37.3 billion (approximately $45 billion) in 2019 to €42.8 billion (approximately $52 billion) in 2020, an increase of 15%. €149 billion (approximately $180 billion) of venture capital was invested in European companies since 2015. Corporate Venture Capital has increased its activity in the sector as well, contributing €19.4 billion (approximately $24 billion) in 2020 funding (up 24.4% year-over-year). Nearly 40% of this funding stemmed from investments in technology startups, as investors and corporates alike look to capitalize on the growth of technology in Europe. In 2020, 83.6% of the venture capital investments made in Europe went to the northern part of Europe. Additionally, the European market is particularly attractive for sourcing targets within our target valuation range. According to data from Atomico, the European technology IPOs in the $1 billion+ valuation category have been outnumbered by those in the United States by more than three-to-one, in aggregate, since 2016 – just 10% of European IPOs since 2016 have involved companies with a market cap of greater than $1 billion.

By focusing our search for potential targets in the northern part of Europe, we will leverage our existing business and investor network to identify and execute a business combination. In addition to our vast network, we are highly knowledgeable about regional business philosophies and traditions, which we believe gives us an advantage over outside investors. As a result, we believe the northern part of Europe will provide multiple target company candidates.

Acquisition Criteria

The sourcing focus will be on technology and FinTech companies known to our management and Board and proprietary in nature. Our focus will be companies with enterprise valuations below $750 million, primarily those with enterprise values between $450 million to $750 million. We believe that our experience, reputation and access to proprietary deal flow will enable us to identify and complete a business combination with an enterprise that will be successful as a public company. We have identified the following criteria to evaluate prospective target businesses. We may however, decide to enter into our initial business combination with a target business that does not meet these criteria or is outside of our sourcing focus. We currently intend to seek to acquire companies that we believe:

•        have developed or are developing differentiated products or services that address unmet needs and therefore represent significant growth opportunities serving the markets in which they operate or intend to operate;

•        have developed or are developing products or services that have achieved a level of maturity such that the investment has been relatively de-risked and can be adequately evaluated;

•        exhibit unrecognized value or other characteristics that we believe have been misevaluated by the market based on the expertise of our directors and officers and our rigorous sourcing and due diligence processes;

•        will offer attractive risk-adjusted equity returns for our shareholders;

•        can benefit from access to public investors for additional capital as well as our industry relationships and expertise;

•        are ready to be public, with strong management, corporate governance and reporting policies in place; and

•        will likely be well received by public investors and are expected to have good access to the public capital markets.

We may use other criteria as well. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that from time to time our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the “Investment Company Act”. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. If the initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.

Our Business Combination Process

We believe that conducting comprehensive due diligence on prospective investments is particularly important within the technology industries, including FinTech. In evaluating a prospective acquisition candidate, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management, investors and employees, document reviews, inspection of facilities, as well as a review of scientific, regulatory, operational, financial, legal and other information which will be made available to us. We will utilize the diligence, rigor, and expertise of our officers and directors to evaluate potential targets’ strengths, weaknesses, and opportunities to identify the relative risk and return profile of any potential target for our initial business combination. Given our management team’s extensive tenure investing in northern European companies and in the technology and—in particular—the FinTech industry, we will often be familiar with a prospective target’s end-market, competitive landscape and business model.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view.

Members of our management team may directly or indirectly own our founder shares, common stock and/or private shares following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

Certain members of our officers and directors presently have, and any of them in the future may have, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations to present the opportunity to such entity, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We believe, however, that the fiduciary duties or contractual obligations of our officers or directors will not materially affect our ability to complete our initial business combination, as we believe any such opportunities presented would be smaller than what we are interested in, in different fields than what we would be interested in, or that our obligations are to entities that are not themselves in the business of engaging in business combinations. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Our officers have agreed not to become an officer or director of any other special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 15 months after the closing of this offering or during any extension period. Notwithstanding the foregoing, Thomas Fairfield, our Chief Financial Officer, Chief Operating Officer and Secretary, may become an officer or director of another special purpose acquisition company which does not have a focus on acquiring a technology growth company in the northern part of Europe.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Financial Position

With funds available for a business combination initially in the amount of $147,750,000, after payment of $5,250,000 of deferred underwriting fees (or $169,912,500 after payment of up to $6,037,500 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full) and up to $10,000,000 in gross proceeds from the sale of the forward purchase shares, in each case before fees and expenses associated with our initial business combination, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt or leverage ratio. Because we are able to complete our business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering, the private placement of the private shares, the private placement of the forward purchase shares, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the closing of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than, or in addition to, using the amounts held in the trust account. We intend to target businesses larger than we could acquire with solely the net proceeds of this offering and the sale of the private shares, and may as a result be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would expect to complete such financing simultaneously with the completion of our initial business combination. In the case of an initial business combination funded with assets other than the trust account assets, our proxy materials or tender offer documents disclosing the initial business combination would disclose the terms of the financing and, only if required by law or the applicable rules of a national securities exchange, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, other than the forward purchase agreement, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

We have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. From the period commencing with our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors, our sponsor and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers and investment professionals. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us by calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as our sponsor and its affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our officers and directors and our sponsor and their respective industry and business contacts as well as their affiliates. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms including one or more of the underwriters or their respective affiliates or other individuals in the future, in which event we may pay a finder’s fee, consulting fee, advisory fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In addition, the underwriters may provide these services without additional compensation. We will formally engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which our sponsor or officers are affiliated, be paid any finder’s fee, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation by the company prior to, or in connection with any services they render in order to effectuate the completion of our initial business combination (regardless of the type of transaction that it is). Although none of our sponsor, executive officers or directors, or any of their respective affiliates, will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective business combination target in connection with a contemplated initial business combination, we do not have a policy that prohibits our sponsor, executive officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. We have agreed to pay our sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support and to reimburse our sponsor for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. Some of our officers and directors may enter into employment or consulting agreements with the post-transaction company following our initial business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an initial business combination candidate.

We are not prohibited from pursuing an initial business combination with a target that is affiliated with our sponsor, officers, directors or making the initial business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with an initial business combination target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

As more fully discussed in the section of this prospectus entitled “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

Selection of a Target Business and Structuring of our Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of our initial business combination will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation, a valuation based on trading multiples of comparable public businesses or a valuation based on the financial metrics of M&A transactions of comparable businesses. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the “Investment Company Act”. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. If the initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. In addition, we intend to focus our search for an initial business combination in a single industry. By completing our initial business combination with only a single entity, our lack of diversification may:

•        subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•        cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following an initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. However, we will seek stockholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek stockholder approval for business or other legal reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Under Nasdaq’s listing rules, stockholder approval would be required for our initial business combination if, for example:

•        we issue shares of Class A common stock that will be equal to or in excess of 20% of the number of shares of our Class A common stock then issued and outstanding;

•        any of our directors, officers or substantial stockholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in issued and outstanding common shares or voting power of 5% or more; or

•        the issuance or potential issuance of common stock will result in our undergoing a change of control.

Permitted Purchases of our Securities

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, executive officers or their affiliates may purchase shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial stockholders, directors, officers or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares or warrants in such transactions prior to completion of our initial business combination.

The purpose of any such purchases of shares could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of warrants could be to reduce the number of warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of Class A common stock or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such stockholder has already submitted a proxy with respect to our initial business combination. Our sponsor, officers, directors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or their affiliates will not make purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchases are subject to such reporting requirements.

Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock in connection with the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.20 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, the private shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination or otherwise.

Manner of Conducting Redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock in connection with the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. If we structure an initial business combination with a target company in a manner that requires stockholder approval, we will not have discretion as to whether to seek a stockholder vote to approve the proposed initial business combination. We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirements or we choose to seek stockholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.

In the event that our anchor investors purchase all of the approximately 97.6% of the units that they collectively have expressed an interest in purchasing in this offering and vote their public shares in favor of our initial business combination, no affirmative votes from other public stockholders would be required to approve our initial business combination. If the anchor investors purchase all of the units for which they have expressed to us an interest in purchasing, substantially all of the units purchased in this offering will be held by the anchor investors. The anchor investors will potentially have different interests than our other public stockholders in approving our initial business combination and otherwise exercising their rights as public stockholders because of their ownership of our Class B common stock as further discussed in this prospectus. In particular, the anchor investors would have an incentive to approve an initial business combination before the deadline for us to complete an initial business combination because otherwise their Class B common stock will expire worthless. Since our sponsor and byNordic Holdings are either transferring or forfeiting shares of our Class B common stock held by themselves without the issuance of additional shares of Class B common stock by us, there will be no additional dilutive impact on the other investors in this offering from the sale of the Class B common stock to the anchor investors. See “Risk Factors — Since our anchor investors will acquire founder shares held by our sponsor and byNordic Holdings, a conflict of interest may arise in determining whether a particular target business is appropriate for our initial business combination.” However, because our anchor investors are not obligated to continue owning any public shares following the closing of this offering and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these anchor investors will be stockholders at the time our stockholders vote on our initial business combination, and, if they are stockholders, we cannot assure you as to how such anchor investors will vote on any business combination.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

•        conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•        file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares which are not purchased by our sponsor, which number will be based on the requirement that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, stockholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

•        conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•        file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of the initial business combination.

If we seek stockholder approval, we will complete our initial business combination only if in addition to any other vote required by applicable law or stock exchange listing requirements, a majority of the issued and outstanding shares of common stock voted are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of issued and outstanding capital stock of the company representing a majority of the voting power of all issued and outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders will count toward this quorum and pursuant to the letter agreement, our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors have agreed to vote the founder shares held by them and any public shares purchased by them during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. For purposes of seeking approval of the majority of our issued and outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Subject to the requirements of applicable law or stock exchange listing requirements which may require a higher vote threshold in addition to our initial stockholders’ founder shares, we would need only 4,575,001, or 30.5%, of the 15,000,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all issued and outstanding shares are voted and assuming our sponsor, officers and directors do not purchase any public shares) in order to have our initial business combination approved (in each case assuming the over-allotment option is not exercised). We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction. Our amended and restated certificate of incorporation will provide that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed initial business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed initial business combination. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.

Limitation on Redemption upon Completion of our Initial Business Combination if we Seek Stockholder Approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares.” Such restriction shall also be applicable to our affiliates with respect to public shares they acquire in or after this offering. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed initial business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering Stock Certificates in Connection with Redemption Rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the meeting held to approve a proposed initial business combination by a date set forth in the proxy materials mailed to such holders or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy materials that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our proxy materials until the date set forth in such proxy materials to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing may be different from the procedures used by other blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the initial business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the initial business combination during which he or she could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the initial business combination until the redeeming holder delivered its certificate.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the proxy materials. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed initial business combination is not completed, we may continue to try to complete an initial business combination with a different target until 15 months from the closing of this offering or during any extension period.

Redemption of Public Shares and Liquidation if no Initial Business Combination

Our amended and restated certificate of incorporation provides that we will have only 15 months from the closing of this offering to complete our initial business combination as such deadline may be extended for an additional three month period for a total of up to 18 months to complete our initial business combination in connection with our sponsor or any of its affiliates or designees, upon five business days’ advance notice prior to the date of the deadline for completing our initial business combination, paying an additional $0.10 per public share into the trust account ($1,500,000 or, if the underwriters’ over-allotment option is exercised in full, $1,725,000) in respect of such extension period on or prior to the date of the deadline (in connection with which our shareholders will have no right to redeem their public shares), or by such other further extended deadline that we may have to consummate an initial business combination beyond 18 months as a result of a stockholder vote to amend our amended and restated certificate of incorporation (in connection with which our shareholders will have a right to redeem their public shares as described herein) (such additional three month period as the same may be further extended as a result of the stockholder vote being referred to herein as an extension period) If we are unable to complete our initial business combination within such 15-month period or during any extension period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 15-month time period or during any extension period.

Our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to the founder shares and the private shares held by them if we fail to complete our initial business combination within 15 months from the closing of this offering or during any extension period. However, if they acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

Our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or during any extension period or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes divided by the number of then issued and outstanding public shares. However, we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement (described above), we would not proceed with the amendment or the related redemption of our public shares at such time.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,590,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. We will depend on sufficient interest being earned on the proceeds held in the trust account to pay any tax obligations we may owe. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private shares, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.20 (or, if we exercise our right to make an additional deposit to the trust account in order to extend the deadline for the consummation of our initial business combination by an additional three months, $10.30 per share). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.20 (or $10.30, if applicable). Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. Marcum LLP, our independent registered public accounting firm, and the underwriters of the offering will not execute agreements with us waiving such claims to the monies held in the trust account.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.20 per public share (or, if we exercise our right to make an additional deposit to the trust account in order to extend the deadline for the consummation of our initial business combination by an additional three months, $10.30 per share) and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.20 per share (or $10.30 per share, if applicable) due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.20 per public share (or $10.30 per share, if applicable) or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our sponsor to reserve for such indemnification obligations and we cannot assure you that our sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.20 per public share (or $10.30 per share, if applicable).

We will have access to up to approximately $1,590,000 from the proceeds of this offering with which to pay any potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000, which amount will be available from interest earned on the funds held in the trust account). In the event that our offering expenses exceed our estimate of $910,000 we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds available outside the trust account to fund our search for a target business would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $910,000 the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

Under the DGCL, stockholders may be held liable for claims by third as such deadline may be extended by the extension period as described herein parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 15 months from the closing of this offering or during any extension period may be considered a liquidating distribution under Delaware law. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 15 months from the closing of this offering or during any extension period is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we are unable to complete our initial business combination within 15 months from the closing of this offering or during any extension period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 15th month or during any extension period and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time, that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.20 per public share (or, if we exercise our right to make an additional deposit to the trust account in order to extend the deadline for the consummation of our initial business combination by an additional three months, $10.30 per share) or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.20 per share (or $10.30 per share, if applicable) to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend any provisions of our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or during any extension period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of all of our public shares if we are unable to complete our business combination within 15 months from the closing of this offering or during any extension period, subject to applicable law. Stockholders who do not exercise their redemption rights in connection with an amendment to our amended and restated certificate of incorporation would still be able to exercise their redemption rights in connection with a subsequent business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the initial business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights as described above. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be amended with a stockholder vote.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 15 months from the closing of this offering or during any extension period.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.20 per public share), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes divided by the number of then issued and outstanding public shares, subject to the limitation that we will only redeem our public shares so long as (after such redemption) our

If we seek stockholder approval of our initial business combination, our sponsor, directors, officers or their affiliates may purchase shares in privately negotiated transactions or in the open market prior to or following completion of our initial business combination. There is no limit to the prices that our sponsor, directors, officers or their affiliates may pay in these transactions. The price paid by our sponsor, directors, officers or their affiliates in such transactions will have no effect on the redemption price.

If we are unable to complete our initial business combination within 15 months from the closing of this offering or during any extension period, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.20 per public share (or $10.30 in the event of the exercise of the three-month extension period) including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Complete an Initial Business Combination net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed initial business combination.

Impact to remaining stockholders

The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and taxes payable.

If the permitted purchases described above are made, there would be no impact to our remaining stockholders because the purchase price would not be paid by us.

The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$153,000,000 of the net proceeds of this offering and the sale of the private shares will be deposited into a trust account in the United States at Stifel Nicolaus & Company, Inc., with Continental Stock Transfer & Trust Company acting as trustee.

Approximately $127,575,000 of the offering proceeds would be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

$153,000,000 of the net offering proceeds and the sale of the private shares held in trust will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Receipt of interest on escrowed funds

Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or payable, and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued

We expect the units will begin trading on or promptly after the date of this prospectus. The Class A common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Keefe, Bruyette & Woods, Inc. and Drexel Hamilton, LLC, the representatives of the underwriters, inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

No trading of the units or the underlying Class A common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s

Terms of Our Offering	Terms Under a Rule 419 Offering

pay our taxes, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a stockholder vote. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. If we are not required by law and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC, which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the issued and outstanding shares of common stock voted are voted in favor of the initial business combination. In addition to any other stockholder approval that may be required pursuant to applicable law or the listing requirements of a national securities exchange. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. A quorum for such meeting will consist of the holders present in person or by proxy of shares of issued and outstanding capital stock of the company representing a majority of the voting power of all issued and outstanding shares of capital stock of the company entitled to vote at such meeting.

registration statement, to decide if it elects to remain a stockholder of the company or require the return of its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline

If we are unable to complete an initial business combination within 15 months from the closing of this offering or during any extension period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all of the shares of Class A common stock held by our public stockholders, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If a business combination has not been completed within 15 months after the effective date of the company’s registration statement or during any extension period, funds held in the trust or escrow account are returned to investors.

Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder (including our affiliates), together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares (more than an aggregate of 15% of the shares sold in this offering). Our public stockholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell any Excess Shares in open market transactions.

Any blank check company may provide no restrictions on the ability of stockholders to redeem shares based on the number of shares held by such stockholders in connection with an initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Tendering stock certificates in connection with a tender offer or redemption rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders or up to two business days prior to the vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the initial business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.

In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed initial business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such stockholders to arrange for them to deliver their certificate to verify ownership.

Release of funds

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our tax obligations and up to $100,000 of interest to pay dissolution expenses, the proceeds from this offering and the sale of the private shares held in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or during any extension period or (B) with respect to any other provision relating to stockholders’ rights or pre-business combination activity and (iii) the redemption of 100% of our public shares if we are unable to complete an initial business combination within the required time frame (subject to the requirements of applicable law). Stockholders who do not exercise their redemption rights in connection

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Terms of Our Offering	Terms Under a Rule 419 Offering

with an amendment to our certificate of incorporation would still be able to exercise their redemption rights in connection with a subsequent business combination.

On the completion of our initial business combination, all amounts held in the trust account will be released to us, less amounts released to a separate account controlled by the trustee for disbursal to redeeming stockholders.

We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon completion of our initial business combination,” to pay the underwriters the deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic business combinations. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than we do. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the initial business combination of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

Our executive offices are located at c/o Pir 29, Einar Hansens Esplanad 29, 211 13 Malmö, Sweden and our telephone number is +46 707 29 41 00. Our executive offices are provided to us by our sponsor. Commencing on the date of this prospectus, we have agreed to pay our sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. We consider our current office space adequate for our current operations.

Employees

We currently have five officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the initial business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, Class A common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential targets we may conduct an initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination. Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of Class A common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Officers and Directors

Our officers and directors are as follows:

Name	Age	Position
Jonas Olsson	61	Chairman of the Board
Michael Hermansson	61	Chief Executive Officer
Thomas Fairfield	63	Chief Financial Officer, Chief Operating Officer and Secretary
Mats Karlsson	57	Director of Acquisition
Alexander “Bigge” Lidgren	50	Director of Marketing
Christian Merheim	49	Director of Technology
Anna Yukiko Bickenbach	37	Independent Director
Anders Norlin	56	Independent Director
Fredrik Elmberg	61	Independent Director Nominee*
Steven Wasserman	57	Independent Director Nominee*

____________

*         This individual has indicated his assent to occupy such position on the effective date of the registration statement of which this prospectus is a part.

Jonas Olsson has served as our Chairman of the Board since inception. Mr. Olsson has more than 30 years of global operating experience stemming from his various roles with fashion conglomerate Hennes & Mauritz AB (“H&M”). Currently, Mr. Olsson is a global controller of H&M. Mr. Olsson began his career in 1988 at H&M in Sweden as an operative controller. Within one year, Mr. Olsson rose to become financial manager of H&M Germany, a position he held for nine years. In 1994, he also became the chief financial officer of H&M Austria. Over the course of the next twenty years, he served as a member of H&M’s expansion team, leading efforts in management, finance, and controlling in twelve different countries across four continents. Working in Austria, Japan, South Korea, the Baltics, United States, and Chile, Mr. Olsson built out infrastructure to support growth along with financial stability. Mr. Olsson was also responsible for management and operational planning in some of H&M’s most profitable and fastest-growing national businesses such as Germany, Denmark, and Poland. In 2014, he joined the global controlling group of H&M, where he helps lead oversight of all ten H&M brands. Mr. Olsson attended an MBA program in International Business at Lund University from 1981 to 1985. Mr. Olsson is well qualified to serve as a director due to his extensive industry and management experience.

Michael Hermansson has served as our Chief Executive Officer since March 2020. Mr. Hermansson has a 35-year long career with top management positions in international corporations. Mr. Hermansson has been chief executive officer of numerous growth and turn-around companies owned by private equity firms such as Triton Investments Advisers LLP and Nordic Capital and their related funds. Mr. Hermansson started his career in the 1980’s with several director positions with Sandvik AB in Latin America as well as in several European countries. Mr. Hermansson has been the chairman of the board of Learning 2 Sleep L2S AB since June 2019, the chairman of the board of Vevios AB since November 2019 and a board member of Framtix Holding AB since June 2019. He was also the chief executive officer of AdderaCare AB from January 2016 to September 2019. From 2014 to 2015, Mr. Hermansson served as chief executive officer of Saferoad Group, a European market leader in road safety infrastructure products. At Saferoad Group, he led several acquisitions, refinanced the company and initiated the exit process which later led to the 2017 IPO of the company. From 2004 to 2013, he served as the chief executive officer of GCE Group, a global leader in gas control technologies for medical equipment, industrial applications, semiconductor manufacturing and other applications. At GCE Group, he managed the divestiture process for private equity owner Triton Equity Partners, ultimately delivering a very favorable cash return. Mr. Hermansson remained with the company under its new primary owner, Argan Capital, as chief executive officer of the group until 2013. Mr. Hermansson received a bachelor’s degree in finance and accounting from University of Gothenburg.

Thomas Fairfield, our Chief Financial Officer, Chief Operating Officer and Secretary, has been providing strategic business consulting services through Cambio Group LLC (“Cambio”) that he founded and has owned since July 2018 and Deucalion Partners, LLC, a recently formed advisory services company for which Mr. Fairfield serves as Chief Operating Officer. In connection with recent Cambio engagements, Mr. Fairfield served as Chief Restructuring Officer of Rhino Resource Partners LP (“Rhino”), an energy company, from May 2020 through the effective date of the plan of liquidation in Rhino’s Chapter 11 bankruptcy in February 2021 and as President and Chief Executive Officer and a member of the board of managers of Journey Group Acquisition Co., LLC, a death care services company, since October 2018. Mr. Fairfield served as a member of the board of managers of Casablanca Holdings GP LLC, a holding company for Apple Leisure Group, a hospitality and travel services company, from May 2020 to December 2020 and has been a member of the board of managers of Family Services Holdings, LLC, a death care services company, since June 2021. Prior to starting Cambio, Mr. Fairfield served as chief operating officer of WMIH Corp. from May 2015 to July 2018 and as a director from May 2015 to June 2017. WMIH Corp., which is now known as Mr. Cooper Group Inc. (NASDAQ: COOP), focused on identifying and consummating an accretive acquisition transaction across a broad array of industries, with a primary focus on the financial institutions sector. During his tenure at WMIH Corp., Mr. Fairfield was involved in leading the company’s efforts to acquire Nationstar Mortgage Holdings Inc. which provides quality servicing, origination and transaction-based services related principally to single-family residences throughout the United States. Prior to joining WMIH Corp., from March 2006 to May 2015, Mr. Fairfield held various officer positions with Capmark Financial Group Inc. (“Capmark”), a commercial real estate finance and services company. While at Capmark, he held the positions of chief operating officer, general counsel, secretary, and, most recently, served as executive vice president from November 2014 to May 2015. In addition, Mr. Fairfield served as a director of Capmark from September 2011 to June 2017. He also served as a director of various privately-owned subsidiaries of Capmark from September 2011 to February 2020. During his tenure at Capmark, the company filed for Chapter 11 bankruptcy in October 2009 and emerged in September 2011. In addition to taking a leading role in guiding Capmark out of bankruptcy, Mr. Fairfield assisted in Capmark’s acquisition of Bluestem Brands, Inc. (“Bluestem”), a company operating multiple direct to consumer multi-channel retail brands offering a broad selection of merchandise and credit options to consumers, after which the company was renamed. From January 2020 to August 2020, he returned to serve on the board of Bluestem, which filed for Chapter 11 bankruptcy in March 2020. Prior to 2006, Mr. Fairfield practiced law for more than twenty years at several prominent international law firms, where his practice focused on general corporate and securities law, mergers and acquisitions, corporate finance, and financial services. He also served as a director and a member of the audit committee of Courtagen Life Sciences Inc., a privately-held company focused on genetic testing from April 2015 to July 2017 and The Cash Store Financial Services Inc., a retail loan products and services provider, from August 2013 to April 2014. Mr. Fairfield has a Juris Doctorate degree from Georgetown University Law Center and a B.S.F.S. from Georgetown University. He is admitted to the bar of the states of Connecticut, Pennsylvania, New York, and the District of Columbia, and is a member of the American Bar Association.

Mats Karlsson has served as our Director of Acquisition since March 2020. Mr. Karlsson is a serial entrepreneur from Sweden with more than 25 years of management experience and a number of successful investments and exits. Mr. Karlsson is the owner and has been the chief executive officer of Vendere AB, a family office, since January 2005. From August 2012 to February 2019, he was the chief executive officer and a board member of Wattguard Holding AB, a university spin-off that later became a portfolio company of the Swedish Energy Agency. Wattguard Holdling AB was liquidated in an orderly manner pursuant to a voluntary bankruptcy petition filed with the relevant governmental authority in Sweden on February 28, 2019. The bankruptcy liquidator/trustee completed the administration of the bankruptcy and liquidation proceedings for Wattguard Holding AB on December 16, 2019. He served as the chief marketing officer of IT Assign AB from August 2001 to April 2002, and as the chief executive officer of Bluewave AB, both of which companies were Swedish subsidiaries of Maersk Data, AP Möller, a large Danish business conglomerate with activities in the transport, logistics and energy sectors. After helping to lead Maersk’s sale of Maersk Data to the International Business Machines Corporation (IBM) in 2004, Mr. Karlsson became the chief marketing officer and co-owner of Tactel, a mobile technology software development company that was later sold in 2009 to private equity fund FSN Capital III. Mr. Karlsson received his Executive MBA from M-Gruppen.

Alexander “Bigge” Lidgren has served as our Director of Marketing since March 2020. Mr. Lidgren, is a serial entrepreneur from Sweden with a strong track record also of investing. Since December 2020 Mr. Lidgren has been a member of the board of Almi Invest Greenetch AB which is the greentech arm of Almi Invest, a Swedish Venture Capital company. Mr. Lidgren most recently was a managing director of Loudspring Oyj (HSLE: LOUD), a publicly-listed venture capital accelerator. During his tenure as chief executive officer, he led the investment into among others Plugsurfing GmbH, an electric car charging network aggregator. Plugsurfing was later acquired by Fortum Oyj in 2018, and delivered a favorable return on investment. Mr. Lidgren also managed the partial sales of Loudspring’s investment into Enersize Oyj (OM: ENERS), a Finnish industrial energy efficiency firm. Prior to Loudspring, he was a portfolio manager from 2012 to 2014 at the Swedish Energy Agency. Before his time at the SEA, Mr. Lidgren was a co-founder and managing director of an investor membership network, Cleantech Scandinavia, from 2006 to 2012, where he sourced more than 700 investments within the Nordic cleantech industry on behalf of more than 100 global venture capital investors. In 2004, Mr. Lidgren co-founded Bokks AB, a digital signage systems company, which was later sold to MultiQ International AB in 2007. Mr. Lidgren received a Bachelor of Science in Business administration in 1997 and a Master of Science in Environmental Management and Policy from Lund University in 2005.

Christian Merheim has served as our Director of Technology since March 2020. Mr. Merheim has a broad and extensive experience in FinTech, technology, communications, and business development. Mr. Merheim started his career in the technology industry, founding a number of high-tech start-ups covering video over IP (Bokks AB), parallel computing (Mitrionics AB), and advanced image processing (Westpot AB). Mr. Merheim has been serving on the board of Enersize Oyj since July 2016, where he managed the IPO of Enersize Oyj, a Finnish industrial energy efficiency firm using IoT. He has been the co-owner of Grimer Holding AB since April 2015 and a board member of Troberg Trading Heavy Equipment AB since January 2015. He was a deputy board member of Airdev AB, a subsidiary of Enersize Qyj, from December 2018 to September 2019. He was the chairman of the board of Enersize Advanced Research AB, a subsidiary of Enersize Qyj, from November 2017 to April 2019. He also served as a board member of Nuuka Oyj from June 2017 to July 2018. Since 2015 he has served as a consultant in technology development, financing and business development for various start-up and growth companies. He entered into FinTech and blockchain technology in 2012 when he co-founded Cryex Group AB and raised a seed financing for the company. He was the chief strategy officer of Cryex Group AB from January to June 2015. Mr. Merheim’s work at Cryex involved preparation of regulatory filings for PSD payments and MIFID settlement permits with SWE-FSA as well as designing integration with international legacy banking systems such as SWIFT and SEPA. Mr. Merheim received his M.Sc in Engineering from Lund University in 1998.

Anna Yukiko Bickenbach has served as our Director since inception. Ms. Bickenbach has a wide network within the German tech and FinTech community which will bring in deal flow opportunities through the main German tech hubs as well as directly from her network of German and international tech entrepreneurs and investors. Ms. Bickenbach has been Field Marketing Manager at Planet Labs Inc., a satellite data and insight provider with the world’s largest fleet of earth image satellites (currently merging with NYSE:DMYQ) since September 2021. She has previously been serving as the event and program manager for the “Worldchangers in Tech” and “Proptech Innovation Summit” at the GERMANTECH Foundation from October 2019 to September 2021. From February 2012 to August 2019, she worked as an impact manager for Mobile Economy GmbH, one of Europe’s leading green innovation network for investors, entrepreneurs and large corporations. From May 2018 to May 2019 she was also the marketing project manager for Avesu GmbH, a producer of vegan shoes where she has coordinated their European market strategy as well as facilitate partnership networks, including partners such as Peta, BKK-BVita, Provita. She was also country manager for fast growing foodtech start-up ResQ Club Oy during their German market introduction from July 2016 to January 2017. In 2013 she co-founded Ecotastic GmbH and was its chief sales and brand officer until February 2016, the company behind the eco loyalty reward Ecotastic mobile app. Between 2009 to 2011, she worked for the assisting chair of the agricultural economics faculty and the assisting chair in economics of horticultural production at Humboldt Univerität. From 2009 to 2010, she acted as an editor for Öko-Institute e.V, Institute for Applied Ecology with publications in 2010 in the areas of impact evaluation and climate change at Copenhagen Talks 2010. She earned a double bachelor’s degree in political science and in international studies with a minor in German from the University of Washington, Seattle, in 2008. She also has a master’s degree in Integrated Natural Resource Management from the Humboldt Univerität in Berlin in 2011. Ms. Bickenbach is well qualified to serve as a director due to her entrepreneurship and extensive experience in a wide range of European tech sectors.

Anders Norlin has served as our Director since inception. Mr. Norlin was the chief executive officer of a Swedish FinTech hub, Findec from April 2019 to August 2021. Mr. Norlin is currently advising Nordic tech and fintech scale-ups as a senior advisor. Findec is a membership organization for FinTech growth companies and arranges accelerator and growth programs, networking events, and facilitates collaborations within the Nordic FinTech, regtech, insuretech and blockchain industries. The organization works in partnership with, among others, Nordea and PricewaterhouseCoopers (“PwC”), as well as other international FinTech hubs. Through his work and position within the FinTech industry, Mr. Norlin has an extensive network with FinTech investors, entrepreneurs, and companies as well as with legacy financial institutions through which the company with be able to access deal flow opportunities. From August 2017 to August 2019, Mr. Norlin was a partner of Embassy House, a co-working space housing 70 companies focused on FinTech, property technology (“proptech”), Software-as-a-Service (“SaaS”), gaming and blockchain technology. Mr. Norlin has been a partner at Coach & Capital, a venture capital fund with a focus on cleantech and information and communications technologies (ICT) since January 2008. Between January 2013 and December 2016, Mr. Norlin served as an investment manager at Frame Invest, a private equity investor with a focus on B2B companies primarily within IT. From January 2002 to December 2007, Mr. Norlin served as investment manager at Traction, a Swedish private equity investment company listed on the Nasdaq Stockholm. In his role as investment manager at Traction, he served as a member of the board at several portfolio companies. Mr. Norlin holds a master of science in industrial management & mechanical engineering from Chalmers University of Technology and a degree in advanced marketing communication from Berghs School of Communication. Our management team believes that Mr. Norlin is well qualified to serve as a director due to his extensive experience within private equity technology investments as well as his deep knowledge of, and central position within, Nordic FinTech.

Fredrik Elmberg will be one of our directors as of the effective date of the registration statement of which this prospectus forms a part. Since 2009 he owns and operates, Lejonet Invest GMBH, his own German based Investment company within food-tech and consumer goods. From September 2016 he has been board member in Snow making equipment manufacturer SnowHow GMBH. From December 2014 until its sale in September 2019, he was chairman of the board in consumer loyalty program provider Ventum GMBH. From January 2014, he has been board member of European Convenience food GMBH providing deep frozen snacks. From December 2013 to its sale in April 2014 he was chairman of the board of food manufacturer Wback Bönen GMBH. From August 2013 until its sale in May 2015 he was chairman of the board of water purification company, Aquavital GMBH. From April 2015 he has been board member in CoXa Carry, a sports utility company. From July 2009 he has been Chairman of Boda Borg Europe AB and board member of Boda Borg Corp., and since Nov 2018 board member of Boda Borg Zürich AG. Boda Borg is an international group of owned and franchise based experience centers. From March 2008 he has been chairman of the board Ängeln premium Products GMBH, a frozen delicacy provider on the German market. All the companies above are portfolio holdings of his own investment company Lejonet Invest GMBH. From 2010 to its sale in 2013 he was board member in leading German roller shutter and doors manufacturer Alukon GMBH. From 2010 to its sale to Sulzer AG in 2012, he was board member of Geka Brush GMBH, a cosmetic brush manufacturer, and from 2007 to its sale to in 2010 he was board member in Lysell GMBH & Co, KG, a German chilled food producer. From 2003 to 2007 he was CEO and part-owner of home automation company Rademacher Geräte which was successfully divested to Nord Holding Group. From 2001 to 2003 he acted as Senior partner for private Equity fund Arcadia. From 1997 to 2001 he was CEO of Swiss Chocolate maker Lindt & Sprüngli (SWX:LISN). From 1994 to 1997 he was CEO for Mövenpick Global Branded Consumer Goods. Mr. Elmberg received a diploma in International Business Administration from Lund University in 1985 and was awarded a MBA through three major scholarships from Harvard Business School in June 1987. Mr. Elmberg is well qualified to serve as a director due to his extensive experience from company management as well as his experience from investments and acquisitions.

Steven M. Wasserman will be one of our directors as of the effective date of the registration statement of which this prospectus forms a part. Mr. Wasserman has been a principal in MSP Sports Capital, LP., an investment fund specializing in professional sports businesses, since 2019. He served as Vice Chairman of The Roosevelt Investment Group, Inc. an investment advisory firm, from 2018 to 2021 and was previously Chief Executive Officer of Seaport Investment Management, LLC, an investment management firm, from 2014 to 2018 and helped Seaport develop new investment strategies during his tenure. Since 2017, Mr. Wasserman has been a senior advisor to a New York based hedge fund with respect to special situations/credit opportunity investments and has also been an advisor to BlockWorks Group, LLC, a blockchain/cryptocurrency communications company. From 2011 to 2014 he was Senior Managing Director of the Beige Group, LLC, a family office where he was responsible for identifying, analyzing and executing investment opportunities. Mr. Wasserman has been an advisor to our company since 2019 and previously was Chief Executive Officer of Alpha Acquisition Corp, a special purpose acquisition company, from 2008 to 2010. He has also served as an advisor to various other special purpose acquisition companies including, but not limited to, Energy Infrastructure Acquisition Corp., Seanergy Acquisition Corp., and Starbulk Acquisition Corp. From 2004 to 2008, Mr. Wasserman also served as the managing partner of AMT Ventures LLC, an entity primarily engaged in public and private equity and debt investments on a principal basis. During his tenure AMT portfolio investments included: Ktech Corporation, a provider of technical support services, scientific and engineering services and management expertise to a variety of government defense and industry clients; Nanodetex Corporation, a leader in lab-on-chip (LOC) platform technologies for gas phase chemical analysis and explosive detection; Agent Science Technologies Incorporated, a provider of neural information management software solutions to the defense industry; and Link One, LLC, a technology transfer advisory group to Los Alamos National Laboratory. Mr. Wasserman is also a licensed attorney.

Number and Terms of Office of Officers and Directors

We currently have three directors and two director nominees. Our board of directors will be divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. The term of office of the first class of directors, consisting of Anders Norlin and Anna Yukiko Bickenbach, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Jonas Olsson, Fredrik Elmberg and Steven Wasserman, will expire at the second annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other officers as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Anders Norlin, Anna Yukiko Bickenbach, Fredrik Elmberg and Steven Wasserman are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our officers has received any cash compensation for services rendered to us. Commencing on the date of this prospectus, we have agreed to pay our sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. No compensation of any kind, including any finder’s fee, advisory fee, reimbursement or consulting fee, will be paid by us to our sponsor, officers and directors, or any affiliate of our sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. We do not have a policy that prohibits our sponsor, executive officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such payments, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed initial business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed initial business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Our board of directors will have two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Prior to the closing of this offering, we will establish an audit committee of the board of directors. Fredrik Elmberg, Anders Norlin and Steven Wasserman will serve as members of our audit committee, and Fredrik Elmberg will chair the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Fredrik Elmberg, Anders Norlin and Steven Wasserman meets the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and our board of directors has determined that Fredrick Elmberg qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•        pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Prior to the closing of this offering, we will establish a compensation committee of the board of directors. Fredrik Elmberg, Steven Wasserman and Anna Yukiko Bickenbach will serve as members of our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Fredrik Elmberg, Steven Wasserman and Anna Yukiko Bickenbach are independent and Fredrik Elmberg will chair the compensation committee.

We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluations;

•        reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•        reviewing on an annual basis our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to our sponsor of $10,000 per month, for up to 18 months, for office space, utilities and secretarial and administrative support and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that, prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Fredrik Elmberg, Anders Norlin, Anna Yukiko Bickenbach and Steven Wasserman. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.

Code of Ethics

Prior to the closing of this offering, we will have adopted a Code of Ethics applicable to our directors, officers and employees. We will file a copy of our Code of Ethics and our audit and compensation committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See the section of this prospectus entitled “Where You Can Find Additional Information.”

Conflicts of Interest

Certain members of our officers and directors presently have, and any of them in the future may have, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•        the corporation could financially undertake the opportunity;

•        the opportunity is within the corporation’s line of business; and

•        it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

As a result of potential business affiliations in the future, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations to present the opportunity to such entity, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We believe, however, that the fiduciary duties or contractual obligations of our officers or directors will not materially affect our ability to complete our initial business combination, as we believe any such opportunities presented would be smaller than what we are interested in, in different fields than what we would be interested in, or to entities that are not themselves in the business of engaging in business combinations. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Our officers have agreed not to become officers of any other special purpose acquisition companies with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, until we have entered into a definitive agreement regarding our initial business combination or we have liquidated the trust account. Notwithstanding the foregoing, Thomas Fairfield, our Chief Financial Officer, Chief Operating Officer and Secretary, may become an officer or director of another special purpose acquisition company which does not have a focus on acquiring a technology growth company in the northern part of Europe. Potential investors should also be aware of the following other potential conflicts of interest:

•        None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares, the private shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination or otherwise. Additionally, our initial stockholders have agreed to waive their redemption rights with respect to any founder shares and the private shares held by them if we fail to consummate our initial business combination within 15 months after the closing of this offering or during any extension period although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the allotted 15-month time period or during any extension period. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private shares held in the trust account will be used to fund the redemption of our public shares, and the private shares will be worthless. With certain limited exceptions, the founder shares will not be transferable or, assignable by our sponsor until the earlier of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) the date on which the last sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the private shares will not be transferable, assignable or saleable by our sponsor or its permitted transferees until 30 days after the completion of our initial business combination. Rothesay has agreed not to transfer, assign or sell any forward purchase shares until 30 days after the completion of our initial business combination. Since our sponsor and officers and directors may directly or indirectly own common stock and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.

•        Our sponsor, officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our sponsor or an affiliate of our sponsor or any of our officers or directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into shares of our Class A common stock at a price of $10.00 per share at the option of the lender.

The conflicts described above may not be resolved in our favor.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties:

Individual	Entity	Entity’s Business	Affiliation
Jonas Olsson	H&M Hennes & Mauritz GBC AB	Clothing Retail	Officer
Michael Hermansson	Learning 2 Sleep L2S AB	Health Care	Director
	Vevios AB	Technology	Director
	Framtix Holding AB	Health Care	Director
	Palito AB	Investing	Principal
Thomas Fairfield	Cambio Group LLC	Consulting	Founder
	Journey Group Acquisition Co., LLC	Death Care	Director and Officer
	Family Services Holdings, LLC	Death Care	Director
	Deucalion Partners, LLC	Consulting	Principal and Officer
Mats Karlsson	Vendere AB	Family Office	Principal and Officer
Christian Merheim	Enersize Oyj	Energy Technology	Director
	Grimer Holding AB	Consulting and Investing	Principal
	Troberg Trading Heavy Equipment AB	Industrial Equipment	Director
Fredrik Elmberg	Lejonet Invest GMBH	Investments	Principal
	SnowHow GMBH	Snow Equipment	Director and Principal
	European Convenience Food GMBH	Convenience Foods	Director and Principal
	CoXa Carry	Sports	Principal
	Boda Borg Europe AB	Recreation Services	Chairman and Principal
	Boda Borg Zurich AG	Recreation Services	Director and Principal
	Angeln Premium Products GMBH	Frozen Foods	Chairman and Principal
	Reversed Retail GMBH	Online Fashion Retailer	Principal
Steven Wasserman	MSP Sports Capital, L.P.	Sports Investments	Principal

Accordingly, if any of the above executive officers, directors or director nominees becomes aware of a business combination opportunity which is suitable for any of the above entities to which he or she has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions, that such an initial business combination is fair to our company from a financial point of view.

In the event that we submit our initial business combination to our public stockholders for a vote, pursuant to the letter agreement, our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors have agreed to vote the founder shares held by them and any public shares purchased by them during or after the offering (including in open market and privately negotiated transactions) in favor of our initial business combination, which includes any initial business combination with a company that is affiliated with our sponsor, officers or directors.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation will provide that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances. Except with respect to any public shares they may acquire in this offering or thereafter (in the event we do not consummate an initial business combination), our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account, and not to seek recourse against the trust account for any reason whatsoever, including with respect to such indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•        each person known by us to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock;

•        each of our executive officers, directors and director nominees that beneficially owns shares of our common stock; and

•        all our executive officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

In February 2020, our sponsor paid an aggregate of $25,000, or approximately $0.009 per share, to cover certain of our offering costs in consideration of 2,875,000 founder shares. In February 2021, we effected a stock dividend of 0.5 shares for each share of Class B common stock outstanding, resulting in our sponsor holding an aggregate of 4,312,500 founder shares (up to an aggregate of 562,500 of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised). On May 7, 2021, byNordic Holdings purchased from our sponsor 2,041,141 founder shares, and certain of our executive officers and directors had previously purchased an aggregate of 150,142 founder shares from our sponsor, in each case at a purchase price of approximately $0.006 per share. On November 17, 2021, we effected a stock dividend of 1/3 of a share for each share of Class B common stock outstanding, resulting in the Sponsor, byNordic Holdings and certain of our executive officers and directors holding an aggregate of 5,750,000 Founder Shares, 750,000 of which are subject to forfeiture to the extent the underwriters of our IPO do not exercise the over-allotment option in full. byNordic Holdings has agreed to forfeit up to 1,129,142 founder shares, and byNordic Holdings II has agreed to purchase up to 1,129,142 founder shares from us, 168,605 of which will be subject to the forfeiture referred to above, at a purchase price of approximately $0.0043 per share, on such date between the pricing and closing of the offering that is designated by us. The following table presents the number of shares and percentage of our common stock owned by our initial stockholders before and after this offering. The post-offering numbers and percentages presented assume that (i) the underwriters do not exercise their over-allotment option, that our sponsor, (ii) byNordic Holdings II has purchased 1,129,142 founder shares from us and byNordic Holdings has forfeited 1,129,142 founder shares, (iii) byNordic Holdings, byNordic Holdings II and our other initial stockholders forfeit 750,000 founder shares on a pro rata basis, (iv) the anchor investors do not purchase the units in the public offering such that the anchor investors do not purchase the founder shares and (v) that there are 20,850,000 shares of our common stock, consisting of (A) 15,000,000 shares of our Class A common stock sold in this offering, (B) 850,000 private shares and (C) 5,000,000 shares of our Class B common stock, issued and outstanding after this offering.

	Before Offering		After Offering
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Common Stock	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Common Stock
Water by Nordic AB(3)	5,549,811	96.5%	5,675,424	27.2%
byNordic Holdings LLC(4)(6)	1,592,380	27.7%	1,406,000	8.0%
byNordic Holdings II LLC(5)(6)	1,129,142	19.6%	960,537	5.4%
Jonas Olsson(7)	—	—	—	—
Michael Hermansson(7)	—	—	—	—
Christian Merheim(7)	—	—	—	—
Mats Karlsson(7)	—	—	—	—
Alexander “Bigge” Lidgren(7)	—	—	—	—
Anders Norlin(7)	—	—	—	—
Fredrik Elmberg(7)	—	—	—	—
Anna Yukiko Bickenbach(7)	—	—	—	—
Thomas Fairfield	66,730	1.2%	58,024	*
Steven Wasserman	133,460	2.3%	116,052	*
All executive officers, directors and director nominees as a group (10 individuals)	200,189	3.5%	174,076	*

____________

*Less than 1%

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is c/o Pir 29, Einar Hansens Esplanad 29, 211 13 Malmö, Sweden.

(2)      Interests shown consist solely of founder shares, classified as shares of Class B common stock. Such shares will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment, as described in the section of this prospectus entitled “Description of Securities.” Excludes shares underlying the forward purchase agreement, as such shares may not be voted or disposed of by our sponsor within 60 days of the date of this prospectus. Interests shown do not reflect the sale of founder shares by our sponsor and byNordic Holdings on a pro rata basis according to the number of founder shares owned by our sponsor (after deducting certain shares held for the benefit of officers and directors) and byNordic Holdings to the anchor investors pursuant to their expression of interest to purchase the founder shares on the closing of the offering.

(3)      Includes shares for which our sponsor is the record holder together with shares held of record by byNordic Holdings, which our sponsor may be deemed to beneficially own as the sole member of byNordic Manager LLC, the managing member of byNordic Holdings together with shares held of record by byNordic Holdings II, which our sponsor may be deemed to beneficially own as the sole member of byNordic Manager LLC, the managing member of byNordic Holdings II. Each of Jonas Olsson, Mats Karlsson and Alexander Lidgren are the managing members of our sponsor, and as such, each have voting and investment discretion with respect to the common stock held of record by our sponsor and may be deemed to have shared beneficial ownership of the common stock held directly by our sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(4)      On May 7, 2021, byNordic Holdings purchased from our sponsor 2,041,141 founder shares (up to 266,235 of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised), at a purchase price of approximately $0.006 per share. On November 17, 2021, we effected a stock dividend of 1/3 of a share for each share of Class B common stock outstanding, resulting in byNordic Holdings owning 2,721,521 founder shares (up to 354,980 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised). byNordic Holdings has agreed to forfeit up to 1,129,142 founder shares, and byNordic Holdings II has agreed to purchase up to 1,129,142 founder shares from us, up to 168,605 of which will be subject to the forfeiture referred to above, at a purchase price of approximately $0.0043 per share, between the pricing and closing of the offering. byNordic Holdings will thereafter own 1,592,380 founder shares (up to 186,376 of which are subject to the forfeiture referred to above), which our sponsor may be deemed to beneficially own as the sole member of byNordic Manager LLC, the managing member of byNordic Holdings. The aggregate number of shares of our Class B common stock to be retained by byNordic Holdings LLC and to be purchased by byNordic Holdings II LLC will be reduced on a pro rata basis to the extent that such shares of Class B common stock are transferred to the anchor investors or forfeited to us for the issuance of Class B common stock by us to the anchor investors as described herein.

(5)      byNordic Holdings II has agreed to purchase up to 1,129,142 founder shares from us, up to 168,605 of which will be subject to the forfeiture referred to above, at a purchase price of approximately $0.0043 per share, between the pricing and closing of the offering, which our sponsor may be deemed to beneficially own as the sole member of byNordic Manager LLC, the managing member of byNordic Holdings II.

(6)      The aggregate number of founder shares allocated to each of byNordic Holdings LLC and byNordic Holdings II LLC assumes that none of the founder shares are transferred to the anchor investors or forfeited to us to the extent of the founder shares to be issued by us to the anchor investors as described herein. The aggregate number of founder shares to be retained by byNordic Holdings LLC and to be purchased by byNordic Holdings II LLC will be reduced on a pro rata basis to the extent of the issuance of founder shares by us to the anchor investors as described herein.

(7)      Each of these individuals holds a direct or indirect interest in our sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

Immediately after this offering, our sponsor, byNordic Holdings, byNordic Holdings II and certain of our executive officers and directors as our initial stockholders will own 25.0% of the then-issued and outstanding shares of our common stock (assuming they do not purchase any units in this offering and including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the private shares, any shares of Class A common stock issued to our sponsor or its affiliates upon the conversion of working capital loans, any securities issued or issuable to any seller in an initial business combination and any shares issuable upon exercise of the warrants (referred to herein as the excluded shares)). None of our sponsor, byNordic Holdings, byNordic Holdings II or our officers or directors have expressed an intention to purchase any units in this offering. If we increase or decrease the size of the offering, we will effect a stock dividend or a share contribution back to capital, or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of our sponsor, byNordic Holdings, byNordic Holdings II and certain of our executive officers and directors as our initial stockholders at 25.0% of the issued and outstanding shares of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering and not including the excluded shares). Because of this ownership block, our initial stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors, amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions, including approval of our initial business combination.

The holders of the founder shares have agreed (A) to vote any shares owned by them in favor of any proposed initial business combination and (B) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination.

Our sponsor, executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Restrictions on Transfers of Founder Shares, Private Shares and Forward Purchase Shares

The founder shares, the private shares and the founder shares are each subject to transfer restrictions pursuant to lock-up provisions in a letter agreement to be entered into by our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors with us in connection with this offering and the forward purchase shares are subject to transfer restrictions pursuant to lock-up provisions in the forward purchase agreement. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) the date on which the last sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the private shares and the forward purchase shares, until 30 days after the completion of our initial business combination, except in each case (a) to our officers, directors or employees, any affiliates or immediate family members of any of our officers, directors or employees, any affiliates of our sponsor, any members or limited partners of our sponsor or any of their affiliates, (b) in the case of an individual, by gift to such individual’s immediate family member or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) to a family trust, foundation or partnership established for the exclusive benefit of one of our officers or directors, any of his, her or its affiliates or any of their respective immediate family members; (f) by private sales or transfers made in connection with the consummation of an initial business combination at prices no greater than the price at which the shares or warrants were originally purchased; (g) in the event of our liquidation prior to the completion of our initial business combination; or (h) by virtue of the laws of Sweden or our sponsor’s shareholders’ agreement or articles of association upon dissolution of our sponsor or the laws of Delaware or byNordic Holdings’ limited liability company agreement upon dissolution of byNordic Holdings or byNordic Holdings II’ limited liability company agreement upon dissolution of byNordic Holdings II; provided, however, that in the case of clauses (ii)(a) through (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements and by the same agreements entered into by our sponsor or other transferor with respect to such securities (including provisions relating to voting, waiver of access to funds in the trust account and waiver of liquidation distributions described elsewhere in this prospectus).

Private Shares

Our sponsor, byNordic Holdings and byNordic Holdings II have agreed, pursuant to their respective securities purchase agreements entered into with us, to purchase 850,000 private shares in the aggregate at $10.00 per share for gross proceeds of $8,500,000 in the aggregate (or 940,000 private shares in the aggregate at $10.00 per share for gross proceeds of $9,400,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur concurrently with the consummation of our initial business combination. The proceeds from the sale of the private shares will be added to the net proceeds from the closing of the offering to be held in the trust account. The holders of the private shares will not have any redemption rights or liquidation rights or any other rights to amounts held in the trust account as holders of the private shares. The private shares may not, subject to certain limited exceptions described herein under “Principal Stockholders — Restrictions on Transfers of Founder Shares, Private Shares and Forward Purchase Shares,” be transferred, assigned or sold by any holder of the private shares until 30 days after the completion of our initial business combination. If we do not complete an initial business combination within 15 months following the closing of the offering (as such deadline may be extended by any extension period), the proceeds from the sale of the private shares held in the trust account will be used to fund the redemption of the public shares (subject to the requirements of applicable law) and the private shares will not have any right to amounts on deposit in the trust account and the private shares will be worthless.

Anchor Investors

The anchor investors (none of which are affiliated with any member of our management team, our sponsor or any other anchor investor) have expressed to us an interest in purchasing in the aggregate up to approximately $146.4 million of the units which is approximately 97.6% of the units in this offering at the public offering price; provided, that no more than $14.85 million of the units in this offering shall be purchased by each anchor investor in such manner. Further, the anchor investors are expected to enter into separate letter agreements with us and our sponsor and byNordic Holdings pursuant to which, subject to the conditions set forth therein, the anchor investors will agree to purchase, upon the closing of this offering, for nominal consideration, up to an aggregate of 1,109,091 founder shares held by our sponsor and byNordic Holdings on a pro rata basis according to the number of founder shares held by each of our sponsor (after deducting certain shares held for the benefit of officers and directors) and byNordic Holdings (or, in the alternative, our sponsor and byNordic Holdings shall forfeit the relevant number of founder shares to us in order for us to issue the same number of founder shares to the anchor investor). The negotiations between us, our sponsor and byNordic Holdings and each anchor investor were separate and there are no arrangements or understandings among the anchor investors with regard to voting, including voting with respect to our initial business combination other than with respect to the voting of their founder shares as described below.

The anchor investors have not been granted any stockholder or other rights that are in addition to those granted to our other public stockholders and will purchase the founder shares for nominal consideration. Each anchor investor has agreed in its individually negotiated letter agreement entered into with us and our sponsor and byNordic Holdings to vote its founder shares to approve our initial business combination except to the extent that such anchor investor has notified us that its internal compliance procedures prevents it from entering into an agreement controlling the manner in which it will vote its founder shares in any manner including, without limitation, voting to approve our initial business combination. Further, unlike some anchor investor arrangements of other blank check companies, the anchor investors are not required to (i) hold any units, Class A common stock or warrants that they may purchase in this offering or thereafter in the open market for any amount of time or (ii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The anchor investors will have no rights to the funds held in the trust account with respect to the founder shares held by them. The anchor investors will have the same rights to the funds held in the trust account with respect to the Class A common stock underlying the units they may purchase in this offering as the rights afforded to our other public stockholders.

If the anchor investors purchase all of the units for which they have expressed to us an interest in purchasing, substantially all of the units purchased in this offering will be held by the anchor investors. The anchor investors will potentially have different interests than our other public stockholders in approving our initial business combination and otherwise exercising their rights as public stockholders because of their ownership of our Class B Common Stock as further discussed in this prospectus. In particular, the anchor investors would have an incentive to approve an initial business combination before the deadline for us to complete an initial business combination because otherwise their Class B common stock will expire worthless. If the anchor investors purchase substantially all of the units in this offering, the ownership of the units by a limited number of investors would be expected to reduce the trading volume, increase volatility and reduce liquidity for the remaining investors in our units and prevent the remaining investors from influencing whether to approve our initial business combination and other significant corporate decisions as explained in more detail under “Risk Factors — The anchor investors have expressed an interest to purchase substantially all of the units in this offering, which could reduce the trading volume, volatility and liquidity for our shares, adversely affect the trading price of our shares and prevent other investors from influencing significant corporate decisions” and “— Since our anchor investors will acquire founder shares held by our sponsor and byNordic Holdings, a conflict of interest may arise in determining whether a particular target business is appropriate for our initial business combination.” Since our sponsor and byNordic Holdings are either transferring or forfeiting shares of our Class B common stock held by themselves without the issuance of additional shares of Class B common stock by us, there will be no additional dilutive impact on the other investors in this offering from the sale of the Class B common stock to the anchor investors.

There can be no assurance that the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. In the event that the anchor investors purchase such units (either in this offering or after) and vote their public shares in favor of our initial business combination, no affirmative votes from other public stockholders would be required to approve our initial business combination. However, because our anchor investors are not obligated to continue owning any public shares following the closing of this offering and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these anchor investors will be stockholders at the time our stockholders vote on our initial business combination, and, if they are stockholders, we cannot assure you as to how such anchor investors will vote on any business combination.

Forward Purchase Agreement

Rothesay, which is a member of our sponsor, has agreed, pursuant to a forward purchase agreement entered into with us, to purchase up to 1,000,000 forward purchase shares at $10.00 per share for gross proceeds up to $10,000,000 in a private placement that will occur concurrently with the consummation of our initial business combination. As soon as reasonably practicable, but in no event less than twenty business days after we have identified a target for our initial business combination and that target has indicated a willingness to enter into definitive negotiations for our initial business combination, we will provide written notice to Rothesay setting forth the number of forward purchase shares that we desire to offer to Rothesay to purchase pursuant to the forward purchase agreement, provided, however, that such number shall in no event exceed 1,000,000 forward purchase shares, provided further, however, that the number of forward purchase shares that we elect to offer to Rothesay for purchase shall be determined by our independent directors comprising our audit committee; provided, further, however, that for the avoidance of doubt, we may elect to offer no forward purchase shares for purchase by Rothesay pursuant to the forward purchase agreement. Rothesay’s purchase of forward purchase shares pursuant to the forward purchase agreement will be subject to the approval of Rothesay’s investment committee or other committee with decision-making authority to purchase the number of forward purchase shares approved by such committee and the other closing conditions set forth in the forward purchase agreement. Rothesay has the right to transfer all or a portion of its rights and obligation to purchase the forward purchase shares to forward transferees, subject to compliance with applicable securities laws. Any such forward transferee will be subject to the same terms and conditions under the forward purchase agreement. The forward purchase shares will be identical to the shares of Class A common stock underlying the units being sold in this offering, except that they will be subject to certain registration rights and transfer restrictions, as described herein under “Principal Stockholders — Restrictions on Transfers of Founder Shares, Private Shares and Forward Purchase Shares.”

The funds from the sale of the forward purchase shares will be used as part of the consideration to the sellers in the initial business combination and any excess funds will be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their public shares and is intended to provide us with a minimum funding level for the initial business combination.

Registration Rights

The holders of the founder shares, private shares and Class A common stock that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them pursuant to the registration rights agreement that we have entered into with them and the holders of the forward purchase shares will have registration rights to require us to register a sale of any of the forward purchase shares held by them pursuant to the registration rights agreement that we will enter into with Rothesay if Rothesay purchases forward purchase shares pursuant to the forward purchase agreement. The holders of the majority of the securities under the registration rights agreement entered into with our sponsor, byNordic Holdings, byNordic Holdings II and our other initial stockholders are entitled to make up to three demands, excluding short form demands, that we register such securities. The holders of a majority of the forward purchase shares that Rothesay may purchase pursuant to the forward purchase agreement are entitled to make a single demand that we register such securities pursuant to the registration rights agreement that we will enter into with Rothesay if Rothesay purchases forward purchase shares pursuant to the forward purchase agreement. In addition, the holders under each of the registration rights agreements will have “piggy-back” registration rights to include their securities in other registration statements filed by us.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In February 2020, our sponsor paid an aggregate of $25,000, or approximately $0.009 per share, to cover certain of our offering costs in consideration of 2,875,000 founder shares. In February 2021, we effected a stock dividend of 0.5 shares for each share of Class B common stock outstanding, resulting in our sponsor holding an aggregate of 4,312,500 founder shares (up to an aggregate of 562,500 of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised). On November 17, 2021, we effected a stock dividend of 1/3 of a share for each share of Class B common stock outstanding, resulting in our sponsor, byNordic Holdings and certain of our executive officers and directors holding an aggregate of 5,750,000 Founder Shares (750,000 of which are subject to forfeiture to the extent the underwriters of our IPO do not exercise the over-allotment option in full). byNordic Holdings has agreed to forfeit up to 1,129,142 founder shares, and byNordic Holdings II has agreed to purchase up to 1,129,142 founder shares from us, up to 168,605 of which will be subject to the forfeiture referred to above, at a purchase price of approximately $0.0043 per share, on such date between the pricing and closing of the offering that is designated by us. The aggregate number of founder shares to be retained by byNordic Holdings LLC and to be purchased by byNordic Holdings II LLC will be reduced on a pro rata basis to the extent that such founder shares are transferred to the anchor investors or forfeited to us for the issuance of founder shares by us to the anchor investors as described herein. Prior to the initial investment in the company of $25,000 by our sponsor, we had no assets, tangible or intangible. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. The number of founder shares issued was determined based on the expectation that the founder shares would represent 25% of the outstanding shares after this offering (including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the private shares, any shares of Class A common stock issued to our sponsor or its affiliates upon the conversion of working capital loans, any securities issued or issuable to any seller in an initial business combination and any shares issuable upon exercise of the warrants (referred to herein as the excluded shares)). As such, our initial stockholders will collectively own 25% of our issued and outstanding shares after this offering through ownership of the founder shares (assuming they do not purchase any units in this offering and including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the excluded shares). None of our sponsor, byNordic Holdings, byNordic Holdings II, their respective members or any of our officers or directors have expressed an intention to purchase any units in this offering.If we increase or decrease the size of the offering we will effect a stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders at 25.0% of the issued and outstanding shares of our common stock upon the closing of this offering (not including the excluded shares). Up to 750,000 founder shares are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised so that our initial stockholders will maintain ownership of 25% of our common stock (including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the excluded shares). The founder shares (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. Our initial stockholders will collectively own approximately 28.1% of our common stock after this offering (if the underwriters’ over-allotment option is not exercised) or approximately 27.9% of our common stock after this offering (if the underwriters’ over-allotment option is exercised in full), in each case through ownership of the founder shares and private shares (assuming they do not purchase any units in this offering and including in such calculation the private shares and any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the excluded shares other than the private shares).

The anchor investors (none of which are affiliated with any member of our management team, our sponsor or any other anchor investor) have expressed to us an interest in purchasing in the aggregate up to approximately $146.4 million of the units which is approximately 97.6% of the units in this offering at the public offering price; provided, that no more than $14.85 million of the units in this offering shall be purchased by each anchor investor in such manner. Further, the anchor investors are expected to enter into separate letter agreements with us and our sponsor and byNordic Holdings pursuant to which, subject to the conditions set forth therein, the anchor investors will agree to purchase, upon the closing of this offering, for nominal consideration, up to an aggregate of 1,109,091 founder shares held by our sponsor and byNordic Holdings on a pro rata basis according to the number of founder shares held by each of our sponsor (after deducting certain shares held for the benefit of officers and directors) and byNordic Holdings (or, in the alternative, our sponsor and byNordic Holdings shall forfeit the relevant number of founder shares to us in order for us to issue the same number of founder shares to the anchor investor). We expect that the number of units the anchor investors will purchase would not increase in the event the number of units offered hereby is increased (including as a result of any exercise of the underwriters’ over-allotment option). We are not limited with respect to the number of units we may sell to the anchor investors in this offering. The negotiations between us, our sponsor and byNordic Holdings and each anchor investor were separate and there are no arrangements or understandings among the anchor investors with regard to voting, including voting with respect to our initial business combination other than with respect to the voting of their founder shares as described below. There can be no assurance that the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination.

Rothesay, which is a member of our sponsor, has agreed, pursuant to a forward purchase agreement entered into with us, to purchase up to 1,000,000 forward purchase shares at $10.00 per share for gross proceeds up to $10,000,000 in a private placement that will occur concurrently with the consummation of our initial business combination. Rothesay’s purchase of forward purchase shares pursuant to the forward purchase agreement will be subject to the approval of Rothesay’s investment committee or other committee with decision-making authority to purchase the number of forward purchase shares approved by such committee and the other closing conditions set forth in the forward purchase agreement. Rothesay has the right to transfer all or a portion of its rights and obligation to purchase the forward purchase shares to forward transferees, subject to compliance with applicable securities laws. Any such forward transferee will be subject to the same terms and conditions under the forward purchase agreement. The forward purchase shares will be identical to the shares of Class A common stock underlying the units being sold in this offering, except that they will be subject to certain registration rights and transfer restrictions, as described herein under “Principal Stockholders — Restrictions on Transfers of Founder Shares, Private Shares and Forward Purchase Shares.” The funds from the sale of the forward purchase shares will be used as part of the consideration to the sellers in the initial business combination and any excess funds will be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their public shares and is intended to provide us with a minimum funding level for the initial business combination.

Our sponsor, byNordic Holdings and byNordic Holdings II have agreed, pursuant to their respective securities purchase agreements entered into with us, to purchase 850,000 private shares in the aggregate at $10.00 per share for gross proceeds of $8,500,000 in the aggregate (or 940,000 private shares in the aggregate at $10.00 per share for gross proceeds of $9,400,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur concurrently with the consummation of our initial business combination. The proceeds from the sale of the private shares will be added to the net proceeds from the closing of the offering to be held in the trust account. The holders of the private shares will not have any right to amounts held in the trust account as holders of the private shares. The private shares may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination.

As more fully discussed in the section of this prospectus entitled “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Commencing on the date of this prospectus, we have agreed to pay our sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our sponsor, officers and directors, or any affiliate of our sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. We do not have a policy that prohibits our sponsor, executive officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

A portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to $500,000 as described in this prospectus. As of September 30, 2021, we had borrowed $328,603 under the promissory note evidencing the loans, which have been applied to pay a portion of the ongoing expenses of this offering. The loans are non-revolving (to the extent drawn and then repaid they cannot be re-drawn), non-interest bearing, unsecured and due at the earlier to occur of March 31, 2022 or the closing of this offering. The unpaid principal balance of the loans will be repaid upon the closing of this offering out of the estimated $910,000 of offering proceeds not held in the trust account that have been allocated to the payment of offering expenses (other than underwriting commissions) The value of our sponsor’s interest in this transaction corresponds to the principal amount outstanding under any such loan.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into shares of our Class A common stock at a price of $10.00 per share at the option of the lender. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We will enter into indemnification agreements with each of our officers and directors a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We have entered into registration rights agreements with respect to the founder shares, the private shares, the shares of our Class A common stock issuable upon conversion of working capital loans (if any), the forward purchase shares and the shares of Class A common stock issuable upon exercise of the foregoing and upon conversion of the founder shares, which is described under the section of this prospectus entitled “Description of Securities — Registration Rights.”

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the closing of this offering, we will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics that we plan to adopt prior to the closing of this offering is filed as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the closing of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we plan to adopt prior to the closing of this offering is filed as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed, in a letter agreement, not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, byNordic Holdings, byNordic Holdings II or our officers or directors unless we, or a committee of independent directors, have obtained an opinion from independent investment banking firm or from another independent entity that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, reimbursements, consulting fee, monies in respect of any payment of a loan or other compensation will be paid by us to our sponsor, officers or directors, or any of their respective affiliates, for services rendered to us prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

•        Repayment of up to an aggregate of up to $500,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•        Payment to our sponsor of $10,000 per month, for up to 15 months plus the three-month extension period if applicable plus any additional extension period, for office space, utilities and secretarial and administrative support;

•        Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•        Repayment of non-interest bearing loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into shares of our Class A common stock, at a price of $10.00 per share at the option of the lender.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.

DESCRIPTION OF SECURITIES

Pursuant to our amended and restated certificate of incorporation, our authorized capital stock consists of 100,000,000 shares of Class A common stock, $0.0001 par value, 10,000,000 shares of Class B common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one whole share of Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

We expect the Class A common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Keefe, Bruyette & Woods, Inc. and Drexel Hamilton, LLC, the representatives of the underwriters, inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants.

In no event will the Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds from the offering of the units and from the sale of the private shares at the closing of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

Upon the closing of this offering, 20,850,000 shares of our common stock will be issued and outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 750,000 founder shares by our sponsor, byNordic Holdings, byNordic Holdings II and our other initial stockholders), consisting of:

•        15,000,000 shares of our Class A common stock underlying the units being offered in this offering;

•        850,000 shares of our Class A common stock that are privately placed with our sponsor, byNordic Holdings and byNordic Holdings II; and

•        5,000,000 shares of Class B common stock held by our initial stockholders.

If we increase or decrease the size of the offering we will effect a stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders at 25.0% of the issued and outstanding shares of our common stock upon the closing of this offering (assuming that they do not purchase any units in this offering and including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the private shares, any shares of Class A common stock issued to our sponsor or its affiliates upon the conversion of working capital loans, any securities issued or issuable to any seller in an initial business combination and any shares issuable upon exercise of the warrants (referred to herein as the excluded shares)).

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law. Unless specified in our amended and restated certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our issued and outstanding shares of common stock entitled to vote that are voted is required to approve any matter voted on by our stockholders. Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of Class A common stock, if we were to enter into an initial business combination, we may (depending on the terms of such an initial business combination) be required to increase the number of shares of Class A common stock which we are authorized to issue at the same time as our stockholders vote on the initial business combination to the extent we seek stockholder approval in connection with our initial business combination.

Nasdaq listing rules require us to hold an annual meeting no later than one year after our first fiscal year end following our listing on Nasdaq. However, under Section 211(b) of the DGCL, we are required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. Depending on when we become listed on Nasdaq, we may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may be required to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We will provide our stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.20 per public share. The amount in the trust account is anticipated to increase to approximately $10.30 per public share in connection with our sponsor or any of its affiliates or designees, upon five business days’ advance notice prior to the date of the deadline for completing our initial business combination, paying an additional $0.10 per public share into the trust account ($1,500,000 or, if the underwriters’ over-allotment option is exercised in full, $1,725,000) in respect of such extension period on or prior to the date of the deadline in order to extend the deadline for the consummation of our initial business combination for an additional three month period for a total of up to 18 months to complete our initial business combination. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors (referred to herein as the insiders) have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares, the private shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination or otherwise. The anchor investors have agreed in the letter agreements entered into with us and our sponsor and byNordic Holdings for the purchase of their founder shares that they have no rights to amounts on deposit in the trust account with respect to the founder shares purchased by them. In addition, the insiders and the anchor investors have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the prescribed time frame. However, if they acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame. Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated certificate of incorporation will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the issued and outstanding shares of common stock voted are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of issued and outstanding capital stock of the company representing a majority of the voting power of all issued and outstanding shares of capital stock of the company entitled to vote at such meeting.

However, the participation of our sponsor, officers or directors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our issued and outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our initial business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares of common stock sold in this offering, which we refer to as the Excess Shares. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete the initial business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares would be required to sell their stock in open market transactions, potentially at a loss.

If we seek stockholder approval in connection with our initial business combination, pursuant to the letter agreement our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors have agreed to vote their founder shares and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need only 4,575,001, or approximately 30.5%, of the 15,000,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all issued and outstanding shares are voted and assuming our sponsor, officers and directors do not purchase any public shares) in order to have our initial business combination approved (in each case assuming the over-allotment option is not exercised). Additionally, each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction (subject to the limitation described in the preceding paragraph).

Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our initial business combination within 15 months from the closing of this offering or during any extension period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and the private shares if we fail to complete our initial business combination within 15 months from the closing of this offering or during any extension period. However, if they acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

In the event of a liquidation, dissolution or winding up of the company after an initial business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, upon the completion of our initial business combination, subject to the limitations described herein.

Private Shares

Our sponsor, byNordic Holdings and byNordic Holdings II have agreed, pursuant to their respective securities purchase agreements entered into with us, to purchase 850,000 private shares in the aggregate at $10.00 per share for gross proceeds of $8,500,000 in the aggregate (or 940,000 private shares in the aggregate at $10.00 per share for gross proceeds of $9,400,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur concurrently with the consummation of our initial business combination. The proceeds from the sale of the private shares will be added to the net proceeds from the closing of the offering to be held in the trust account. The holders of the private shares will not have any redemption rights or liquidation rights or any other rights to amounts held in the trust account as holders of the private shares. Our sponsor, byNordic Holdings and byNordic Holdings II have agreed not to transfer, assign or sell any of the private shares until the date that is 30 days after the date we complete our initial business combination, except, among other limited exceptions as described under the section of this prospectus entitled “Principal Stockholders — Restrictions on Transfers of Founder Shares, Private Shares and Forward Purchase Shares,” to our officers and directors and other persons or entities affiliated with our sponsor. If we do not complete an initial business combination within 15 months following the closing of the offering (as such deadline may be extended by any extension period), the proceeds from the sale of the private shares held in the trust account will be used to fund the redemption of the public shares (subject to the requirements of applicable law) and the private shares will not have any right to amounts on deposit in the trust account and the private shares will be worthless.

Founder Shares

The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares, the private shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination or otherwise, (B) to waive their redemption rights with respect to their founder shares, the private shares and public shares in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (x) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or during any extension period or (y) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares and the private shares held by them if we fail to complete our initial business combination within 15 months from the closing of this offering or during any extension period, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period, (iii) the founder shares are shares of our Class B common stock that will automatically convert into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as described herein, and (iv) the founder shares and the private shares are entitled to registration rights. If we submit our initial business combination to our public stockholders for a vote, our sponsor, byNordic Holdings, byNordic Holdings II and our executive officers and directors have agreed pursuant to the letter agreement to vote their founder shares and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that any additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the issued and outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 25% of the sum of the total number of all shares of common stock issued and outstanding upon completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued following this offering (including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the private shares, any shares of Class A common stock issued to our sponsor or its affiliates upon the conversion of working capital loans, any securities issued or issuable to any seller in an initial business combination and any shares issuable upon exercise of the warrants (referred to herein as the excluded shares)). We cannot determine at this time whether a majority of the holders of our Class B common stock at the time of any future issuance would agree to waive such adjustment to the conversion ratio. They may waive such adjustment due to (but not limited to) the following: (i) closing conditions which are part of the agreement for our initial business combination; (ii) negotiation with Class A stockholders on structuring an initial business combination; or (iii) negotiation with parties providing financing which would trigger the anti-dilution provisions of the Class B common stock. If such adjustment is not waived, the issuance would not reduce the percentage ownership of holders of our Class B common stock, but would reduce the percentage ownership of holders of our Class A common stock. If such adjustment is waived, the issuance would reduce the percentage ownership of holders of both classes of our common stock. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for shares of Class A common stock issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion rate adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) the date on which the last sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Forward Purchase Shares

Rothesay, which is a member of our sponsor, has agreed, pursuant to a forward purchase agreement entered into with us, to purchase up to 1,000,000 forward purchase shares at $10.00 per share for gross proceeds up to $10,000,000 in a private placement that will occur concurrently with the consummation of our initial business combination. As soon as reasonably practicable, but in no event less than twenty business days after we have identified a target for our initial business combination and that target has indicated a willingness to enter into definitive negotiations for our initial business combination, we will provide written notice to Rothesay setting forth the number of forward purchase shares that we desire to offer to Rothesay to purchase pursuant to the forward purchase agreement, provided, however, that such number shall in no event exceed 1,000,000 forward purchase shares, provided further, however, that the number of forward purchase shares that we elect to offer to Rothesay for purchase shall be determined by our independent directors comprising our audit committee; provided, further, however, that for the avoidance of doubt, we may elect to offer no forward purchase shares for purchase by Rothesay pursuant to the forward purchase agreement. Rothesay’s purchase of forward purchase shares pursuant to the forward purchase agreement will be subject to the approval of Rothesay’s investment committee or other committee with decision-making authority to purchase the number of forward purchase shares approved by such committee and the other closing conditions set forth in the forward purchase agreement. Rothesay has the right to transfer all or a portion of its rights and obligation to purchase the forward purchase shares to forward transferees, subject to compliance with applicable securities laws. Any such forward transferee will be subject to the same terms and conditions under the forward purchase agreement. The forward purchase shares will be identical to the shares of Class A common stock underlying the units being sold in this offering, except that they will be subject to certain registration rights and transfer restrictions, as described herein under “Principal Stockholders — Restrictions on Transfers of Founder Shares, Private Shares and Forward Purchase Shares.” The funds from the sale of the forward purchase shares will be used as part of the consideration to the sellers in the initial business combination and any excess funds will be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their public shares and is intended to provide us with a minimum funding level for the initial business combination.

Preferred Stock

Our amended and restated certificate of incorporation will provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock issued and outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Each whole warrant entitles the registered holder to purchase one whole share of our Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of this offering or 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

We are not registering the shares of Class A common stock issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, we may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•        if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described above) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption to the warrantholders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. If necessary, we will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described above) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock issued and outstanding immediately after giving effect to such exercise.

If the number of issued and outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or during any extension period or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of issued and outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding warrants to make any change that adversely affects the interests of the registered holders of warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the warrantholder.

The warrant agreement and the warrants will be governed in all respects by the internal laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. We will agree pursuant to the warrant agreement and the warrants that any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement or the warrants will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we will irrevocably submit to such jurisdiction pursuant to the warrant agreement and the warrants, which jurisdiction will be exclusive. We will waive pursuant to the warrant agreement and the warrants any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or the Securities Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. A warrant holder cannot waive compliance with the federal securities laws and the rules and regulations thereunder pursuant to a forum provision. There is uncertainty whether a court would enforce a forum provision that does not permit federal jurisdiction over all suits brought to enforce ay duty or liability created by the Securities Act or the Exchange Act or the rules and regulations thereunder.

Working Capital Loans

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into shares of our Class A common stock at a price of $10.00 per share at the option of the lender. The terms of such working capital loans by our sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of our board of directors at such time. If we increase or decrease the size of the offering we will effect a stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders at 25% of the issued and outstanding shares of our common stock upon the closing of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of 65% of our common stock. Our initial stockholders, who will collectively own 25% of our common stock upon the closing of this offering through ownership of the founder shares (assuming they do not purchase any units in this offering and including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the excluded shares) and will collectively beneficially own approximately 28.1% of our common stock upon the closing of this offering (if the underwriters’ over-allotment option is not exercised) or approximately 27.9% of our common stock after this offering (if the underwriters’ over-allotment option is exercised in full), in each case through ownership of the founder shares and the private shares on a combined basis (assuming they do not purchase any units in this offering and including in such calculation the private shares and forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the excluded shares other than the private shares), will participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•        If we are unable to complete our initial business combination within 15 months from the closing of this offering or during any extension period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem all of the shares of Class A common stock held by our public stockholders, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•        Prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•        Although we do not intend to enter into an initial business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions that such an initial business combination is fair to our company from a financial point of view;

•        If a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act; whether or not we maintain our registration under the our Exchange Act or our listing on Nasdaq, we will provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above;

•        So long as we obtain and maintain a listing for our securities on Nasdaq, Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination;

•        If our stockholders approve an amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or during any extension period or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then issued and outstanding public shares; and

•        We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation will provide that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•        a stockholder who owns 15% or more of our issued and outstanding voting stock (otherwise known as an “interested stockholder”);

•        an affiliate of an interested stockholder; or

•        an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•        our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•        after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock issued and outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•        on or subsequent to the date of the transaction, the initial business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the issued and outstanding voting stock not owned by the interested stockholder.

Our amended and restated certificate of incorporation will provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders cannot waive our compliance with federal securities laws and the rules and regulations thereunder. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by written consent

Subsequent to the consummation of the offering, any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to our Class B common stock.

Classified Board of Directors

Our board of directors will initially be divided into two classes, Class I and Class II, with members of each class serving staggered two-year terms. Our amended and restated certificate of incorporation will provide that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then issued and outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Class B Common Stock Consent Right

For so long as any shares of Class B common stock remain issued and outstanding, we may not, without the prior vote or written consent of the holders of a majority of the shares of Class B common stock then issued and outstanding, voting separately as a single class, amend, alter or repeal any provision of our certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock. Any action required or permitted to be taken at any meeting of the holders of Class B common stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the issued and outstanding Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B common stock were present and voted.

Securities Eligible for Future Sale

Immediately after the closing of this offering (assuming no exercise of the underwriters’ over-allotment option) we will have 20,850,000 (or 23,940,000 if the underwriters’ over-allotment option is exercised in full) shares of common stock issued and outstanding. Of these shares, the 15,000,000 shares (or 17,250,000 if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 5,000,000 founder shares (or 5,750,000 founder shares if the underwriters’ over-allotment option is exercised in full) shares and all of the 850,000 private shares (or 940,000 private shares if the underwriters’ over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and the shares of Class B common stock and private shares are subject to transfer restrictions as set forth elsewhere in this prospectus. Upon the closing of the sale of the forward purchase shares, if any, all of such 1,000,000 shares will be restricted securities under Rule 144. These restricted securities will be entitled to registration rights as more fully described below under “— Registration Rights.”

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of Class A common stock then issued and outstanding, which will equal 158,500 shares immediately after this offering (or 181,900 if the underwriters exercise their over-allotment option in full) when the founder shares and private shares are included in such calculation as Class A common stock; or

•        the average weekly reported trading volume of the Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their founder shares and private shares, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, private shares and shares of our Class A common stock that may be issued upon conversion of working capital loans (and any shares of Class A common stock issuable upon the conversion of the founder shares) and their permitted transferees will be entitled to registration rights pursuant to the registration rights agreement that we have entered into with our sponsor, byNordic Holdings, byNordic Holdings II and our other initial stockholders, requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Class A common stock). Rothesay as the holder of the forward purchase shares that it may purchase pursuant to the forward purchase agreement and its permitted transferees will be entitled to registration rights for the forward purchase shares pursuant to the registration rights agreement that we will enter into with Rothesay if Rothesay purchases forward purchase shares pursuant to the forward purchase agreement. The holders of the majority of the securities under the registration rights agreement entered into with our sponsor, byNordic Holdings, byNordic Holdings II and our other initial stockholders are entitled to make up to three demands, excluding short form demands, that we register such securities. The holders of a majority of the forward purchase shares that Rothesay may purchase pursuant to the forward purchase agreement are entitled to make a single demand that we register such securities pursuant to the registration rights agreement that we will enter into with Rothesay if Rothesay purchases forward purchase shares pursuant to the forward purchase agreement. In addition, the holders of the securities under each of these registration rights agreements have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to list our units, Class A common stock and warrants on Nasdaq under the symbols “BYNOU,” “BYNO ” and “BYNOW,” respectively. We expect that our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date the shares of our Class A common stock and warrants are eligible to trade separately, we anticipate that the shares of our Class A common stock and warrants will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our units, shares of Class A common stock and warrants, which we refer to collectively as our securities. Because the components of a unit are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A common stock and one-half of one redeemable warrant components of the unit, as the case may be. As a result, the discussion below with respect to actual holders of Class A common stock and warrants should also apply to holders of units (as the deemed owners of the underlying Class A common stock and warrants that comprise the units). This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who purchased units in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•        financial institutions or financial services entities;

•        broker-dealers;

•        governments or agencies or instrumentalities thereof;

•        regulated investment companies;

•        real estate investment trusts;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own five percent or more of our voting shares;

•        insurance companies;

•        dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•        persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•        U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•        partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•        tax-exempt entities.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, it is possible that more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our Class A common stock and one-half of one warrant to acquire one share of our Class A common stock. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of Class A common stock and the one-half of one warrant based on the relative fair market value of each at the time of issuance. No statutory, administrative or judicial authority directly addresses how to determine the fair market value of securities, such as the Class A common stock and warrants, that are included as part of a unit but that do not trade separately from the unit at such time (which will be the case on the date the units are issued pursuant to this offering). Therefore, under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The price allocated to each share of Class A common stock and the one-half of one warrant should be the stockholder’s tax basis in such share or one-half of one warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of Class A common stock and the one-half of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the Class A common stock and the one-half of one warrant based on their respective relative fair market values (as determined by each such unit holder on all the relevant facts and circumstances) at the time of disposition. The separation of shares of Class A common stock and warrants comprising units should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the shares of Class A common stock and warrants and a holder’s purchase price allocation are not binding on the Internal Revenue Service (“IRS”) or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our units, shares of Class A common stock or warrants who or that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions.    If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at preferential long-term capital gains rates. It is unclear whether the redemption rights with respect to the Class A common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.    Upon a sale or other taxable disposition of our Class A common stock or warrants which, in general, would include a redemption of Class A common stock or warrants that is treated as a sale of such securities as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A common stock or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock or warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the Class A common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A common stock or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A common stock or the warrants based upon the then fair market values of the Class A common stock and the warrants included in the units) and (ii) the U.S. holder’s adjusted tax basis in its Class A common stock or warrants so disposed of. A U.S. holder’s adjusted tax basis in its Class A common stock or warrants generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of Class A common stock or one-half of one warrant or, as discussed below, the U.S. holder’s initial basis for Class A common stock received upon exercise of warrants) less, in the case of a share of Class A common stock, any prior distributions treated as a return of capital.

Redemption of Class A Common Stock.    In the event that a U.S. holder’s Class A common stock is redeemed pursuant to the redemption provisions described in this prospectus under the section of this prospectus entitled “Description of Securities — Common Stock” or if we purchase a U.S. holder’s Class A common stock in an open market transaction (each of which we refer to as a “redemption”), the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of the Class A common stock, the U.S. holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” above. If the redemption does not qualify as a sale of the Class A common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders — Taxation of Distributions”. Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of owning warrants) relative to all of our shares issued and outstanding both before and after the redemption. The redemption of Class A common stock generally will be treated as a sale of the Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include Class A common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of Class A common stock must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other shares of our stock. The redemption of the Class A common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed Class A common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Exercise or Lapse of a Warrant.    Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our Class A common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether the U.S. holder’s holding period for the Class A common stock received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Class A common stock received would equal the holder’s basis in the warrants exercised therefor. If the cashless exercise were treated as not being a gain realization event, it is unclear when a U.S. holder’s holding period in the Class A common stock would be treated as commencing. If the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a number of warrants having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Class A common stock received in respect of the warrants deemed surrendered and the U.S. holder’s tax basis in such warrants. Such gain or loss would be long-term or short-term, depending on the U.S. holder’s holding period in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the Class A common stock received would equal the sum of the U.S. holder’s initial investment in the exercised warrants (i.e., the portion of the U.S. holder’s purchase price for the units that is allocated to the warrants, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants. It is unclear whether a U.S. holder’s holding period for the Class A common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant. There may also be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. Holder’s gain or loss would be short-term.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Class A common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions.    The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrantholders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our Class A common stock, in each case which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment.

Information Reporting and Backup Withholding.    In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our units, shares of Class A common stock and warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

All U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our units, Class A common stock or warrants who or that is for U.S. federal income tax purposes:

•        a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•        a foreign corporation; or

•        an estate or trust that is not a U.S. holder

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions.    In general, any distributions (including constructive distributions) we make to a Non-U.S. holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sales proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a United States resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.    A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock, which would include a dissolution and liquidation in the event we do not complete an initial business combination within 15 months from the closing of this offering or during any extension period, or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•        the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A common stock, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A common stock. There can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a United States resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a United States real property holding corporation in the future until we complete an initial business combination. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Redemption of Class A Common Stock.    The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s Class A common stock generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s Class A common stock, as described under “U.S. Holders — Redemption of Class A Common Stock” above, and the consequences of the redemption to the Non-U.S. holder will be as described above under “Non-U.S. Holders — Taxation of Distributions” and “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants,” as applicable.

Exercise of a Warrant.    The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. holders — Exercise or Lapse of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described above in “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”

Possible Constructive Distributions.    The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The Non-U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrantholders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our Class A common stock, in each case which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax in the same manner as if the Non-U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment.

Information Reporting and Backup Withholding.    Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our units, shares of Class A common stock and warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

All Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

FATCA Withholding Taxes.    Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. All prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

UNDERWRITING

Keefe, Bruyette & Woods, Inc. and Drexel Hamilton, LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriters	Number of Units
Keefe, Bruyette & Woods, Inc.
Drexel Hamilton, LLC
I-Bankers Securities, Inc.
Total	15,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $         per unit. After the initial public offering, if all of the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The underwriters have advised us that they do not intend to make sales to discretionary accounts.

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 2,250,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

We, our sponsor, our officers and directors (including any affiliates thereof or any person in privity with us, our sponsor, our directors and officers or any affiliate thereof) have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the representatives, offer, sell, contract to sell, pledge, hedge or otherwise dispose of, directly or indirectly, any units, warrants, shares of common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of common stock, subject to certain exceptions. The representatives in their discretion may release any of the securities subject to these lock-up agreements at any time without notice, other than in the case of the officers and directors, which shall be with notice. Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and private shares pursuant to the insider letters as described herein.

Our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earliest of (a) one year after the completion of our initial business combination and (b) upon consummation of our initial business combination, (x) if the closing price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Stockholders — Transfers of Founder Shares and Private Shares”). The private shares will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Stockholders — Transfers of Founder Shares and Private Shares”).

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the underwriters. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, shares of common stock or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A common stock or warrants will develop and continue after this offering.

We have applied to list our units on Nasdaq under the symbol “BYNOU.” We expect that our Class A common stock and warrants will be listed under the symbols “BYNO” and “BYNOW, ” respectively, once the Class A common stock and warrants begin separate trading.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option. $0.35 per unit, or $5,250,000 (or $6,037,500 if the over-allotment option is exercised in full), of deferred underwriting commissions will be paid to the underwriters upon the completion of our initial business combination.

	Payable by byNordic Acquisition Corporation
	No Exercise	Full Exercise
Per Unit(1)	$0.55	$0.55
Total(1)	$8,250,000	$9,487,500

____________

(1)      Includes $0.35 per unit, or $5,250,000 (or $6,037,500 if the over-allotment option is exercised in full) in the aggregate payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on completion of an initial business combination, in an amount equal to $0.35 multiplied by the number of shares of Class A common stock sold as part of the units in this offering, as described in this prospectus, subject to the provisions of this paragraph.

If we do not complete our initial business combination and subsequently liquidate, the trustee and the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account upon liquidation, and (ii) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes to the public stockholders.

In connection with the offering, the underwriters may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option and stabilizing purchases, in accordance with Regulation M under the Exchange Act.

•        Short sales involve secondary market sales by the underwriters of a greater number of units than they are required to purchase in the offering.

•        “Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.

•        “Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.

•        Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•        To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•        To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

•        Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $910,000 excluding underwriting discounts and commissions. We have agreed to reimburse the underwriters for all expenses and fees related to the review by FINRA, which will not exceed $25,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We are not under any contractual obligation to engage any of the underwriters or one of their respective affiliates to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters or one of their respective affiliates may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters or their respective affiliates provides services to us after this offering, we may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including in connection with acting in an advising capacity or as a potential financing source in conjunction with our potential acquisition of a company. The underwriters and their affiliates have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•        to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•        to fewer than 100, or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriters for any such offer; or

•        in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

provided that no such offer of units referred to in the bullet points above shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no units have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the units which has been approved by the Financial Conduct Authority in the United Kingdom in accordance with the United Kingdom Prospectus Regulation and the FSMA and the Financial Services and Markets Act 2000 (referred to herein as the FMSA), except that offers of units may be made to the public in the United Kingdom at any time under the following exemptions under the United Kingdom Prospectus Regulation and the FSMA:

a)      to any legal entity which is a qualified investor as defined under the United Kingdom Prospectus Regulation;

b)      to fewer than 150 natural or legal persons (other than qualified investors as defined under the United Kingdom Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c)      at any time in other circumstances falling within section 86 of the FSMA, provided that no such offer of units shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the United Kingdom Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the United Kingdom Prospectus Regulation.

Each person in the United Kingdom who initially acquires any units or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the company and the underwriter that it is a qualified investor within the meaning of the United Kingdom Prospectus Regulation. In the case of any units being offered to a financial intermediary as that term is used in Article 5(1) of the United Kingdom Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the units acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•        released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•        used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:

•        to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•        to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•        in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public àl’épargne).

The units may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the

“SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is

•        a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•        a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except;

•        to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•        where no consideration is or will be given for the transfer; or

•        where the transfer is by operation of law.

Notice to Prospective Investors in Canada

Resale Restrictions

Any resale of the units in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Prospective Canadian Purchasers

By purchasing units in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions;

•        the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•        where required by law, the purchaser is purchasing as principal and not as agent; and

•        the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our officers and directors as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York, has passed upon the validity of the securities offered hereby on behalf of us. Certain legal matters will be passed upon on behalf of the underwriters by Ropes & Gray LLP.

EXPERTS

The financial statements of byNordic Acquisition Corporation as of December 31, 2020 and 2019, and for the year ended December 31, 2020 and for the period from December 27, 2019 (inception) through December 31, 2019, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph expressing substantial doubt about the ability of byNordic Acquisition Corporation to continue as a going concern as described in Note 1 to the financial statements) which is incorporated herein. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors of
byNordic Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of byNordic Acquisition Corporation (the “Company”) as of December 31, 2020 and 2019, and the related statements of operations, changes in stockholder’s equity (deficit) and cash flows for the year ended December 31, 2020 and for the period from December 27, 2019 (inception) through December 31, 2019 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from December 27, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

New York, NY
February 25, 2021, except for the third paragraph of Note 8, as to which the date is December 3, 2021

BYNORDIC ACQUISITION CORPORATION
BALANCE SHEETS

	September 30, 2021	December 31, 2020	December 31, 2019
	(Unaudited)	(Audited)	(Audited)
ASSETS
Cash	$5	$—	$—
Deferred offering costs	628,173	380,505	143,750
Total Assets	$628,178	$380,505	$143,750

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current liabilities
Accrued expenses and other current liabilities	$55,073	$150	$1,450
Accrued offering costs	276,098	58,348	38,750
Advances from related parties	—	—	105,000
Promissory note – related party	328,603	298,680	—
Total Current Liabilities	659,774	357,178	145,200

Commitments

Stockholder’s Equity (Deficit)
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding	—	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000, 5,750,000, and 0 issued and outstanding as of September 30, 2021, December 31, 2020 and, December 31, 2019, respectively(1)(2)	575	575	—
Additional paid-in capital	24,425	24,425	—
Accumulated deficit	(56,596)	(1,673)	(1,450)
Total Stockholder’s (Deficit) Equity	(31,596)	23,327	(1,450)
Total Liabilities and Stockholder’s Equity	$628,178	$380,505	$143,750

____________

(1)      September 30, 2021 and December 31, 2020 include 750,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

(2)      On February 22, 2021, we effected a stock dividend of 0.5 shares for each share of Class B common stock outstanding, resulting in our sponsor holding an aggregate of 4,312,500 Founder Shares. On November 17, 2021, the Company effected a stock dividend of 1/3 of a share for each share of Class B common stock outstanding, resulting in our sponsor, byNordic Holdings LLC (“byNordic Holdings”) and certain of our executive officers and directors holding an aggregate of 5,750,000 founder shares. All shares and associated amounts have been retroactively restated to reflect the stock dividend (see Notes 5 and 8).

The accompanying notes are an integral part of these financial statements.

BYNORDIC ACQUISITION CORPORATION
STATEMENTS OF OPERATIONS
(Unaudited)

	For the Nine Months Ended
	September 30, 2021	September 30, 2020
Formation and operational costs	$54,923	$73
Net Loss	$(54,923)	$(73)

Weighted average shares outstanding, basic and diluted(1)(2)	5,000,000	5,000,000

Basic and diluted net loss per common share	$(0.01)	$(0.00)

____________

(1)      This number excludes up to 750,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5 and 7).

(2)      On February 22, 2021, we effected a stock dividend of 0.5 shares for each share of Class B common stock outstanding, resulting in our sponsor holding an aggregate of 4,312,500 Founder Shares. On November 17, 2021, the Company effected a stock dividend of 1/3 of a share for each share of Class B common stock outstanding, resulting in our sponsor, byNordic Holdings and certain of our executive officers and directors holding an aggregate of 5,750,000 founder shares. All shares and associated amounts have been retroactively restated to reflect the stock dividend (see Notes 5 and 8).

BYNORDIC ACQUISITION CORPORATION
STATEMENTS OF OPERATIONS — (CONTINUED)
(Audited)

	For the twelve months ended December 31, 2020	For the Period from December 27, 2019 (Inception) Through December 31, 2019
Formation and operational costs	$223	$1,450
Net Loss	$(223)	$(1,450)

Weighted average shares outstanding, basic and diluted(1)(2)	5,000,000	—

Basic and diluted net loss per common share	$(0.00)	$(0.00)

____________

(1)      This number excludes up to 750,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5 and 7).

(2)      On February 22, 2021, we effected a stock dividend of 0.5 shares for each share of Class B common stock outstanding, resulting in our sponsor holding an aggregate of 4,312,500 Founder Shares. On November 17, 2021, the Company effected a stock dividend of 1/3 of a share for each share of Class B common stock outstanding, resulting in our sponsor, byNordic Holdings and certain of our executive officers and directors holding an aggregate of 5,750,000 founder shares. All shares and associated amounts have been retroactively restated to reflect the stock dividend (see Notes 5 and 8).

The accompanying notes are an integral part of these financial statements.

BYNORDIC ACQUISITION CORPORATION
STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)
(Unaudited)

	Nine Months Ended September 30, 2020
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity (Deficit)
	Shares(1)(2)	Amount
Balance, December 31, 2019	$—	$—	$—	$(1,450)	$(1,450)
Issuance of Founder Shares to Sponsor	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	(73)	(73)
Balance, September 30, 2020	$5,750,000	$575	$24,425	$(1,523)	$23,477
	Nine Months Ended September 30, 2021
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares(1)(2)	Amount
Balance, December 31, 2020	$5,750,000	$575	$24,425	$(1,673)	$23,327
Net income	—	—	—	(54,923)	(54,923)
Balance, September 30, 2021	$5,750,000	$575	$24,425	$(56,596)	$(31,596)

____________

(1)       This number excludes up to 750,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5 and 7).

(2)      On February 22, 2021, we effected a stock dividend of 0.5 shares for each share of Class B common stock outstanding, resulting in our sponsor holding an aggregate of 4,312,500 Founder Shares. On November 17, 2021, the Company effected a stock dividend of 1/3 of a share for each share of Class B common stock outstanding, resulting in our sponsor, byNordic Holdings and certain of our executive officers and directors holding an aggregate of 5,750,000 founder shares. All shares and associated amounts have been retroactively restated to reflect the stock dividend (see Notes 5 and 8).

BYNORDIC ACQUISITION CORPORATION
STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)— (CONTINUED)
(Audited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity (Deficit)
	Shares	Amount
Balance, December 27, 2019 (inception)	$—	$—	$—	$—	$—
Net loss	—	—	—	(1,450)	(1,450)
Balance, December 31, 2019	—	—	—	(1,450)	(1,450)
Issuance of Founder Shares to Sponsor(1)(2)	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	(223)	(223)
Balance, December 31, 2020	$5,750,000	$575	$24,425	$(1,673)	$23,327

____________

(1)      This number excludes up to 750,000 shares that were subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5 and 7).

(2)      On February 22, 2021, we effected a stock dividend of 0.5 shares for each share of Class B common stock outstanding, resulting in our sponsor holding an aggregate of 4,312,500 Founder Shares. On November 17, 2021, the Company effected a stock dividend of 1/3 of a share for each share of Class B common stock outstanding, resulting in our sponsor, byNordic Holdings and certain of our executive officers and directors holding an aggregate of 5,750,000 founder shares. All shares and associated amounts have been retroactively restated to reflect the stock dividend (see Notes 5 and 8).

The accompanying notes are an integral part of these financial statements.

BYNORDIC ACQUISITION CORPORATION
STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
	September 30, 2021	September 30, 2020
Cash flows from Operating Activities:
Net income/(loss)	$(54,923)	$(73)
Changes in operating assets and liabilities:
Other current liabilities	(150)	—
Accrued expenses	55,073	73
Net cash provided by operating activities	—	—

Cash flows from Financing Activities:
Advances from related party	—	—
Proceeds from promissory note – related party	29,923	—
Payment of offering costs	(29,918)	—
Net cash used in financing activities	5	—

Net Change in Cash	5	—
Cash – Beginning	—	—
Cash – Ending	$5	$—

Supplemental disclosure of non-cash investing and financing activities:
Deferred offering costs paid by Sponsor in exchange for issuance of Class B common stock	$—	$25,000
Offering costs included in accrued offering costs	$276,098	$90,418
Conversion of advances from related party to promissory note – related party	$—	$118,750
Deferred offering costs paid by Sponsor	$—	$69,258

BYNORDIC ACQUISITION CORPORATION
STATEMENTS OF CASH FLOWS — (CONTINUED)
(Audited)

	Twelve Months Ended December 31, 2020	For the Period from December 27, 2019 (Inception) Through December 31, 2019
Cash flows from Operating Activities:
Net loss	$(223)	$(1,450)
Changes in operating assets and liabilities:
Other current liabilities	(150)	—
Accrued expenses	73	1,450
Net cash used in operating activities	—	—

Cash flows from Financing Activities:
Advances from related party	13,750	105,000
Proceeds from promissory note – related party	178,407	—
Payment of offering costs	(192,157)	(105,000)
Net cash provided by financing activities	—	—

Net Change in Cash	—	—
Cash – Beginning	—	—
Cash – Ending	$—	$—

Supplemental disclosure of non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$58,348	$38,750
Deferred offering costs paid directly by Sponsor in exchange for issuance of Class B common stock	$25,000	$—
Conversion of advances from related party to promissory note – related party	$118,750	$—

The accompanying notes are an integral part of these financial statements.

BYNORDIC ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

byNordic Acquisition Corporation (the “Company”) was incorporated in Delaware on December 27, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2021, the Company had not commenced any operations. All activity for the period from December 27, 2019 (inception) through September 30, 2021 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 15,000,000 units (or 17,250,000 Units if the underwriters’ over-allotment option is exercised in full) (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit, which is discussed in Note 3, and the sale of 8,500,000 shares of the Company’s Class A common stock (or 9,400,000 shares of the Company’s Class A common stock if the underwriters’ over-allotment option is exercised on full) (the “Private Shares”) at a price of $10.00 per Private Share in a private placement to the Company’s sponsor, Water by Nordic AB (the “Sponsor”), byNordic Holdings and byNordic Holdings II LLC (“byNordic Holdings II”) that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company must complete its initial Business Combination with one or more target companies having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that $10.00 per Unit sold in the Proposed Public Offering, including the proceeds of the sale of the Private Shares to be sold at $10.00 per share, will be held in a trust account (“Trust Account”) in an amount equal to $10.20 per Unit and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.20 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business

BYNORDIC ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor, officers and directors have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have 15 months from the closing of the Proposed Public Offering to complete a Business Combination as such deadline may be extended for an additional three month period for a total of up to 18 months to complete a Business Combination if the Company’s sponsor or any of its affiliates or designees, upon five business days’ advance notice prior to the date of the deadline for completing our initial business combination, pays an additional $0.10 per public share into the trust account ($1,500,000 or, if the underwriters’ over-allotment option is exercised in full, $1,725,000) in respect of such extension period on or prior to the date of the deadline (in connection with which our shareholders will have no right to redeem their public shares), or by such other further extended deadline that the Company may have to consummate a Business Combination beyond 18 months as a result of a stockholder vote to amend our amended and restated certificate of incorporation (in connection with which the Company’s shareholders will have a right to redeem their public shares) (the “Combination Period”). Any payment for the three-month extension for deposit to the trust account by our sponsor or any of its affiliates or designees referred to above is expected to be made in the form of a non-interest bearing loan or loans. The terms of the promissory note to be issued by us in connection with any such loans have not yet been negotiated. If we complete our initial business combination, we would expect to repay such loans from funds that are released to us from the trust account or, at the option of our sponsor or its affiliates or designees (as applicable), convert all or a portion of the total loaned amount into private shares at a price of $10.00 per private share, which private shares will be identical to the private shares described herein. If we do not complete a business combination, we will repay

BYNORDIC ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

such loans only from funds held outside of the trust account. In the event that we receive notice from our sponsor five business days prior to the applicable deadline of its intent to effect an extension in this manner, we intend to issue a press release announcing such intention at least three days prior to the deadline. In addition, we intend to issue a press release the day after the deadline announcing whether or not the funds have been timely deposited. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.20) (or, if we exercise our right to make an additional deposit to the trust account in order to extend the deadline for the consummation of our initial business combination by an additional three months, $10.30 per share).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share (or $10.30 per Public Share, if applicable) and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per share (or $10.30 per share, if applicable) due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

BYNORDIC ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Going concern consideration

At September 30, 2021, the Company had $5.00 in cash and a working capital deficiency of $659,769. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. The Sponsor has agreed to loan the Company up to an aggregate amount of $500,000 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering (the “Promissory Note”). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. All information except paragraph three of Note 8 included in these notes to the financial statements related to periods after February 25, 2021 is unaudited.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

BYNORDIC ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $5, $0 and $0 in cash as of September 30, 2021, December 31, 2020 and December 31, 2019, respectively, and did not have any cash equivalents at September 30, 2021, December 31, 2020 and December 31, 2019.

Deferred offering costs

Deferred offering costs consist of accounting and legal expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Anchor Investors

The Company complies with ASC 470 Debt — Debt with Conversion and Other Options (Subtopic 470-20) and SAB Topic 5.A to account for the valuation of the Founder shares acquired by the Anchor Investors. The founder shares purchased by the Anchor Investors represent a capital contribution for the benefit of the Company and are recorded as offering costs and reflected as a reduction in the proceeds from the offering and offering expenses in accordance with ASC 470 and Staff Accounting Bulletin Topic 5A. As such, upon issuance of the Founder shares to the Anchor Investors the valuation of these shares will be recognized as a deferred offering cost and will be charged to stockholders’ equity.

Stock Based Compensation

The Company complies with ASC 718 Compensation — Stock Compensation regarding founder shares acquired by a director and officer of the Company at the same price acquired by the Sponsor. The acquired shares shall vest upon the Company consummating an initial business combination (the “Vesting Date”). If prior to the Vesting Date, the Director of officer is removed from office or ceases to be a Director or officer, the Company will have the right to repurchase the individual’s founder shares at the price paid by the individual. The founder shares owned by the Director and officer (1) may not be sold or transferred, until six months after the consummation of a business combination, (2) not be entitled to redemption from the funds held in the trust account, or any liquidating distributions. The Company has 15 months from the date of the initial public offering to consummate a business combination, and if a business combination is not consummated, the Company will liquidate and the shares will become worthless.

The shares were issued on March 31, 2021, and the shares vest, not upon a fixed date, but upon consummation of an initial business combination. Since the approach in ASC 718 is to determine the fair value without regard to the vesting date, the Company has determined the valuation of the Class B shares as of March 31, 2021. The valuation resulted in a fair value of $4.21 per share as of March 31, 2021, or an aggregate of $842,295 for the 200,189 shares. The aggregate amount paid for the transferred shares was approximately $900. The excess fair value over the amount paid is $841,395, which is the amount of share-based compensation expense which the Company will recognize upon consummation of the Proposed Public Offering.

BYNORDIC ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity is evaluated at the end of each reporting period. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants to be issued in the Proposed Public Offering meet the requirements for equity classification.

Income taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2021, December 31, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed de minimis for the period ending September 30, 2021 and September 30, 2020.

Common Stock Subject to Possible Redemption

The Company accounts for its shares of Class A common stock subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable shares of Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s shares of Class A common stock feature certain redemption rights that is considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Net income/(loss) per common share

Net income/(loss) per share is computed by dividing net income/(loss) by the weighted average number of shares of common stock outstanding during the period. On February 22, 2021, the Company effected a stock dividend of 0.5 shares of Class B common stock outstanding. At September 30, 2021, December 31, 2020 and March 31, 2020, there were 4,312,500 shares of Class B common stock shares issued and outstanding, of which an aggregate of up to 562,500 shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised

BYNORDIC ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

in full or in part. On November 17, 2021, the Company effected a stock dividend of 1/3 of a share for each share of Class B common stock outstanding, after which there are 5,750,000 shares of Class B common stock shares issued and outstanding, of which an aggregate of up to 750,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial stockholders will collectively own 25% of the Company’s issued and outstanding common stock after the Proposed Public Offering through ownership of shares of Class B common stock (including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the private shares, any shares of Class A common stock issued to our sponsor or its affiliates upon the conversion of working capital loans, any securities issued or issuable to any seller in an initial business combination and any shares issuable upon exercise of the warrants ). Our initial stockholders will collectively own approximately 28.1% of our common stock after this offering (if the underwriters’ over-allotment option is not exercised) or approximately 27.9% of our common stock after this offering (if the underwriters’ over-allotment option is exercised in full), in each case through ownership of the founder shares and private shares (assuming they do not purchase any units in this offering and including in such calculation the private shares and any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the excluded shares other than the private shares ). At September 30, 2021, December 31, 2020 and March 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted income per share is the same as basic income per share for the periods presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt — debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’ Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’ Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3. PROPOSED OFFERING

Units

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 15,000,000 Units (or 17,250,000 Units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit will consist of one share of Class A common stock and one-half of one redeemable warrant (“Warrant”). Each whole Warrant will entitle the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

BYNORDIC ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 3. PROPOSED OFFERING (cont.)

Warrants

There are no warrants currently outstanding. Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Proposed Public Offering. The warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration under the Securities Act of the shares of Class A common stock issuable upon exercise of the warrants and thereafter will use its reasonable best efforts to cause the same to become effective within 60 business days following the Business Combination and to maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may redeem the warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to each warrant holder.

If the Company calls the warrants for redemption for cash, management will have the option to require all holders that wish to exercise the warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its

BYNORDIC ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 3. PROPOSED OFFERING (cont.)

affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

NOTE 4. PRIVATE PLACEMENT

Our sponsor, byNordic Holdings and byNordic Holdings II have agreed, pursuant to their respective securities purchase agreements entered into with us, to purchase 850,000 private shares in the aggregate at $10.00 per share for gross proceeds of $8,500,000 in the aggregate (or 940,000 private shares in the aggregate at $10.00 per share for gross proceeds of $9,400,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur concurrently with the consummation of our initial business combination. The proceeds from the sale of the private shares will be added to the net proceeds from the Proposed Public Offering to be held in the Trust Account. The holders of the private shares will not have any right to amounts held in the Trust Account as holders of the private shares. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the private shares held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the private shares will be worthless. The proceeds from the sale of the private shares will be added to the net proceeds from the Proposed Public Offering to be held in the trust account. The holders of the private shares will not have any right to amounts held in the trust account as holders of the private shares. The private shares may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination. If the Company does not complete an initial business combination within 15 months following the closing within the Combination Period as such deadline may be extended for an additional three month period for a total of up to 18 months to complete our initial business combination in connection with our sponsor or any of its affiliates or designees, upon five business days’ advance notice prior to the date of the deadline for completing our initial business combination, paying an additional $0.10 per public share into the trust account ($1,500,000 or, if the underwriters’ over-allotment option is exercised in full, $1,725,000) in respect of such extension period on or prior to the date of the deadline (in connection with which our shareholders will have no right to redeem their public shares), or by such other further extended deadline that we may have to consummate an initial business combination beyond 18 months as a result of a stockholder vote to amend our amended and restated certificate of incorporation (in connection with which our shareholders will have a right to redeem their public shares as described herein), the proceeds from the sale of the Private Shares held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On February 4, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration of 2,875,000 shares of the Company’s Class B common stock (the “Founder Shares”). During February 2021, the Company effected a stock dividend of 0.5 shares for each share of Class B common stock outstanding, resulting in the Sponsor holding an aggregate of 4,312,500 Founder Shares.

On November 17, 2021, the Company effected a stock dividend of 1/3 of a share for each share of Class B common stock outstanding, resulting in our sponsor, byNordic Holdings and certain of our executive officers and directors holding an aggregate of 5,750,000 founder shares. All shares and associated amounts have been retroactively restated to reflect the stock dividend (see Note 7).

BYNORDIC ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

The Founder Shares include an aggregate of up 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial stockholders will own, on an as-converted basis, 25% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering and including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the private shares, any shares of Class A common stock issued to our sponsor or its affiliates upon the conversion of working capital loans, any securities issued or issuable to any seller in an initial business combination and any shares issuable upon exercise of the warrants).

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Advances from related party

As of December 31, 2019, the Sponsor advanced the Company an aggregate of $105,000 to fund expenses in connection with the Proposed Public Offering. The advances were non-interest bearing and payable upon demand. On February 26, 2020, the advances were converted into loans under the Promissory Note (see below).

Promissory note — related party

On February 26, 2020, the Company issued the Promissory Note to the Sponsor, pursuant to which the Company may borrow up to an aggregate amount of $300,000 to cover expenses related to the Proposed Public Offering. The Promissory Note is non-interest bearing and payable on the earlier of March 31, 2022 or the completion of the Proposed Public Offering. On February 26, 2020, the Company borrowed $13,750 under the Promissory Note and advances of $105,000 were converted into loans under the Promissory Note. As of September 30, 2021 and December 31, 2020, there was $328,603 and $298,680 outstanding under the Promissory Note, respectively.

On May 24, 2021, the Sponsor amended and restated the Promissory Note to increase the principal amount that may be loaned under the promissory note from $300,000 to $400,000. On November 15, 2021, the Sponsor amended and restated the Promissory Note to increase the principal amount that may be loaned under the promissory note from $400,000 to $500,000. The principal balance of the Promissory Note is due on the earlier to occur of (i) March 31, 2022 and (ii) the date on which the Company consummates the IPO pursuant to the amended and restated Promissory Note. (See Note 8).

Administrative services agreement

Commencing on the effective date of the Proposed Public Offering, the Company will agree to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.

Related party loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The Working Capital Loans may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the Working Capital Loans may be converted upon completion of a Business Combination into shares of our Class A common stock at a price of $10.00 per share. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

BYNORDIC ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS

Registration rights

The holders of the Founder Shares, private shares and shares of our Class A common stock that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Company’s Class A common stock). The holders of the majority of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities pursuant to a registration rights agreement entered into with the Company. Rothesay Investment SARL SPF, a member of the Sponsor, has agreed, pursuant to a forward purchase agreement entered into with us, to purchase up to 1,000,000 shares of Class A common stock (referred to herein as the forward purchase shares) at $10.00 per share for gross proceeds up to $10,000,000 in a private placement that will occur concurrently with the consummation of our initial business combination. Rothesay’s purchase of forward purchase shares pursuant to the forward purchase agreement will be subject to the approval of Rothesay’s investment committee or other committee with decision-making authority to purchase the number of forward purchase shares approved by such committee and the other closing conditions set forth in the forward purchase agreement. If Rothesay Investment SARL SPF purchases forward purchase shares pursuant to the forward purchase agreement, the holders of a majority of these forward purchase shares will be entitled to make a single demand that the Company register such forward purchase shares pursuant to a registration rights agreement that will be entered into between the Company and Rothesay. In addition, pursuant to the registration rights agreements, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

The holders of the founder shares, private shares and shares of our Class A common stock that may be issued upon conversion of working capital loans (and any shares of Class A common stock issuable upon the conversion of the founder shares) and their permitted transferees will be entitled to registration rights pursuant to the registration rights agreement that we have entered into with our sponsor, byNordic Holdings, byNordic Holdings II and our other initial stockholders, requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Class A common stock). Rothesay as the holder of the forward purchase shares that it may purchase pursuant to the forward purchase agreement and its permitted transferees will be entitled to registration rights for the forward purchase shares pursuant to the registration rights agreement that we will enter into with Rothesay if Rothesay purchases forward purchase shares pursuant to the forward purchase agreement. The holders of the majority of the securities under the registration rights agreement entered into with our sponsor, byNordic Holdings, byNordic Holdings II and our other initial stockholders are entitled to make up to three demands, excluding short form demands, that we register such securities. The holders of a majority of the forward purchase shares that Rothesay may purchase pursuant to the forward purchase agreement are entitled to make a single demand that we register such securities pursuant to the registration rights agreement that we will enter into with Rothesay if Rothesay purchases forward purchase shares pursuant to the forward purchase agreement. In addition, the holders of the securities under each of these registration rights agreements have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act.

Underwriting agreement

The Company will grant the underwriters a 45-day option from the date of Proposed Public Offering to purchase up to 2,250,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $3,000,000 in the aggregate (or $3,450,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, the underwriters will be entitled to a deferred fee of $0.35 per Unit, or

BYNORDIC ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS (cont.)

$5,250,000 in the aggregate (or $6,037,500 in the aggregate if the underwriters’ over-allotment option is exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Anchor Investors

The anchor investors (none of which are affiliated with any member of our management team, our sponsor or any other anchor investor) have expressed to us an interest in purchasing in the aggregate up to approximately $146.4 million of the units which is approximately 97.6% of the units in this offering at the public offering price; provided, that no more than $14.85 million of the units in this offering shall be purchased by each anchor investor in such manner. Further, the anchor investors are expected to enter into separate letter agreements with us and our sponsor (after deducting certain shares held for the benefit of officers and directors) and byNordic Holdings pursuant to which, subject to the conditions set forth therein, the anchor investors will agree to purchase, upon the closing of this offering, for nominal consideration, up to an aggregate of 1,109,091 founder shares held by our sponsor and byNordic Holdings on a pro rata basis according to the number of founder shares held by each of our sponsor (after deducting certain shares held for the benefit of officers and directors) and byNordic Holdings (or, in the alternative, our sponsor and byNordic Holdings shall forfeit the relevant number of founder shares to us in order for us to issue the same number of founder shares to the anchor investor). The negotiations between us, our sponsor and byNordic Holdings and each anchor investor were separate and there are no arrangements or understandings among the anchor investors with regard to voting, including voting with respect to our initial business combination other than with respect to the voting of their founder shares as described below.

The anchor investors have not been granted any stockholder or other rights that are in addition to those granted to our other public stockholders and will purchase the founder shares for nominal consideration. Each anchor investor has agreed in its individually negotiated letter agreement entered into with us and our sponsor and byNordic Holdings to vote its founder shares to approve our initial business combination except to the extent that such anchor investor has notified us that its internal compliance procedures prevents it from entering into an agreement controlling the manner in which it will vote its founder shares in any manner including, without limitation, voting to approve our initial business combination. Further, unlike some anchor investor arrangements of other blank check companies, the anchor investors are not required to (i) hold any units, Class A common stock or warrants that they may purchase in this offering or thereafter in the open market for any amount of time or (ii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The anchor investors will have no rights to the funds held in the trust account with respect to the founder shares held by them. The anchor investors will have the same rights to the funds held in the trust account with respect to the Class A common stock underlying the units they may purchase in this offering as the rights afforded to our other public stockholders.

NOTE 7. STOCKHOLDER’S EQUITY (DEFICIT)

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001. At September 30, 2021, December 31, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock, with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At September 30, 2021, December 31, 2020 and December 31, 2019, there were no shares of Class A common stock issued or outstanding.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock, with a par value of $0.0001 per share. Holders of the Class B common stock are entitled to one vote for each share. On February 22, 2021, the Company effected a stock dividend of 0.5 shares of Class B common stock outstanding. On November 17, 2021, the Company effected a stock dividend of 1/3 of a share for each share of Class B common stock outstanding, resulting in our sponsor, byNordic Holdings and certain of our executive officers and directors holding an aggregate of 5,750,000 founder shares. At September 30, 2021 and December 31, 2020, there were 5,750,000 shares of Class B common stock shares issued and outstanding, of which an aggregate of up to 750,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial stockholders will collectively own 25% of the Company’s issued and outstanding common stock after the Proposed Public

BYNORDIC ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 7. STOCKHOLDER’S EQUITY (DEFICIT) (cont.)

Offering through ownership of shares of Class B common stock (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering and including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the private shares, any shares of Class A common stock issued to our sponsor or its affiliates upon the conversion of working capital loans, any securities issued or issuable to any seller in an initial business combination and any shares issuable upon exercise of the warrants (referred to herein as the excluded shares). All shares and associated amounts have been retroactively restated to reflect the share surrender and stock split (see Note 5). At December 31, 2019 there were no shares of Class B common stock outstanding.

Holders of Class A common stock and Class B common stock will be entitled to one vote for each share. Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders, except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Proposed Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 25% of the sum of the total number of all shares of common stock outstanding upon the completion of the Proposed Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the excluded shares).

NOTE 8. SUBSEQUENT EVENTS

The Company has evaluated subsequent events after the balance sheet date through December 3, 2021, the date the financial statements were issued. Based on this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On November 15, 2021, the Sponsor amended and restated the Promissory Note increasing the principal amount that may be loaned under the Promissory Note from $400,000 in the previously amended and restated Promissory Note to $500,000 under the amended and restated Promissory Note. The principal balance of the Promissory Note is due on the earlier to occur of (i) March 31, 2022 and (ii) the date on which the Company consummates the IPO pursuant to the amended and restated Promissory Note.

On November 17, 2021, the Company effected a stock dividend of 1/3 of a share for each share of Class B common stock outstanding, resulting in the Sponsor, byNordic Holdings and certain of the Company’s executive officers and directors holding an aggregate of 5,750,000 founder shares. All shares and associated amounts have been retroactively restated to reflect the stock dividend.

15,000,000 Units

byNordic Acquisition Corporation

_________________________________________

PRELIMINARY PROSPECTUS

January 18, 2022

_________________________________________

Book-Running Managers

Keefe, Bruyette & Woods	Drexel Hamilton
A Stifel Company
I-Bankers Securities, Inc.

Until         , 2022 (25 days after the date of this prospectus), all dealers that buy, sell or trade our Class A common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	$300,000
Accounting fees and expenses	175,000
SEC/FINRA Expenses	50,000
Travel and road show	25,000
NASDAQ listing and filing fees	75,000
Printing and engraving expenses	35,000
Miscellaneous expenses	250,000
Total offering expenses	$910,000

Item 14.     Indemnification of Directors and officers.

Our amended and restated certificate of incorporation will provide that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)     A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)     To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)     Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)     For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)     The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.

Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which will be conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

Our bylaws, which we intend to adopt immediately prior to the closing of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those which will be set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnification agreements with each of our officers and directors a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement to be filed as an exhibit to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.     Recent Sales of Unregistered Securities.

In February 2020, the Sponsor purchased 2,875,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.009 per share. In February, 2021, we effected a stock dividend of 0.5 shares for each share of Class B common stock outstanding, resulting in the Sponsor holding an aggregate of 4,312,500 founder shares (up to an aggregate of 562,500 of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised in full or in part). On November 17, 2021, we made a stock dividend of 1/3 of a share for each founder share outstanding, resulting in our initial stockholders owning an aggregate of 5,750,000 founder shares. Up to an aggregate of 750,000 of the founder shares are subject to forfeiture to the extent the underwriters do not exercise their over-allotment option in full. The number of founder shares issued was determined based on the expectation that the founder shares would represent 25% of the issued and outstanding shares of common stock upon completion of this offering including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the private shares, any shares of Class A common stock issued to our sponsor or its affiliates upon the conversion of working capital loans, any securities issued or issuable to any seller in an initial business combination and any shares issuable upon exercise of the warrants). Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D.

In addition, the Sponsor, byNordic Holdings and byNordic Holdings II have agreed, pursuant to their respective securities purchase agreements entered into with us, to purchase 850,000 private shares in the aggregate at $10.00 per share for gross proceeds of $8,500,000 in the aggregate (or 940,000 private shares in the aggregate at $10.00 per share for gross proceeds of $9,400,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur concurrently with the consummation of our initial business combination. The proceeds from the sale of the private shares will be added to the net proceeds from the closing of the offering to be held in the trust account. The holders of the private shares will not have any right to amounts held in the trust account as holders of the private shares. The private shares may not, subject to certain limited exceptions, be transferred, assigned or sold by any holder of the private shares until 30 days after the completion of our initial business combination. If we do not complete an initial business combination within 15 months following the closing of the offering (as such deadline may be extended by any extension period), the proceeds from the sale of the private shares held in the trust account will be used to fund the redemption of the public shares (subject to the requirements of applicable law) and the private shares will not have any right to amounts on deposit in the trust account and the private shares will be worthless. This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 16.     Exhibits and Financial Statement Schedules.

(a)     Exhibits.    The list of exhibits preceding the signature page of this registration statement is incorporated herein by reference.

(b)    Financial Statements.    See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17.     Undertakings.

(a)     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit	Description
1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation*
3.2	Form of Amended and Restated Certificate of Incorporation*
3.3	By Laws*
4.1	Specimen Unit Certificate*
4.2	Specimen Class A Common Stock Certificate*
4.3	Specimen Warrant Certificate**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company, LLC and the Registrant**
5.1	Opinion of Ellenoff Grossman & Schole LLP**
10.1	Form of Letter Agreement among the Registrant, byNordic Holdings LLC, byNordic Holdings II LLC, our executive officers and directors and the Sponsor*
10.2	Promissory Note, dated February 26, 2020, issued to the Sponsor*
10.2.1	Amended and Restated Promissory Note, dated May 24, 2021, issued to the Sponsor*
10.2.2	Amended and Restated Promissory Note, dated November 15, 2021, issued to the Sponsor*
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company, LLC and the Registrant*
10.4	Form of Amended and Restated Registration Rights Agreement by and among the Registrant, byNordic Holdings LLC, byNordic Holdings II LLC, the Sponsor and the other parties identified therein*
10.5	Securities Subscription Agreement, dated February 3, 2020, between the Registrant and the Sponsor*
10.6	Form of Securities Purchase Agreement between the Registrant and the Sponsor*
10.7	Form of Securities Purchase Agreement between the Registrant and byNordic Holdings LLC*
10.8	Form of Securities Purchase Agreement between the Registrant and byNordic Holdings II LLC*
10.9	Form of Indemnity Agreement*
10.10	Form of Administrative Support Agreement between the Registrant and the Sponsor*
10.11	Form of Second Amended and Restated Forward Purchase Agreement between the Registrant and Rothesay Investment SARL SPF*
10.12	Securities Purchase Agreement, dated May 7, 2021, among the Registrant, the Sponsor and byNordic Holdings LLC*
10.13	Form of Registration Rights Agreement between the Registrant and Rothesay Investment SARL SPF*
14	Form of Code of Ethics*
23.1	Consent of Marcum LLP**
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)**
24	Power of Attorney (included on signature page)**
99.1	Form of Audit Committee Charter*
99.2	Form of Compensation Committee Charter*
99.3	Consent of Fredrik Elmberg*
99.4	Consent of Steven Wasserman*

____________

*        Previously filed

**      Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of January, 2022.

BYNORDIC ACQUISITION CORPORATION
By:	/s/ Michael Hermansson
Name: Michael Hermansson Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Hermansson his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Jonas Olsson	Chairman of the Board	January 18, 2022
Jonas Olsson
/s/ Michael Hermansson	Chief Executive Officer	January 18, 2022
Michael Hermansson	(Principal Executive Officer)
/s/ Thomas Fairfield	Chief Financial Officer and Chief Operating Officer	January 18, 2022
Thomas Fairfield	(Principal Financial and Accounting Officer)
/s/ Anna Yukiko Bickenbach	Director	January 18, 2022
Anna Yukiko Bickenbach
/s/ Anders Norlin	Director	January 18, 2022
Anders Norlin